UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

RIVIERA HOLDINGS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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MERGER PROPOSAL – YOUR VOTE IS IMPORTANT

Dear Riviera Stockholders:

You are cordially invited to attend our annual meeting of stockholders scheduled to be held at the Riviera Hotel and Casino, 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109 on Tuesday, August 8, 2006 at 11:00 a.m., Las Vegas time. At this important meeting, you will be asked to approve the Agreement and Plan of Merger, dated as of April 5, 2006, by and among Riviera Holdings Corporation, Riv Acquisition Holdings Inc. and Riv Acquisition Inc. If the merger agreement is approved, we will become a subsidiary of Riv Acquisition Holdings Inc. and you will receive $17.00 in cash for each share of common stock that you own.

Riviera’s board of directors has carefully reviewed and considered the terms and conditions of the Agreement and Plan of Merger. Based on its review, Riviera’s board determined that the merger is in the best interests of the Company and our stockholders. Riviera’s board unanimously recommends that stockholders vote “FOR” approval of the Agreement and Plan of Merger at the annual meeting. In reaching it’s determination, Riviera’s board of directors considered a number of factors described in the accompanying proxy statement.

Your vote is important. In order to approve the Agreement and Plan of Merger, holders of at least 60% of the outstanding shares of our common stock must vote in favor of it, with each share of common stock entitled to one vote. Regardless of whether you plan to attend the meeting, please complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope to ensure that your shares are represented at the meeting. Returning the proxy card does not deprive you of your right to attend the meeting and vote your shares in person. If you fail to vote, the effect will be the same as a vote against the Agreement and Plan of Merger, so it is important that all stockholders vote as early as possible.

If you have any questions about the proposed merger or about how to vote your shares, please call Riviera’s proxy solicitor, MacKenzie Partners, Inc., toll-free at 800-322-2885.

The accompanying proxy statement explains the Agreement and Plan of Merger and the proposed merger transaction in detail and provides specific information concerning the other voting proposals at the annual meeting. Please review this document carefully.

Thank you in advance for your continued support.

Sincerely,

/s/ WILLIAM L. WESTERMAN

William L. Westerman
Chairman of the Board

This proxy statement is dated June 29, 2006 and we are commencing mailing it to our stockholders on July 10, 2006.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF

RIVIERA HOLDINGS CORPORATION

To Be Held on Tuesday, August 8, 2006

We will hold the annual meeting of the stockholders of Riviera Holdings Corporation, a Nevada corporation, at the Riviera Hotel and Casino, 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109 on Tuesday, August 8, 2006, at 11:00 a.m., Las Vegas time. The items of business at the meeting will be:

1.	To approve the Agreement and Plan of Merger, dated as of April 5, 2006, by and among Riviera Holdings Corporation, Riv Acquisition Holdings Inc. and Riv Acquisition Inc. If we consummate the merger, we will become a subsidiary of Riv Acquisition Holdings Inc., and upon surrender of your stock certificates you will receive $17.00 in cash for each of your shares of our common stock.

2.	To adjourn the annual meeting, if necessary or appropriate, to solicit additional proxies for approval of the Agreement and Plan of Merger.

3.	To elect the five members of our board of directors.

4.	To act on other matters and transact other business as may properly come before the annual meeting or at any re-convenings thereof.

We have fixed July 7, 2006 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the annual meeting (including any re-convenings thereof). Only holders of record of our common stock at the close of business on that date are entitled to vote at the annual meeting. A complete list of those stockholders can be examined by any such stockholder for any purpose germane to the annual meeting, during ordinary business hours, at our offices located at 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109. Regardless of whether you plan to attend the annual meeting, please submit your proxy as soon as possible. Voting by proxy will ensure that you are represented at the annual meeting even if you are not there in person. Please review the instructions on the proxy card.

Regardless of whether you attend the annual meeting, you may revoke your proxy at any time before we vote it at the meeting. You may do so by executing and returning a proxy card dated later than the previous one or by submitting a written notice of proxy revocation to our corporate secretary before we take the vote at the meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

By Order of the Board of Directors,

/s/ WILLIAM L. WESTERMAN

William L. Westerman Chairman of the Board

Las Vegas, Nevada

June 29, 2006

i

Appendix A Agreement and Plan of Merger dated as of April 5, 2006, among Riv Acquisition Holdings Inc., Riv Acquisition Inc. and Riviera Holdings Corporation	A-1

Appendix B Opinion of Jefferies & Company, Inc	B-1

Additional Information

Riviera Holdings Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Riviera Holdings Corporation files reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”).

You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at www.sec.gov, that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

If you have questions about the annual meeting or the merger with Riv Acquisition Holdings Inc. after reading this proxy statement, or if you would like additional copies of this proxy statement or the proxy card, you should contact Riviera Holdings Corporation, 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: William L. Westerman. Riviera Holdings Corporation also makes available, free of charge, through its Internet website (www.rivierahotel.com) its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and, if applicable, amendments to those reports, filed pursuant to Section 13 or 15(d) of the Exchange Act as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. You may also contact our proxy solicitors:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

Telephone: (800) 322-2885

SUMMARY

This summary highlights selected information from this proxy statement about the proposed merger and our annual meeting. It may not contain all of the information that is important to you as a holder of Riviera Holdings Corporation common stock (“Stockholder”). Accordingly, we encourage you to read carefully this entire document and the other documents to which we refer you.

References in this proxy statement to the “Company,” “we,” “our” and “us” mean, unless the context indicates otherwise, Riviera Holdings Corporation and its subsidiaries. References to “Parent” mean Riv Acquisition Holdings Inc., references to “Merger Subsidiary” mean Riv Acquisition Inc. (a subsidiary of Riv Acquisition Holdings Inc.) and references to “Merger Agreement” mean the Agreement and Plan of Merger, dated April 5, 2006, among Parent, Merger Subsidiary and the Company. Unless the context indicates otherwise, references to the “merger” mean the merger of Merger Subsidiary with and into the Company pursuant to the Merger Agreement.

The Parties to the Merger (pages 14 through 15)

The Company. The Company, through its wholly owned subsidiary, Riviera Operating Corporation (“ROC”), operates the Riviera Hotel & Casino in Las Vegas, Nevada (“Riviera Las Vegas”). In addition, the Company, through its wholly-owned subsidiary Riviera Black Hawk, Inc., owns and operates the Riviera Black Hawk Casino in Black Hawk Colorado (“Riviera Black Hawk”).

Riv Acquisition Holdings Inc. Riv Acquisition Holdings Inc., a Delaware corporation, is a holding company recently formed for the purpose of acquiring the Company. As such, it has no operating history or material assets (other than its right to the Merger Agreement escrow deposit). Riv Acquisition Holdings Inc. is owned by the following entities: Flag Luxury Riv, LLC, a Delaware limited liability company (“Flag Riv”); Rivacq LLC, a Delaware limited liability company (“Rivacq”); High Desert Gaming, LLC, a Delaware limited liability company (“High Desert”); and RH1, LLC, a Nevada limited liability company (“RH1”).

The principal investors in Flag Riv are Paul C. Kanavos and Robert Sillerman. Mr. Kanavos is the founder and chairman of Flag Luxury Properties LLC and has recently developed The Ritz-Carlton, Gold Club and Spa, Jupiter; The Ritz-Carlton, South Beach; and the Temenos Anguilla, a St. Regis Resort. Mr. Sillerman is the chief executive officer (“CEO”), president and chairman of CKX, Inc., which owns globally recognized entertainment content and related assets, including the rights to the name, image and likeness of Elvis Presley, the operations of Graceland, the rights to the name, image and likeness of Muhammad Ali and proprietary rights to the IDOLS television brand, including the American Idol television series in the United States and local adaptations in over 100 countries around the world.

The principal investor in Rivacq is Barry Sternlicht. Mr. Sternlicht is founder and chairman of Starwood Capital Group, LLC, one of the nation’s most active and successful real estate investment firms, with over 280 separate transactions since 1991.

The principal investor in High Desert is Neil G. Bluhm. Mr. Bluhm has developed and acquired luxury hotels, office buildings and mixed-used projects totaling more than $25 billion in a career spanning 35 years.

The principal investor in RH1 is Brett Torino. Mr. Torino, a prominent member of the Las Vegas community for more than 30 years, developed a highly successful building and development enterprise in the southwest and has built and acquired dozens of other successful commercial and multi-family residential projects in Nevada, California, Colorado and Arizona.

Riv Acquisition Inc. Riv Acquisition Inc., a Nevada corporation, is a wholly-owned subsidiary of Riv Acquisition Holdings Inc. It was formed for the purpose of merging with and into Riviera Holdings Corporation at the effective time of the merger. As such, it has no operating history or material assets.

The Annual Meeting of Stockholders (pages 12 through 14)

Date, Time and Place. The annual meeting will be held at the Riviera Hotel and Casino at 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109 on Tuesday, August 8, 2006, at 11:00 a.m., Las Vegas time, to vote upon proposals to approve the Merger Agreement, to adjourn the annual meeting, if necessary or appropriate, to solicit additional proxies for approval of the Merger Agreement, to elect five members of our Board of Directors (the “Board”) and to act on other matters and transact other business as may properly come before the annual meeting and any re-convenings of the annual meeting.

Record Date and Voting Power. If you owned shares of our common stock (“Common Stock”) at the close of business on July 7, 2006, the record date of the annual meeting, you are entitled to vote. For each share of Common Stock that you own at the close of business on the record date, you will have one vote. As of the close of business on June 28, 2006, 12,463,755 outstanding shares of Common Stock were entitled to be voted at the annual meeting.

Background of the Merger Agreement (pages 15 through 21)

This section describes the process that we undertook in connection with entering into the Merger Agreement and other facts and circumstances leading up to that action.

Effect of the Merger on the Common Stock (page 42)

The principal purpose and effect of the merger is to effectuate the acquisition by Parent of all of the outstanding Common Stock in return for a cash payment of $17.00 per share of Common Stock. Following the consummation of the merger, the Company will become a subsidiary of Parent and the Common Stock will be delisted from the American Stock Exchange (“Amex”).

The Company’s Reasons for the Merger; Recommendation of the Board (pages 21 through 23)

All Board members, except William L. Westerman who abstained from voting, approved the Merger Agreement and the Board’s recommendation that you approve it. The entire Board, including Mr. Westerman, unanimously recommends that you vote “FOR” the approval of the Merger Agreement. Please refer to the above-referenced section of this proxy statement for an explanation of the factors that the Board considered in reaching its decision.

Structure of the Merger (page 43)

Subject to the terms and conditions of the Merger Agreement, Merger Subsidiary, a wholly-owned subsidiary of Parent, will merge with and into the Company. After the merger, the Company will continue as the surviving corporation and will be a subsidiary of Parent.

Merger Consideration (page 43)

If the merger is consummated, you will have the right to receive $17.00 in cash for each share of Common Stock that you hold.

Treatment of Stock Options and Restricted Stock (page 43)

All options under the Company’s stock option plans, including those held by the Company’s directors and executive officers, even if they have not yet become vested and exercisable, will be canceled at the time of the merger in exchange for a cash payment of $17.00, less the applicable per-share exercise price for each share of Common Stock subject to the option, less any applicable withholding taxes. Directors, executive officers and other key personnel who hold restricted shares of Common Stock will have the right to receive a cash payment of $17.00 per share (less any applicable withholding taxes) for each restricted share that they own.

Conditions to the Consummation of the Merger (page 47)

The Company and Parent are not required to consummate the merger unless a number of conditions are satisfied or waived, including:

•	approval of the merger agreement by holders of at least 60% of the outstanding shares of Common Stock;

•	receipt of all governmental approvals, including approvals of gaming authorities, required to be obtained in order to consummate the merger under applicable law;

•	expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”);

•	absence of any order or injunction of any governmental authority that prohibits consummation of the merger;

•	absence of pending or threatened litigation having a reasonable likelihood of success in blocking or otherwise materially interfering with the merger; and

•	material compliance with representations, warranties, covenants and agreements under the Merger Agreement.

We expect the merger to occur shortly after all of the conditions to consummation of the merger have been satisfied or waived, which probably would be in the first half of 2007.

Agreement to Obtain Clearance from Regulatory Authorities (pages 45 through 46)

Subject to the terms and conditions of the Merger Agreement, the Company, Parent and Merger Subsidiary have agreed to make all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations (including the HSR Act and applicable gaming laws) to consummate the merger.

Parent, Merger Subsidiary and their controlling parties have agreed to file certain applications within certain time periods and cooperate with the Gaming Authorities (as defined in “The Merger Agreement – Important Definitions”), and take certain actions with respect to such applications within certain time periods. In addition, Parent and Merger Subsidiary have agreed to report to the Company at least monthly on the status of the applications for gaming approval and to provide certain notices to the Company regarding such matters.

Governmental and Regulatory Matters (pages 32 through 36)

Under United States federal antitrust law, the merger may not be consummated until the parties have filed notifications with the Federal Trade Commission (the “FTC”) and the Department of Justice (the “DOJ”), and any applicable waiting period has terminated or expired.

As a result of the merger, Parent will own the Company’s gaming facilities in Nevada and Colorado. Each of these gaming operations is subject to various licensing and other regulatory requirements administered by various governmental entities. Some of these laws and regulations require that the applicable regulatory authorities approve the merger. Parent will file applications with the gaming authorities in Nevada and Colorado in connection with the merger.

Termination of the Merger Agreement (page 48)

The Company, Parent and Merger Subsidiary may mutually agree in writing to terminate the Merger Agreement at any time without consummating the merger, even after Stockholders approve it. In addition, the Company on one side, or Parent and Merger Subsidiary on the other side, may terminate the Merger Agreement prior to the consummation of the merger under certain circumstances, including if:

•	the merger is not consummated by April 8, 2007, except that this date can be extended to July 8, 2007 under certain conditions (for a full description of when this date can be extended to July 8, 2007, see “The Merger Agreement – Termination of the Merger Agreement”);

•	a judgment, injunction, order or decree is issued by a governmental entity, which permanently enjoins, restrains or otherwise prohibits the merger and which has become final and nonappealable;

•	the non-terminating side commits certain material breaches of its representations, warranties or covenants in the Merger Agreement and that breach cannot be cured within 30 days after receipt of notice of the breach;

•	the Merger Agreement is not approved by holders of at least 60% of the outstanding Common Stock;

•	prior to Stockholders’ approval of the Merger Agreement, we receive a superior proposal (as described in “The Merger Agreement – No Solicitation”), and we resolve to accept that superior proposal; or

•	the Board withdraws, modifies or amends in a manner adverse to Parent or Merger Subsidiary the Board’s recommendation of the Merger Agreement or solicits a competing takeover proposal, or if the Board approves another takeover proposal, or if the Board does not recommend that Stockholders reject any third party tender or exchange offer.

Termination Fee and Topping Fee if the Merger is not Consummated (pages 48 through 49)

If the Merger Agreement is terminated by Parent or Merger Subsidiary due to the Company’s breach or failure to perform in any material respect any of its representations, warranties or covenants in the Merger Agreement that would give rise to a failure to satisfy a closing condition and such breach cannot be cured within 30 days after written notice to the Company of such breach, the Company will pay a termination fee to Parent equal to Parent’s and Merger Subsidiary’s out-of-pocket expenses incurred on or after February 1, 2005 in connection with the Merger Agreement, subject to a maximum of $2 million and not including any expenses incurred prior to the date of the Merger Agreement to the extent such expenses exceed $1 million. However, the Company will not be liable for the termination fee if its breach of a representation or warranty that gave rise to Parent’s and Merger Subsidiary’s right to terminate the Merger Agreement resulted from an event, fact or circumstance that occurred after the date of the Merger Agreement and did not constitute a willful breach by the Company. The Company will pay Parent a fee equal to 3.75% of the aggregate consideration payable to Stockholders in the merger (approximately $7.9 million) upon the occurrence of certain events including: (i) the Company’s approval of a Takeover Proposal (as defined herein); (ii) the Board’s withdrawal of its recommendation of the merger; and (iii) the Company’s entry into another agreement to consummate a Takeover Proposal within 12 months after a rejection of the Merger Agreement by Stockholders if, by the time of such rejection, any previously announced Takeover Proposal (other than the Merger Agreement) had not been withdrawn.

Interests of Certain Persons in the Merger (pages 36 through 41)

The Board and executive officers have interests in the merger that are in addition to, or may be different from, the interests of Stockholders, including the following:

•	all outstanding stock options under the Company’s stock option plans, including those held by our directors and executive officers, even if they have not yet become vested and exercisable, will be canceled at the time of the merger in exchange for a cash payment of $17.00, less the applicable per-share exercise price for each share of Common Stock subject to the options (less any applicable withholding taxes), which would result in an aggregate payment to directors and executive officers of approximately $3,075,060;

•	all outstanding shares of restricted Common Stock, including those held by our directors and executive officers, will be canceled at the time of the merger in exchange for the right to receive a cash payment of $17.00 per share (less any applicable withholding taxes), which would result in an aggregate payment to directors and executive officers of approximately $1,766,385;

•	with respect to the Company’s 2006 fiscal year, the Merger Agreement provides for the continuation of the Incentive Compensation Program, which is intended to provide executives and other significant employees with annual incentive bonuses based on predetermined financial targets, and may permit continuation of the Incentive Compensation Program for 2007 also;

•	participants in our Employee Stock Ownership Plan will receive $17.00 for each share of Common Stock that they beneficially own through that plan;

•	executive officers who participate in our Deferred Compensation Plan will receive $17.00 for each share of Common Stock that they beneficially own through that plan;

•	Chairman and CEO William L. Westerman will be paid the entire balance of his retirement account with the Company, which amounts to approximately $3.6 million as of June 28, 2006 (but which is being reduced by quarterly distributions of $250,000); and

•	pursuant to a December 22, 2005 agreement that Mr. Westerman has with certain affiliates of Parent (who in January 2006 completed the purchase of one million of Mr. Westerman’s shares of Common Stock at $15.00 per share), Parents’ affiliates are expected to purchase substantially all of Mr. Westerman’s approximately 1.1 million shares of Common Stock at $15.00 per share prior to consummation of the Merger.

Opinion of Jefferies & Company, Inc. (pages 23 through 30)

The Company engaged Jefferies & Company, Inc. (“Jefferies”) on December 6, 2004 to serve as the Company’s financial advisor, an engagement which subsequently included rendering an opinion to the Board as to the fairness, from a financial point of view, to Stockholders of the merger consideration to be received by them pursuant to the Merger Agreement. On April 5, 2006, the date the Merger Agreement was executed, Jefferies rendered to the Board its opinion as investment bankers to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth therein, the merger consideration of $17.00 in cash per share to be received by Stockholders pursuant to the Merger Agreement was fair, from a financial point of view, to the Stockholders (other than William L. Westerman, Parent and their respective affiliates). The full text of Jefferies’ opinion, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by Jefferies in rendering its opinion, is included as Appendix B to this proxy statement. The Company encourages Stockholders to read the Jefferies opinion carefully and in its entirety.

Jefferies’ opinion was provided to the Board on April 5, 2006 in connection with the Board’s consideration of the merger and addresses only the fairness, from a financial point of view as of April 5,

2006, of the merger consideration to be received by Stockholders (other than William L. Westerman, Parent and their respective affiliates), and does not address any other aspect of the merger. Jefferies’ opinion does not constitute a recommendation as to how any Stockholder should vote on the merger or any matter relating thereto.

Material Federal Income Tax Consequences (pages 30 through 32)

The receipt of cash in the merger by Stockholders will be a taxable transaction for United States federal income tax purposes (and may be a taxable transaction under applicable state, local, foreign and other tax laws). For federal income tax purposes, in general, a Stockholder will recognize gain or loss equal to the difference between (i) the amount of cash received in exchange for such shares and (ii) the holder’s adjusted tax basis in such shares. Please refer to the section of this proxy statement entitled “The Merger - Material Federal Income Tax Consequences” for a more detailed explanation of the material federal income tax consequences of the merger. We also urge you to consult your tax advisors to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for your Common Stock.

Appraisal or Dissenters’ Rights (page 42)

Under Nevada law there are no appraisal or dissenters’ rights in connection with the merger.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

AND THE MERGER

The following questions and answers briefly address some commonly asked questions regarding the annual meeting and the vote on the Merger Agreement. These questions and answers may not address all questions that may be important to you as a Stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the other documents we refer to in this proxy statement.

The Annual Meeting

Q.	What matters will we vote on at the annual meeting?

A.	You will vote on the following proposals:

•	to approve the Merger Agreement;

•	to approve an adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Merger Agreement;

•	to elect five members of our Board; and

•	to act on other matters and transact other business as may properly come before the meeting.

Q.	How does the Board recommend I vote on the proposals?

A.	The Board recommends that you vote:

•	FOR approval of the Merger Agreement;

•	FOR adjournment of the meeting, if necessary or appropriate, to solicit additional proxies; and

•	FOR each of the five nominees named in this proxy statement.

Q.	What is the required vote to approve the Merger Agreement?

A.	In order to approve the Merger Agreement, holders of at least 60% of the outstanding shares of Common Stock must vote in favor of the Merger Agreement. Each share of Common Stock is entitled to one vote.

Q.	What is the required vote for the other matters at the annual meeting?

A.	For the election of directors, the five nominees who receive the greatest number of votes cast for directors at the meeting will be elected. The proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies to approve the Merger Agreement requires the affirmative vote of a majority of the votes cast at the meeting, in person or by proxy.

Q.	What if a director nominee is unwilling or unable to serve?

A.	We do not expect that to occur. If it does occur, proxies will be voted for a substitute nominee designated by the Board.

Q.	Who may vote at the annual meeting?

A.	Only holders of record of the Common Stock as of the close of business on July 7, 2006 may vote at the annual meeting.

Q.	How do I cast my vote?

A.	There are two ways you may cast your vote. You can vote by:

•	marking, signing and dating the proxy card and returning it in the envelope provided; or

•	attending the meeting (if your shares are held through a broker, bank or other nominee, you must bring to the meeting a copy of a brokerage statement or other documentation showing your stock ownership as of July 7, 2006).

Q.	If I have given a proxy, how do I revoke that proxy?

A.	Your presence at the meeting, in and of itself, will not revoke any proxy you may have given previously. However, before or at the meeting you may revoke your proxy (to the extent it has not already been voted at the meeting) if you:

•	give written notice of the revocation to the Company’s Secretary, Tullio J. Marchionne, at 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109, which notice will not be effective until it is received; or

•	submit a properly signed proxy with a later date.

Q.	How will my proxy be voted?

A.	If your proxy card is properly executed, returned to and received by the Company prior to the meeting and is not revoked, your proxy will be voted in accordance with your instructions. If you return your signed proxy card but do not mark the boxes to show how you wish to vote on one or more of the proposals, the shares for which you have given your proxy will, in the absence of your instructions to the contrary, be voted “FOR” the approval of the Merger Agreement, “FOR” the proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies for the Merger Agreement, and “FOR” each of the director nominees named in the proxy.

Q.	Will my shares be voted if I do not provide my proxy?

A.	Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm or nominee. Brokerage firms and nominees that are members of Amex have authority under Amex’s rules to vote their customers’ shares on certain “routine” matters if the customers have not furnished voting instructions within a specified period prior to the meeting. Under such rules, the election of directors is considered to be a “routine” matter. However, the approval of the Merger Agreement and any proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies for approval of the Merger Agreement, are not considered “routine” matters, so brokerage firms and nominees will not be able to vote the shares of customers from whom they have not received voting instructions with regard to those two proposals. If you hold your shares directly in your own name, they will not be counted as shares present for the purposes of establishing a quorum and they will not be voted if you do not provide a proxy or attend the meeting and vote in person.

Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (i) the broker has not received voting instructions from the beneficial owner of the shares, and (ii) the broker lacks the authority to vote the shares at the broker’s discretion. Broker non-votes will have no effect on the proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies for approval of the Merger Agreement or the proposal to elect directors because broker non-votes will not be considered votes cast, but will be counted as shares present and entitled to vote for the purposes of determining the presence of a quorum. However, with regard to the approval of the Merger Agreement, the shares represented by broker non-votes will also be considered present at the annual meeting for the purposes of determining a quorum, but will have the same effect as a vote

“AGAINST” the proposal because holders of at least 60% of the outstanding shares of the Common Stock must vote in favor of the proposal in order for it to be approved.

Q.	Who will count the vote?

A.	Representatives of the Company’s stock transfer agent will tabulate the votes cast at the meeting.

Q.	What does it mean if I get more than one proxy card?

A.	If you have your shares registered in multiple accounts with one or more brokers or with the Company’s transfer agent, you will receive more than one proxy card. Please complete and return each of the proxy cards you receive to ensure that all of your shares are voted.

Q.	What is a “quorum”?

A.	A “quorum,” for purposes of the annual meeting, means a majority of the shares of the Common Stock outstanding on the record date. A quorum must be present at the meeting in order for the meeting to be held. For purposes of determining the presence of a quorum, shares will be counted if they are present in person or by proxy. Shares present by proxy will be counted as present for purposes of determining the presence of a quorum even if the proxy holder does not have authority to vote on all matters.

Abstentions are not counted in the tally of votes “FOR” or “AGAINST” a proposal. A “WITHHELD” vote is the same as an abstention. Abstentions and withheld votes are counted as shares present at the meeting for purposes of determining the presence of a quorum.

Q.	What happens if I withhold my vote or abstain from voting?

A.	If you withhold a vote or abstain from voting on the proposal to approve the Merger Agreement, it will have the same effect as a vote “AGAINST” the proposal because holders of at least 60% of the outstanding shares of Common Stock must vote in favor of the proposal in order for it to be approved. For the election of directors, withholding a vote as to all or specific nominees, which is the equivalent of abstaining, will have no effect on the outcome, since an abstention is not a vote cast. For the proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies for the Merger Agreement, abstentions will have no effect on the outcome, since an abstention is not a vote cast.

Q.	Who can attend the annual meeting?

A.	All Stockholders who owned shares as of the close of business on July 7, 2006 can attend. If your shares are held in a brokerage account, you will need to bring a copy of your brokerage account statement (which you can obtain from your broker) reflecting your stock ownership as of July 7, 2006.

Q.	How will voting on any other business be conducted?

A.	We do not know of any business to be considered at the meeting other than the proposals described in this proxy statement. However, if any other business is presented at the meeting, a proxy in the accompanying form will give authority to the proxy holder to vote on such matters at their discretion and intend to do so in accordance with their best judgment on any such matter.

The Merger

Q.	What is the proposed transaction?

A.	We are proposing that Parent acquire the Company through a cash merger, in which Merger Subsidiary will merge with and into the Company, and the Company will thereby become a subsidiary of Parent.

Q.	If the Company consummates the merger, what will I receive for my Common Stock?

A.	You will receive $17.00 in cash, without interest, for each share of Common Stock that you own. You will not continue to own stock in the Company after the merger nor will you become a stockholder of Parent as a result of the merger.

Q.	Why is the Board recommending the merger?

A.	The Merger Agreement requires the Board to recommend that you approve the merger. To review the Board’s reasons for approving the Merger Agreement and recommending the merger, see the section of this proxy statement entitled “The Merger — The Company’s Reasons for the Merger; Recommendation of the Board.”

Q.	What are the tax consequences of the merger to the Stockholders?

A.	For United States federal income tax purposes, your exchange of Common Stock for cash generally will cause you to recognize a gain or loss measured by the difference between the cash you receive in the merger and your adjusted tax basis in your shares of Common Stock.

TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER WILL DEPEND ON THE FACTS OF YOUR PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR TAX AND OTHER ADVISORS.

See the section of this proxy statement entitled “The Merger - Material Federal Income Tax Consequences” for more information.

Q.	When do you expect to consummate the merger?

A.	The Company is working toward consummating the merger as quickly as possible. The Company cannot consummate the merger until a number of conditions are satisfied, including approval by gaming regulatory authorities and approval of the Merger Agreement by the Stockholders at the annual meeting, expiration or termination of the waiting period under the HSR Act. The Company expects to consummate the merger during the first half of 2007.

Q.	Should I send in my stock certificates now?

A.	No. After the Company consummates the merger, the payment agent will send you written instructions to send in your Common Stock certificates. These instructions will tell you how and where to send in your certificates. You will receive your cash payment after the payment agent receives your stock certificates and any other documents requested in the instructions.

Q.	Where can I find more information about the Company?

A.	The Company files periodic reports and other information with the SEC. This information is available at the SEC’s public reference facilities, and at the Internet website maintained by the SEC at www.sec.gov. For a more detailed description of the information available, please see the section in this proxy statement entitled “Where You Can Find More Information.”

Q.	What will happen to the directors who are up for election if the Merger Agreement is approved?

A.	If the Merger Agreement is approved by Stockholders and the merger is consummated, the Company’s directors are not expected to remain as directors after consummation of the merger.

Q.	Are appraisal or dissenters’ rights applicable to any of the matters to be voted on at the annual meeting?

A.	No. Appraisal or dissenters’ rights do not apply to any matter to be voted on at the annual meeting.

Q.	Who will pay the cost of this proxy solicitation and how will the solicitation be conducted?

A.	The Company will pay the expenses of soliciting proxies in the form included with this proxy statement, including the cost of preparing and filing material in connection with the solicitation. In addition to the use of the mail, the Company’s directors, executive officers and employees may solicit proxies personally or by telephone. The Company has also hired MacKenzie Partners, Inc. to assist in the solicitation of votes at a cost not to exceed $100,000, plus out-of-pocket expenses. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to Stockholders.

Q.	Who can help answer my questions?

A.	If you have questions about the annual meeting or the merger after reading this proxy statement, you should contact us at Riviera Holdings Corporation, 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: William L. Westerman or call us at (702) 794-9237. You may also contact our proxy solicitors:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

Telephone: (800) 322-2885

THE ANNUAL MEETING OF STOCKHOLDERS

We are furnishing this proxy statement to Stockholders for the solicitation of proxies by the Board for use at the Company’s annual meeting.

Date, Time and Place

The Company will hold the annual meeting in the Riviera Hotel and Casino at 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109 on Tuesday, August 8, 2006, at 11:00 a.m., Las Vegas time.

Purpose of the Annual Meeting

At the annual meeting, we will ask Stockholders to approve the Merger Agreement and elect five directors to serve on the Board until the next annual meeting and until their respective successors have been elected and qualified, or until resignation or removal, or until the consummation of the merger, whichever occurs first. On April 5, 2006, the Board adopted the Merger Agreement, determined that the Merger Agreement and the merger are in the best interests of the Company and Stockholders, and agreed to recommend to Stockholders that they vote “FOR” the approval of the Merger Agreement. The Board recommends that Stockholders vote “FOR” the approval of the Merger Agreement and “FOR” the proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies for approval of the Merger Agreement. The Board also recommends that Stockholders vote “FOR” the election of the five director nominees.

Record Date, Shares Entitled to Vote and Quorum

Only holders of record of Common Stock at the close of business on July 7, 2006, which is referred to herein as the “record date,” are entitled to notice of, and to vote at, the annual meeting. As of June 28, 2006, 12,463,755 shares of Common Stock were issued, outstanding and entitled to vote at the annual meeting. A quorum will be present at the annual meeting if holders of a majority of the outstanding shares of Common Stock entitled to vote on the record date are represented in person or by proxy. If a quorum is not present at the annual meeting, we expect to adjourn or postpone the meeting to solicit additional proxies. Every holder of Common Stock is entitled to one vote for each share held of record on the record date.

Vote Required

In order to approve the Merger Agreement, holders of at least 60% of the outstanding shares of Common Stock must vote in favor of it. Approval of the proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies for approval of the Merger Agreement requires that the number of shares cast “FOR” that proposal exceeds the number of shares cast “AGAINST” that proposal. For the election of directors, the five nominees receiving the highest number of “FOR” votes cast will be elected as directors.

If you withhold a vote or abstain from voting on the proposal to approve the Merger Agreement or if you do not vote at all at the annual meeting, it will have the same effect as a vote “AGAINST” the Merger Agreement because holders of at least 60% of the outstanding shares of Common Stock must vote in favor of that proposal in order for it to be approved. For the proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies to approve the Merger Agreement, abstentions will have no effect on the outcome, since an abstention is not a vote cast. For the election of directors, withholding a vote as to all or specific nominees, which is the equivalent of abstaining, will have no effect on the outcome, since an abstention is not a vote cast.

Shares of the Common Stock may be voted under certain circumstances if they are held in the name of a brokerage firm or nominee. Brokerage firms and nominees that are members of Amex have authority under Amex’s rules to vote their customers’ shares on certain “routine” matters if the customers have not furnished voting instructions within a specified period prior to the meeting. Under these rules, the election of directors is considered to be a “routine” matter. The approval of the Merger Agreement and the proposal to adjourn the meeting, if necessary or appropriate, to solicit additional proxies to approve the Merger Agreement are not considered “routine” matters, and brokerage firms and nominees will not be able to vote the shares of customers from whom they have not received voting instructions with regard to approval of those proposals. Shares of Common Stock held directly in a Stockholder’s name will not be counted as shares present for the purpose of establishing a quorum and will not be voted if the Stockholder does not provide a proxy or attend the meeting and vote in person.

“Broker non-votes” occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted, and the broker does not exercise discretion to vote those shares on a particular matter. Brokers may exercise discretion to vote shares as to which instructions are not given with respect to the election of directors, but brokers may not exercise discretion to vote shares as to which instructions are not given with respect to approval of the Merger Agreement or adjournment of the meeting, if necessary or appropriate, to solicit additional proxies for approval of the Merger Agreement. Broker non-votes will have no effect on the proposal for adjournment of the meeting or for the election of directors because broker non-votes will not be considered votes cast, but will be counted as shares present and entitled to be voted for the purposes of determining the presence of a quorum. With regard to approval of the Merger Agreement, the shares represented by a broker non-vote will also be considered present at the annual meeting for the purposes of determining a quorum but will have the same effect as a vote “AGAINST” the proposal, because at least 60% of the outstanding shares of Common Stock must vote in favor of the proposal in order for it to be approved.

A quorum must be present at the meeting in order for the meeting to be held. For purposes of determining the presence of a quorum, shares will be counted if they are being voted in person or by proxy. Shares being voted by proxy will be counted as present for purposes of determining the presence of a quorum even if the proxy does not confer authority to vote on all matters.

Voting by Directors and Executive Officers

At the close of business on June 28, 2006, the directors and executive officers of the Company beneficially owned and were entitled to vote shares of Common Stock representing approximately 11.6% of the shares of Common Stock outstanding on that date (excluding shares subject to stock options that had not been exercised). To the Company’s knowledge, these directors and executive officers intend to vote their shares “FOR” the approval of the Merger Agreement, “FOR” the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies for approval of the Merger Agreement, and “FOR” the election of the five director nominees. In a Stock Purchase Agreement, dated as of December 22, 2005 (the “Westerman Agreement”), executed by Chairman and CEO William L. Westerman and companies affiliated with Parent, Mr. Westerman agreed, subject to any withdrawal by the Board of its approval of the merger, to vote all of the shares he owns “FOR” the approval of the Merger Agreement.

Voting of Proxies

All shares represented by properly executed proxies received in time for the annual meeting will be voted at the annual meeting in the manner specified in the proxies. Properly executed proxies that do not contain voting instructions will be voted “FOR” the approval of the Merger Agreement, “FOR” the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies for approval of the Merger Agreement, and “FOR” the election of the five director nominees. Such proxies will also be deemed to grant discretion to the proxy holders on any other matter which may properly come before the annual meeting.

Adjournments of the meeting may be made in accordance with the Company’s bylaws. If the persons named as proxies are asked to vote for one or more adjournments of the meeting for matters incidental to the conduct of the meeting, such persons will have the authority to vote in their discretion on such matters. However, if the persons named as proxies are asked to vote for one or more adjournments of the meeting to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the Merger Agreement, such persons will only have the authority to vote on that matter as directed by you.

The Company does not expect that any matter will be brought before the annual meeting other than the proposals to approve the Merger Agreement, elect directors and possibly adjourn the meeting, if necessary or appropriate, to solicit additional proxies for the Merger Agreement. If, however, any other matter properly comes before the annual meeting, unless provided otherwise in the written voting authorization, the persons named as proxies will vote in accordance with their best judgment as to such matters that they believe to be in the best interests of the Stockholders. A proxy in the accompanying form will give authority to the proxy holders named therein to vote on such matters as they deem appropriate.

Revocability of Proxies

The grant of a proxy on the enclosed proxy card does not preclude a Stockholder from voting in person at the annual meeting. A Stockholder may revoke a proxy at any time prior to its exercise by (i) giving written notice of the revocation to the Company’s Secretary, Tullio J. Marchionne, at 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109 or (ii) submitting a properly signed proxy with a later date. Attendance at the annual meeting will not, in and of itself, revoke the proxy. If you have instructed your broker or other nominee to vote your shares, you must follow the procedures provided by your broker or nominee to change those instructions.

Solicitation of Proxies

The Company will pay the expenses of soliciting proxies in the form included with this proxy statement, including the cost of preparing and filing material in connection with the solicitation of proxies. In addition to solicitation by mail, the Company’s directors, executive officers and employees may solicit proxies personally, by telephone, or on the Internet. The Company has also hired MacKenzie Partners, Inc. to assist in the solicitation of votes, at a cost not to exceed $100,000, plus out-of-pocket expenses. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to Stockholders.

You should not send your stock certificates with your proxy. A letter of transmittal with instructions for the surrender of Common Stock certificates will be mailed to Stockholders promptly after the consummation of the merger.

THE MERGER (PROPOSAL NO. 1)

The Parties to the Merger

The Company

The Company, through its wholly-owned subsidiary ROC, owns and operates Riviera Las Vegas located on Las Vegas Boulevard in Las Vegas, Nevada. Opened in 1955, Riviera Las Vegas has a long-standing reputation for delivering high-quality, traditional Las Vegas-style gaming, entertainment and other amenities.

The Company, through its wholly-owned subsidiary Riviera Black Hawk, Inc., owns and operates Riviera Black Hawk, a limited-stakes casino in Black Hawk, Colorado, which opened on February 4, 2000.

The Company maintains its principal executive offices at 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109, telephone (702) 734-5110. For additional information with respect to the Company, see the documents specified under “Where You Can Find More Information.”

Riv Acquisition Holdings Inc.

Riv Acquisition Holdings Inc., a Delaware corporation, is a holding company that was recently formed for the purpose of acquiring the Company. As such, it has no operating history or material assets (other than its right to the Merger Agreement escrow deposit). Riv Acquisition Holdings Inc. is owned by Flag Riv, Rivacq, High Desert and RH1.

The principal investors in Flag Riv are Paul C. Kanavos and Robert Sillerman. Mr. Kanavos is the founder and chairman of Flag Luxury Properties LLC and has recently developed The Ritz-Carlton, Gold Club and Spa, Jupiter; The Ritz-Carlton, South Beach; and the Temenos Anguilla, a St. Regis Resort. Mr. Sillerman is the CEO, president and chairman of CKX, Inc., which owns globally-recognized entertainment content and related assets, including the rights to the name, image and likeness of Elvis Presley, the operations of Graceland, the rights to the name, image and likeness of Muhammad Ali and proprietary rights to the IDOLS television brand, including the American Idol television series in the United States and local adaptations in over 100 countries.

The principal investor in Rivacq is Barry Sternlicht. Mr. Sternlicht is founder and chairman of Starwood Capital Group, LLC, one of the nation’s most active and successful real estate investment firms, with over 280 separate transactions since 1991.

The principal investor in High Desert is Neil G. Bluhm. Mr. Bluhm has developed and acquired luxury hotels, office buildings and mixed-used projects totaling more than $25 billion in a career spanning 35 years.

The principal investor in RH1 is Brett Torino. Mr. Torino, a prominent member of the Las Vegas community for more than 30 years, developed a highly successful building and development enterprise in the southwest and has built and acquired dozens of other successful commercial and multi-family residential projects in Nevada, California, Colorado and Arizona.

Riv Acquisition Inc.

Riv Acquisition Inc., a Nevada corporation, is a wholly-owned subsidiary of Riv Acquisition Holdings that was formed for the limited purpose of merging with and into Riviera Holdings Corporation at the effective time of the merger. As such, Riv Acquisition Inc. has no operating history or material assets.

Background of the Merger Agreement

Over the past several years, the Company has been approached numerous times by parties expressing an interest in acquiring the entire Company or one of the Company’s two gaming properties. Those approaches continued through late 2004, at which time the Company was contacted by three separate parties, each of whom expressed an interest in acquiring the Company. With the objective of developing an efficient process for evaluating and responding to such expressions of interest, in early December 2004 the Company retained Jefferies as its exclusive financial advisor in connection with the potential sale of the Company or any of its material assets.

Shortly after retaining Jefferies, the Company entered into an exclusivity agreement on December 8, 2004 with a prospective buyer who paid the Company a $1 million non-refundable deposit. By the end of the exclusivity period on February 1, 2005, the prospective buyer and the Company did not reach a sale agreement, the Company retained the $1 million deposit and discussions with that party ended.

Thereafter, following consultations with financial and legal advisors, the Company announced on February 15, 2005 the commencement of a process to explore strategic alternatives in order to maximize shareholder value and the retention of Jefferies as the Company’s financial advisor in connection with that process. On February 14, 2005, the last full trading day before the Company’s announcement, the closing price of the Common Stock on Amex was $12.66. On February 15, 2005, the closing price of the Common Stock on Amex increased to $14.52. During its strategic process, the Company considered various courses of action, including a public offering of Common Stock, redevelopment of Riviera Las Vegas, refinancing, joint ventures and an outright sale of the entire Company.

In view of the significant rise in the value of Las Vegas Strip real estate in recent years, Riviera Las Vegas’ 26 acres of real estate fronting the Las Vegas Strip (carried on the Company’s balance sheet at only $21.1 million, or less than $1 million per acre) and the Company’s limited resources for putting those 26 acres to optimum use, the Board’s view was that a sale of the Company or its material assets offered the greatest potential for maximizing shareholder value. Therefore, in early 2005, the Board began working with its legal and financial advisors to develop a process to identify and approach prospective buyers through a formal marketing process.

On May 2, 2005, Jefferies, on the Company’s behalf, commenced the process of soliciting potential interest in an acquisition of the Company. Jefferies contacted 103 parties, including potential strategic acquirors (such as gaming and other leisure and entertainment companies) and potential financial acquirors (such as private equity funds and real estate investment companies). Of the parties contacted, 35 expressed sufficient interest to enter into confidentiality agreements with the Company. Those 35 parties were then given an information memorandum about the Company and a process letter, which set forth procedures for participating in a bidding process for the Company. Those parties were requested to submit written indications of interest, including a proposed acquisition structure, price and other material terms, by June 13, 2005.

At a Board meeting on July 7, 2005, Mr. Westerman presented and reviewed with the other Board members a summary of the 12 indications of interest that the Company had received from 11 potential buyers, as described below. That summary was based on information provided to the Company by Jefferies, and it included summary background information on each of the parties that submitted an indication of interest. Also at that meeting, the Company’s legal counsel discussed with the Board its fiduciary duties in evaluating and responding to an acquisition offer.

Eight of the 11 potential buyers had submitted indications of interest to acquire the entire Company at prices ranging from $12.00 to $24.00 per share. Two potential buyers submitted indications of interest to acquire only Riviera Black Hawk. One of those two potential buyers proposed to acquire Riviera Black Hawk based upon an enterprise value of $95 million, and the other proposed an acquisition based upon an enterprise value ranging from $110 million to $125 million. Two other potential buyers (including one who also submitted an indication of interest to acquire the entire Company) submitted an indication of interest to acquire only Riviera Las Vegas. One of those potential buyers proposed to acquire Riviera Las Vegas based upon an enterprise value of $300 million, and the other proposed an acquisition based upon an enterprise value of $370 million.

After deliberations and consultation with the Company’s legal and financial advisors, the Board decided to solicit a further round of offers from the eight potential buyers of the entire Company, whose indications of interest were at prices ranging from $12.00 to $24.00 per share. At the Board’s request, Jefferies thereafter informed those eight potential buyers that they could advance to the next stage of the process and, if they chose to do so, they would be expected to complete their due diligence investigations of the Company, review and comment on the Company’s proposed form of a merger agreement, and ultimately submit a final, binding offer to purchase the entire Company.

From July 10 through July 22, 2005, the Company held management presentations and site visits with representatives of the eight potential buyers, including Flag Luxury Properties, LLC (“Flag”), High Desert and their respective affiliates, during which the Company’s executives discussed in detail the operations of the Company’s properties. Representatives of all of those potential buyers were taken on extensive guided tours of Riviera Las Vegas’ facilities, and representatives of four of the potential buyers also toured Riviera Black Hawk’s facilities.

On July 27, 2005, a second process letter was distributed to the eight potential buyers, which prescribed the form that their respective purchase offers should take, and the Company’s proposed form of merger agreement. Each potential buyer was requested to submit by August 19, 2005 its purchase offer and its proposed changes to the Company’s form of merger agreement.

On August 19, 2005, three potential buyers, including Flag, submitted indications of interest at purchase prices ranging from $20.00 to $25.50 per share. The other five potential buyers (including High Desert), who had previously submitted indications of interest to acquire the entire Company at prices of $12.00, $19.50, $20.00, $21.00 and $24.00, did not make submissions. Flag proposed $20.00 per share to acquire the entire Company. One of the other two parties also proposed $20.00 per share, but only for 34.9% of the outstanding Common Stock, which would not have produced the return that the Company was seeking for its shareholders. The proposal at $25.50 per share, although it appeared preliminarily to be the highest, was conditioned upon an unorthodox acquisition structure that did not appear feasible to the Company, especially after giving effect to the tax implications of the proposed structure.

A week after the August 19 deadline, a new party, in coordination with one of the five parties that had been solicited to submit an offer by August 19 but did not do so, submitted a proposal to purchase the Company for a lump sum of $526 million that would first be used to pay off all of the Company’s liabilities and the balance of which would be paid for all of the Common Stock. After analysis and consultation with the Company’s legal and financial advisors, the Board determined that this new proposal was unlikely to result in a proposal or an acquisition that would be more favorable to shareholders than the best of the three proposals submitted on August 19. The principal reasons for the Board’s determination were the proposal’s overall ambiguity, the lack of clarity as to what liabilities, if any, would be assumed by the potential buyer in addition to the lump sum payment, and questions that were not resolved to the Board’s satisfaction concerning the potential buyer’s financial capability to consummate the acquisition and the feasibility of consummating the transaction under the proposed structure that was intended to avoid the need for gaming licensing on the part of the potential buyer. In an effort to resolve these issues favorably, the Company requested Jefferies to have follow-up discussions with the potential buyer. However, when Jefferies had those discussions, the potential buyer failed to provide sufficient information for the Company to determine the net price per share of Common Stock under this proposal, and was generally unresponsive to a number of Jefferies’ questions regarding the extent of the liabilities to be assumed by the potential buyer. Consequently, discussions with that party were terminated.

Following the three submissions on August 19, 2005, the Company proceeded with further negotiations with Flag in an effort to get a higher price than $20.00 per share. Then on September 7, 2005, Flag, together with representatives of Barry Sternlicht, Neil Bluhm (the principal investor in High Desert), Brett Torino and their respective affiliates (collectively, the “Buyers”), submitted a new proposal to acquire the entire Company for $23.00 per share, and they requested an exclusivity period to complete due diligence and negotiations for the acquisition agreement. The closing price of the Common Stock on Amex on September 7, 2005 was $26.02.

On September 8, 2005, at the Company’s request, Jefferies had a further discussion with the party who proposed $25.50 per share on August 19, 2005, in the hope of getting clarification or modification of that party’s proposed acquisition structure in a way that would enable the Company to move forward with it. However, that party indicated that it intended to reduce its price proposal materially. No substantive dialogue regarding a potential transaction emerged from that discussion, and no further discussions were pursued between the Company and that party.

Thereafter, following consultations with the Company’s legal and financial advisors, the Board concluded that the Buyers’ $23.00 per share proposal was superior to the other expressions of interest that the Company received. On October 3 and October 4, 2005, the Company, the Buyers and their respective legal and financial advisors held meetings at the offices of Bear Stearns & Co, Inc. in New York to negotiate an exclusivity arrangement. During those meetings, other issues relating to the possible transaction were also discussed, including certain provisions of a draft merger agreement and the Buyers’ interest in obtaining voting agreements from senior members of the Company’s management. On October 4, 2005, the Company entered into an exclusivity arrangement with the Buyers, which lasted through November 6, 2005, for the purpose of entering into an agreement for the Buyers’ acquisition of the Company through a cash merger at $23.00 per share. From October 21 through October 31, 2005, the Company, the Buyers, and their respective legal and financial advisors had numerous oral and written communications and exchanged various documents regarding the terms and conditions of a cash merger.

While the Buyers were conducting due diligence and negotiating with the Company regarding a merger agreement during the exclusivity period, the trading price of the Common Stock on Amex began to drop. On November 1, 2005, the closing price of the Common Stock on Amex was $16.90. Later that day, a representative of the Buyers advised the Company that they were reducing the price they were prepared to pay from $23.00 per share to $15.00 per share.

On November 6, 2005, the exclusivity period ended. The Board held a meeting on November 7 to consider the Buyers’ new price proposal of $15.00. At that time, the Board was aware that the Buyers might be willing to raise their price to $16.00, but not higher. The Company’s legal and financial advisors participated in that meeting and advised the Board regarding the various legal and financial issues presented by the change in the price proposal. After presentations by the legal and financial advisors, the Board decided to reject the Buyers’ new price proposal and not to grant further exclusivity for them.

At that point, in view of the failure to reach an acquisition agreement through the strategic process that began in February 2005, the absence of any other reasonable expressions of interest in acquiring the Company and the recent decline in the trading price of the Common Stock, the Company decided to conclude its strategic process. On November 8, 2005, the Company issued an announcement to that effect but further stated that the Company would continue to consider strategic opportunities if and when they arise and if the Board considers them to be in the best interests of the Company and its shareholders. On November 9, 2005, the closing price of the Common Stock on Amex was $13.02.

Starting on November 28, 2005, there were a series of meetings between Mr. Westerman and representatives of the Buyers with respect to a possible acquisition by the Buyers of all or substantially all of the Common Stock owned by Mr. Westerman, which amounted to approximately 2.1 million shares and constituted approximately 16.8% of the outstanding Common Stock, at a price of $15.00 per share.

On or about December 7, 2005, the Company learned of the proposed acquisition of Mr. Westerman’s shares by the Buyers. In the course of the negotiations between Mr. Westerman and the Buyers, the Company was informed that the Buyers had a continuing interest in acquiring the entire Company.

On December 22, 2005, Mr. Westerman and companies affiliated with the Buyers executed the Westerman Agreement, which gave the Buyers’ affiliates the right or obligation, under certain circumstances, to purchase substantially all of Mr. Westerman’s shares of Common Stock at $15.00 per share. The Westerman Agreement also stated that the Buyers or their affiliates intended to enter into negotiations with the Board for their acquisition of control of the Company (an “Acquisition Transaction”) at not less than $15.00 per share. The Westerman Agreement, however, also contained an acknowledgment that since the Company’s November 8, 2005 announcement of the conclusion of its strategic process, the Board had not considered an acquisition of the Company by the Buyers. The Westerman Agreement further provided that subject to his fiduciary duties as an executive officer and director of the Company, Mr. Westerman would (1) assist and cooperate with the Buyers in obtaining the requisite approvals from gaming regulators for the Buyers to acquire 10% or more of the outstanding Common Stock and to acquire control of the Company and (2) propose to the Board that a candidate nominated by the Buyers be appointed to the Board. In addition, the Westerman Agreement provided that subject to any withdrawal by the Board of its approval of an Acquisition Transaction, Mr. Westerman would vote all of the shares he owns in favor of an Acquisition Transaction. Mr. Westerman and the Buyers publicly reported all of this in their respective Schedule 13Ds that they filed on December 27 and 28, 2005. (Because the merger constitutes an Acquisition Transaction, Mr. Westerman is required under the Westerman Agreement to vote his shares in favor of the Merger Agreement (subject to any withdrawal by the Board of its approval of the Merger Agreement)).

On December 23, 2005, the last full trading day before the Westerman Agreement was publicly reported, the closing price of the Common Stock on Amex was $14.05. On December 28, 2005, the first full trading day after the Westerman Agreement was publicly reported, the Common Stock closing price on Amex was $16.37.

In January 2006, the Company, through Jefferies, was contacted by two other parties who made inquiries about a possible acquisition. One of those parties decided not to make a bid at all, and the other initially expressed an interest in keeping only Riviera Black Hawk but withdrew its interest when it was unable to secure a partner who would acquire Riviera Las Vegas.

In anticipation of a new acquisition proposal by the Buyers, the Board on January 17, 2006 formed a special Negotiating Committee to consider and consult with the Company’s legal and financial advisors about such a proposal and to negotiate with the Buyers if it was determined that negotiations were appropriate. The Negotiating Committee consisted of all Board members except Mr. Westerman.

On January 30, 2006, at the request of the Buyers, the Negotiating Committee and its legal advisors met in Las Vegas with the representatives of the Buyers and their legal and financial advisors for the first time since negotiations with the Buyers ended on November 7, 2005. At that meeting, representatives of the Buyers expressed a desire to acquire the entire Company through a cash merger at $15.00 per share. They also made a presentation to the Board, which was intended to demonstrate that, given the Buyers’ available strategies for the Company, their valuation of the Company included (1) various significant costs for which the Buyers would be required to reserve considerable capital and (2) a potential capital gains tax liability of approximately $3 million per acre (or approximately $78 million in the aggregate) that would be triggered in the event of their sale of the Riviera Las Vegas real property, due to the Company’s very low tax basis in that real property.

Between January 18 and March 6, 2006, the Negotiating Committee held 11 meetings concerning the anticipated proposal and the actual proposal by the Buyers to acquire the Company. Throughout this period, the Company received no other acquisition proposals, despite the December 27 and 28, 2005 public reports of the Westerman Agreement and the Buyers’ publicly disclosed desire to acquire control of the Company at not less than $15.00 per share. Also during this period, the Negotiating Committee informed the Buyers that it considered $15.00 to be inadequate. On February 21, 2006, two representatives of the Buyers met in Las Vegas with a member of the Negotiating Committee and indicated that they would be interested in an acquisition of the Company at $16.00 per share if the Company would commit to that price. The member of the Negotiating Committee responded that he would present the proposal to the Negotiating Committee but gave no indication that the proposal would be accepted. The representatives of the Buyers indicated that their offer of $16.00 per share was their final offer.

The Negotiating Committee rejected the $16.00 offer as inadequate and discussions with the Buyers ended on March 2, 2006, which the Buyers publicly reported in a Schedule 13D amendment on March 3, 2006 and the Company publicly reported in a Form 8-K on March 8, 2006. On March 6, 2006, the first trading day after the Buyers filed their Schedule 13D amendment, the price of the Common Stock on Amex closed at $14.99. Also on March 6, 2006, due to the termination of discussions between the Company and the Buyers, the Negotiating Committee was dissolved. Thereafter, no other parties contacted the Company to express an interest in an acquisition, and the Common Stock trading price continued to decline, reaching a low of $13.80 on March 14, 2006.

On March 17, 2006, one of Flag’s representatives met informally with a former member of the Negotiating Committee. At that meeting, the possibility of a $17.00 per share acquisition offer was discussed. Flag’s representative stated that he believed the Buyers would be agreeable to an acquisition of the Company at $17.00 per share if the Board would be agreeable to that price.

After consultation with the Company’s legal and financial advisors, on March 21, 2006, the Board resolved that it would agree to resume discussions with the Buyers for an acquisition at $17.00 per share, which was promptly communicated to the Buyers. From that point on, the entire Board, including Mr. Westerman, participated in the deliberations and negotiations. Later that day, the Buyers agreed to pursue an acquisition of the Company at $17.00 per share. On that day, the closing price of the Common Stock on Amex was $15.18.

On March 23, 2006, the Company reported in a Form 8-K the resumption of discussions with the Buyers for an acquisition of the Company at $17.00 per share, which represented a premium of 13.3% over the $15.01 closing price of the Common Stock on Amex on the previous day. Thereafter, while the Company and the Buyers were negotiating the definitive merger agreement and the Buyers were conducting further due diligence (without an exclusivity agreement), no other parties expressed to the Company an interest in making an acquisition bid.

By April 3, 2006, the Company and the Buyers had made substantial progress in their negotiations and were very close to signing a merger agreement under which the Company would be acquired by Parent, a corporation owned by the Buyers. The Board held a meeting on that date, at which Jefferies presented to the Board a series of financial and comparative valuation analyses of the $17.00 merger price, and the Company’s legal counsel again advised the Board concerning its fiduciary duties in the context of the proposed transaction. Following those presentations, all of the Board members, except Mr. Westerman who abstained, approved the terms of the Merger Agreement, to the extent that the terms had been negotiated by that time.

By the close of trading on April 3, 2006, the Common Stock price on Amex had risen to $17.11 and by the close of trading the next day, the price had risen to $17.35.

On April 5, 2006, the Board held another meeting and Jefferies rendered to the Board its opinion, as investment bankers, to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth in that opinion, the merger consideration to be received by holders of the Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders (other than Mr. Westerman, Parent and their respective affiliates). Also at that meeting, the Company’s legal counsel advised the Board again concerning its fiduciary duties as they pertained to the proposed transaction.

All of the Board members, except Mr. Westerman who abstained, thereupon approved the Merger Agreement, subject to resolution of certain minor points and finalization of disclosure schedules later that day. Subject to the execution of the Merger Agreement, all of the Board members (except Mr. Westerman who abstained) also approved the acquisition by Parent’s affiliates of Mr. Westerman’s remaining shares of Common Stock under the Westerman Agreement (besides the one million shares they purchased on January 8, 2006) and waived the applicable provisions of Chapter 78 of the Nevada Revised Statutes (restricting acquisitions of controlling stock interests and business combinations) and the applicable provision of the Company’s articles of incorporation to the extent that they would have restricted the acquisition.

By the time of that Board meeting, the stock market had closed for the day and the closing price of the Common Stock on Amex was $18.14.

In the late evening of April 5, 2006, the parties completed the execution and delivery of the definitive Merger Agreement, which the Company announced in a press release before the stock market opened the next morning.

On April 6, 2006, after the announcement of the $17.00 acquisition price, the price of the Common Stock on Amex continued to rise and closed at $18.94.

Since that announcement, the Company has received no other credible acquisition offers or credible indications of interest.

The table below reports the closing price of the Common Stock on Amex on the last full trading day before, and the first full trading day following, the first public report of certain significant events that are described above in this section:

Event	Date of First Public Report	Common Stock Closing Price on Last Full Trading Day Before Report	Common Stock Closing Price on First Full Trading Day After Report
Company’s commencement of strategic process to maximize shareholder value	February 15, 2005	$12.66	$14.52
Company’s termination of strategic process to maximize shareholder value	November 8, 2005	$17.90	$13.02
Execution of the Westerman Agreement	December 27, 2005	$14.05	$16.37
End of the Company’s discussions with the Buyers	March 3, 2006	$15.64	$14.99
Resumption of the Company’s discussions with the Buyers at $17.00 per share	March 23, 2006	$15.01	$16.43
Execution of the Merger Agreement	April 6, 2006	$18.14	$18.94

The Company’s Reasons for the Merger; Recommendation of the Board

At special meetings on April 3 and 5, 2006, the Board determined that the merger was in the best interests of the Company and Stockholders and approved the Merger Agreement and the merger. As required by the Merger Agreement, the Board also agreed to recommend to the Stockholders that they approve the Merger Agreement and granted the requisite waivers or approvals under the anti-takeover provisions of the Company’s articles of incorporation and Chapter 78 of the Nevada Revised Statutes for Parent and its affiliates to purchase Mr. Westerman’s remaining shares of Common Stock under the Westerman Agreement at $15.00 per share. All members of the Board approved the above matters, except for Mr. Westerman who abstained.

The Board has agreed to recommend, and the Board unanimously recommends, that you vote “FOR” approval of the Merger Agreement at the annual meeting.

In reaching its decision to approve the Merger Agreement and the merger and to recommend that Stockholders approve the Merger Agreement, the Board considered the following material factors:

•	the drawbacks and risks associated with the Company’s remaining under its current ownership, capital and debt structures, including:

•	the relatively small size of the Company compared to other Las Vegas Strip gaming properties and the Company’s limited resources, which materially restrict future expansion;

•	the Company’s negative shareholders’ equity, which continues in a negative direction due to lack of profitability, and the Company’s high debt-to-cash flow ratio;

•	the Company’s high borrowing costs relative to other Las Vegas Strip gaming properties;

•	the Company’s relatively weak competitive position compared to other Las Vegas Strip gaming properties, especially those which offer integrated player incentives in multiple gaming properties or locations;

•	the risks associated with the volatility of the market for real estate located on or near the Las Vegas Strip, which could result in a significant drop in the price of the Common Stock and the value of the Company’s real estate and thereby deprive stockholders of the value presently offered by the Merger Agreement; and

•	the risk that the currently high multiples of stock prices to earnings for gaming companies will not last, which could result in a drop in the price of the Common Stock and thereby deprive Stockholders of the value presently offered by the Merger Agreement.

•	the fact that the $17.00 per-share merger price represents:

•	a 13.3% premium over the closing price of the Common Stock on Amex on March 22, 2006, the day before the Company reported that it had resumed discussions with the Buyer at $17.00 per share;

•	a 21% premium over the closing price of the Common Stock on Amex on December 23, 2005, the last full trading day before the Westerman Agreement was reported; and

•	a 34% premium over the closing price of the Common Stock on Amex on February 14, 2005, the last full trading day before the Company announced its decision to explore strategic alternatives;

•	the fact that the Company would have to sell its Riviera Black Hawk casino for $125 million (the highest price indicated by potential buyers when the Company was considering strategic alternatives in 2005) and realize a net of approximately $15 million per acre from the sale of the 26-acre Riviera Las Vegas property to be able to pay Stockholders $17.00 per share, after providing for the Company’s capital gain taxes and demolition and employee severance costs;

•	the fact that no other bona fide potential buyer expressed an interest in acquiring the Company at a higher price after the public reports of the Westerman Agreement and the Company’s resumption of discussions with Parent at $17.00 per share, despite the extensive process that the Company and its financial advisor undertook in 2005 to try to get the highest possible price for the Company, and their numerous contacts with potential buyers during that time (as discussed in “The Merger Agreement – Background of the Merger”);

•	the prominence, background and experience of Parent’s principals which, together with the size of Parent’s cash escrow deposit and the absence of any financing contingencies on the Parent’s obligation to consummate the merger, gave the Board a feeling of confidence that the merger will be consummated if Stockholders approve it;

•	the all-cash nature of the merger consideration, which provides certainty of value for Stockholders;

•	Jefferies’ presentation on April 3, 2006 of its financial and comparative valuation analyses of the merger consideration, and its opinion, as investment bankers, to the Board on April 5, 2006, to the effect that, as of that date and based upon and subject to various considerations and assumptions set forth in the opinion letter, the merger consideration to be received by the Stockholders pursuant to the Merger Agreement was fair, from a financial point of view, to such holders (other than Mr. Westerman, the Parent and their respective affiliates) (see “The Merger Agreement – Opinion of Jefferies”); and

•	the provisions of the Merger Agreement that, subject to certain requirements described under “The Merger Agreement – No Solicitation,” “The Merger Agreement – Termination of the Merger Agreement” and “The Merger Agreement – Topping Fee,” allow the Company to furnish information to, and negotiate with, a third party in connection with an unsolicited, potentially superior proposal for an acquisition of the Company and further allow the Company, upon payment of an approximately $7.9 million Topping Fee (which is less than 2% of the entire acquisition price including repayment or assumption of approximately $215 million of Company debt, and which amounts to less than $0.70 per share of Common Stock), to terminate the Merger Agreement prior to the Stockholders’ approval of it, in response to a superior proposal to acquire the Company.

After considering the above factors, the Board concluded that the $17.00 per share cash merger price was an attractive price for the Stockholders in comparison to the value that the Company would reasonably expect to achieve for its Stockholders in the foreseeable future under the Company’s current ownership, capital and debt structures.

The Board, though, also considered potential drawbacks or risks relating to the merger, including:

•	the fact that an all-cash price would not allow Stockholders to realize value from the Company’s future operations or from any further increases in the value of Las Vegas Strip real estate;

•	the risks and costs to the Company if the merger is not consummated (including the diversion of management and employee attention, possible employee attrition and the potential effect on business and customer relationships), notwithstanding the Board’s feeling of confidence that the merger will be consummated if Stockholders approve it;

•	the fact that the Company’s recourse might be limited to Parent’s $15 million escrow deposit if the merger is not consummated by the Merger Agreement’s deadline due to Parent’s failure to obtain gaming approvals or funding;

•	the amount of time it might take for Parent to obtain the required approvals under Nevada and Colorado gaming laws to consummate the merger, including the possibility that the merger would not be consummated until July 2007, in view of Parent’s current, non-licensed status under those laws and Parent’s ownership structure;

•	the possible deterrent effect that the Company’s liability for an approximately $7.9 million topping fee if it supports or accepts an alternative acquisition proposal could have on other parties that might otherwise be interested in offering to acquire the Company at a higher price, even though under certain circumstances the Merger Agreement would allow the Company to accept such an offer (see “The Merger Agreement – Topping Fee”) and even though the Board considered the Topping Fee to be relatively small compared to the total acquisition price;

•	the fact that gains arising from an all-cash transaction would be taxable to Stockholders for U.S. federal income tax purposes;

•	the restrictions on the conduct of the Company’s business during the period between the signing of the Merger Agreement and the consummation of the merger or the termination of the Merger Agreement, which could delay or prevent the Company from pursuing favorable business opportunities that may arise in the meantime; and

•	the fact that the reported trading of the Common Stock on Amex had risen above $17.00 by the time the Merger Agreement was presented to the Board for approval, even though (1) the Company had reported on March 23, 2006 that $17.00 was the acquisition price being discussed with the Buyers and (2) no other discussions for an acquisition at any price had taken place with the Company since then.

In addition, the Board was aware of and considered the interests of directors and executive officers of the Company described under “The Merger Agreement – Interests of Certain Persons in the Merger.”

The foregoing discussion addresses certain information and factors, positive as well as negative, that the Board considered in its deliberations regarding the Merger Agreement. In view of the variety of factors and the nature and amount of information considered, the Board did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to each of the factors (or particular aspects of the factors) that the Board considered in reaching its decision. The Board’s decision to approve the Merger Agreement was made after consideration of all such factors in the aggregate. In addition, individual members of the Board may have given different weight to different factors. Also, Mr. Westerman abstained from the Board’s vote on the Merger Agreement.

Opinion of Jefferies & Company, Inc.

The Company engaged Jefferies to render an opinion to the Board as to the fairness to Stockholders, from a financial point of view, of the merger consideration to be received by them pursuant to the Merger Agreement. On April 5, 2006, Jefferies rendered to the Board its opinion as investment bankers to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth therein, the merger consideration to be received by holders of the Common Stock pursuant to the Merger Agreement was fair, from a financial point of view, to such holders (other than Mr. Westerman, Parent and their respective affiliates).

The full text of Jefferies’ opinion, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by Jefferies in rendering its opinion, is included in this proxy statement as Appendix B. The Company encourages Stockholders to read Jefferies’ opinion carefully and in its entirety. The summary of Jefferies’ opinion in this proxy statement is qualified in its entirety by reference to the full text of Jefferies’ opinion.

Jefferies’ opinion was provided to the Board in connection with its consideration of the merger and addresses only the fairness, from a financial point of view and as of the date of Jefferies’ opinion, of the merger consideration to be received by Stockholders, and does not address any other aspect of the merger. Jefferies’ opinion does not constitute a recommendation as to how any Stockholder should vote on the merger or any matter relating thereto.

In connection with its opinion, Jefferies, among other things:

•	reviewed the Merger Agreement;

•	reviewed the Company’s operations and prospects;

•	reviewed certain financial and other information about the Company that was publicly available;

•	reviewed information furnished by the Company’s management, including certain internal financial forecasts and analyses, budgets, reports and other information;

•	held discussions with members of senior management of the Company concerning historical and current operations, financial conditions and prospects, including recent financial performance;

•	reviewed the share trading price history of the Company for a period Jefferies deemed appropriate;

•	reviewed the valuation of the Company implied by the merger consideration;

•	reviewed the valuations of publicly traded companies that Jefferies deemed comparable in certain respects to the Company;

•	reviewed the financial terms of selected acquisition transactions involving companies in lines of business that Jefferies deemed comparable in certain respects to the business of the Company or involving companies that owned land in Las Vegas, Nevada;

•	reviewed the premiums paid in selected acquisition transactions;

•	prepared a discounted cash flow analysis of the Company; and

•	prepared a leveraged valuation analysis of the Company.

In addition, Jefferies conducted such other quantitative reviews, analyses and inquiries relating to the Company, as Jefferies considered appropriate in rendering its opinion.

In Jefferies’ review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy, completeness and fair presentation of all financial and other information that was provided to Jefferies by the Company, or that was publicly available (including, among other things, the information described in the bullet points above), or that was otherwise reviewed by Jefferies. Jefferies’ opinion was expressly conditioned upon such information, whether written or oral, being complete, accurate and fair in all respects material to its analysis.

With respect to the financial forecasts provided to and examined by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to uncertainty. The Company informed Jefferies, however, and Jefferies assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future performance of the Company. Jefferies expressed no opinion as to the Company’s financial forecasts or the assumptions on which they were made. In addition, in rendering its opinion Jefferies assumed that the Company will perform in accordance with such financial forecasts in all material respects for all periods specified therein. Although such financial forecasts did not form the principal basis for Jefferies’ opinion, but rather constituted one of many items that it employed, material changes to such financial forecasts could affect its opinion.

In its review, Jefferies did not obtain any independent evaluation or appraisal of the assets or liabilities of, nor did it conduct a comprehensive physical inspection of any of the assets of, the Company, nor was Jefferies furnished with any such evaluations or appraisals or reports of such physical inspections, nor did Jefferies assume any responsibility to obtain any such evaluations, appraisals or inspections. Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated as of the date of its opinion. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Jefferies becomes aware after the date of its opinion. Jefferies made no independent investigation of any legal or accounting matters affecting the Company, and Jefferies assumed the correctness in all respects material to its analysis of all legal and accounting advice given to the Company, including advice as to the legal, accounting and tax consequences to the Company and Stockholders of the terms of, and transactions contemplated by, the Merger Agreement. In addition, in preparing its opinion, Jefferies did not take into account any tax consequences of the transaction to Stockholders.

In rendering its opinion, Jefferies also assumed with the consent of the Board that:

•	the transactions contemplated by the Merger Agreement will be consummated on the terms described in the Merger Agreement without any waiver of any material terms or conditions which would affect the amount or timing of receipt of the merger consideration;

•	there was not, and there will not as a result of the consummation of the transactions contemplated by the Merger Agreement be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which the Company or any of its subsidiaries or affiliates is a party; and

•	all material assets and liabilities (contingent or otherwise, known or unknown) of the Company were as set forth in the consolidated financial statements provided to Jefferies by the Company, as of the dates of such financial statements.

Jefferies’ opinion was for the use and benefit of the Board in its consideration of the merger, and its opinion did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transactions that might be available to the Company, nor did it address the underlying business decision by the Company to engage in the merger or the terms of the Merger Agreement or the documents referred to therein. Jefferies expressed no opinion as to the price at which the Common Stock will trade at any future time.

In preparing its opinion, Jefferies performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the applications of those methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Jefferies believes that its analyses must be considered as a whole. Considering any portion of Jefferies’ analyses or the factors considered by Jefferies, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusion expressed in Jefferies’ opinion. In addition, Jefferies may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described below should not be taken to be Jefferies’ view of the

Company’s actual value. Accordingly, the conclusions reached by Jefferies are based on all analyses and factors taken as a whole and also on the application of Jefferies’ own experience and judgment.

In performing its analyses, Jefferies made numerous assumptions with respect to industry performance, general business, economic, monetary, regulating, market and other conditions and other matters, many of which are beyond the Company’s and Jefferies’ control. The analyses performed by Jefferies are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of the Company do not purport to be appraisals or to reflect the prices at which the Company may actually be sold. The analyses performed were prepared solely as part of Jefferies’ analysis of the fairness, from a financial point of view, of the merger consideration and were provided to the Board in connection with the delivery of Jefferies’ opinion.

The following is a summary of the material financial and comparative analyses performed by Jefferies that were presented to the Board on April 3, 2006 in connection with Jefferies’ delivery of its opinion to the Board on April 5, 2006. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses.

Transaction Overview. Based upon the merger consideration of $17.00 per share, approximately 12.7 million shares of Common Stock outstanding as of March 1, 2006 on a fully diluted basis (calculated using the treasury stock method), and approximately $194.8 million of net debt (consisting of $215.4 million in aggregate principal amount of debt outstanding, less $20.6 million in cash), Jefferies noted that the merger consideration implied a net offer value of approximately $215.6 million, and a transaction value of approximately $410.5 million. Jefferies also noted that the merger consideration of $17.00 per share represented:

•	a premium of 3.2% over the closing price per share of Common Stock on March 30, 2006 of $16.48,

•	a premium of 13.3% over the closing price per share of Common Stock on March 22, 2006 of $15.01, which was one day prior to the announcement of the resumption of acquisition discussions with the Buyers,

•	a premium of 50.4% over the lowest intra-day trading price per share of Common Stock on April 5, 2005 of $11.30, which was the lowest trading price of the Common Stock during the 52-week period ending March 30, 2006, and

•	a discount of 36.6% from the highest intra-day trading price per share of Common Stock on September 8, 2005 of $26.83, which was the highest trading price of the Common Stock during the 52-week period ending March 30, 2006.

Historical Trading Analysis. Jefferies reviewed the share price trading history of the Common Stock for the one-year period ending March 30, 2006 on a stand-alone basis and also in relation to the S&P 500 Index and to a composite index consisting of the following gaming companies:

•	Ameristar Casinos, Inc.

•	Dover Downs Gaming & Entertainment, Inc.

•	Isle of Capri Casinos, Inc.

•	Monarch Casino & Resort, Inc.

•	MTR Gaming Group, Inc.

•	Penn National Gaming, Inc.

•	Pinnacle Entertainment, Inc.

Comparable Company Analysis. Using publicly available information, Jefferies analyzed the trading multiples of the Common Stock and the corresponding trading multiples of the group of companies listed above under “Historical Trading Analysis.” In its analysis, Jefferies derived and compared multiples for the Company and the selected companies, calculated as follows:

•	the enterprise value divided by estimated EBITDA for calendar year 2006, which is referred to as “Enterprise Value/CY 2006E EBITDA,” and

•	the enterprise value divided by estimated EBITDA for calendar year 2007, which is referred to as “Enterprise Value/CY 2007E EBITDA.”

This analysis indicated the following:

Comparable Public Companies Multiples

	High		Low		Mean		Median
Enterprise Value/CY 2006E EBITDA	10.6	x	7.4	x	9.0	x	9.1	x
Enterprise Value/CY 2007E EBITDA	9.5	x	4.9	x	7.7	x	8.3	x

Using a reference range of 7.4x to 10.6x the publicly available consensus equity research analyst forecasts for the Company’s 2006 EBITDA, and a reference range of 4.9x to 9.5x the publicly available consensus equity research analyst forecasts for the Company’s 2007 EBITDA, Jefferies determined an implied enterprise value for the Company, then subtracted debt and added cash to determine an implied equity value. After accounting for the vesting of in-the-money stock options, this analysis indicated a range of implied values per share of Common Stock of approximately $9.09 to $19.39 using the estimated 2006 EBITDA multiples, and approximately $1.03 to $16.16 using the estimated 2007 EBITDA multiples, compared to the merger consideration of $17.00.

No company utilized in the comparable company analysis is identical to the Company. In evaluating the selected companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the Company’s and Jefferies’ control. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using comparable company data.

Selected Comparable Transactions Analysis. Using publicly available information, Jefferies examined the following 12 transactions involving gaming companies announced since January 1, 2004 and having a transaction value ranging from $100 million to $1 billion. The transactions considered and the month and year each transaction was announced were as follows:

Target	Acquiror	Month and Year Announced
Trump Indiana, Inc.	Majestic Star Casino, LLC	11/05
Imperial Palace, LLC	Harrah’s Entertainment, Inc.	8/05
Hollywood Casino Shreveport	El Dorado Resorts LLC	6/05
Argosy Gaming Company (Baton Rouge)	Columbia Sussex Corporation	6/05
Reno Hilton	Grand Sierra Resort Corporation	5/05
MotorCity Casino	Marian Ilitch	3/05
Golden Nugget Las Vegas	Landry’s Restaurants, Inc.	2/05
Pocono Downs	Mohegan Sun	10/04
Grace Entertainment Inc.	Herbst Gaming, Inc.	7/04
Arizona Charlie’s (Decatur and Boulder)	American Casino & Entertainment Properties LLC	5/04
Mountain High Casino	Ameristar Casinos, Inc.	6/04
Harrah’s Entertainment, Inc. (Shreveport)	Boyd Gaming Corporation	1/04

Using publicly available estimates and other information for each of these transactions, Jefferies reviewed the transaction value as a multiple of the target company’s LTM EBITDA immediately preceding announcement of the transaction, which is referred to below as “Transaction Value/LTM EBITDA.” This analysis indicated the following:

Selected Comparable Transactions Multiples

	High		Low		Mean		Median
Transaction Value/LTM EBITDA	13.6	x	6.6	x	9.3	x	8.2	x

Using a reference range of 6.6x to 13.6x the Company’s LTM EBITDA, Jefferies determined an implied enterprise value for the Company, then subtracted debt and added cash to determine an implied equity value. After accounting for the vesting of in-the-money stock options, this analysis indicated a range of implied values per share of Common Stock of approximately $5.43 to $27.53, compared to the merger consideration of $17.00.

No transaction utilized as a comparison in the comparable transaction analysis is identical to the merger. In evaluating the merger, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond the Company’s and Jefferies’ control. Mathematical analysis, such as determining the average or the median, is not in itself a meaningful method of using comparable transaction data.

Discounted Cash Flow Analysis. Jefferies performed a discounted cash flow analysis to estimate the present value of the free cash flows of the Company through the fiscal year ending December 31, 2008 using Company management’s financial projections. Jefferies also calculated the terminal value of the enterprise at December 31, 2008 by multiplying projected EBITDA in the fiscal year ending December 31, 2008 by multiples ranging from 7.0x to 8.0x. To discount the projected free cash flows and the terminal value to present value, Jefferies used discount rates ranging from 13.0% to 15.0%. To determine the implied total equity value for the Company, Jefferies subtracted debt and added cash to the implied enterprise value for the Company. After accounting for the vesting of in-the-money stock options, this analysis indicated a range of implied values per share of Common Stock of approximately $6.42 to $9.78, compared to the merger consideration of $17.00.

Leveraged Valuation Analysis. Jefferies performed a leveraged valuation analysis to estimate the highest theoretical purchase price that could be paid in a leveraged buyout in order to generate returns to a financial sponsor ranging from 20% to 30%. Jefferies assumed that a buyout firm would be able to finance the acquisition with $240 million of senior debt. Jefferies calculated the return to the buyer by using a range of exit multiples of 7.0x to 8.0x EBITDA for the fiscal year ending December 31, 2008 using Company management’s financial projections. To determine the implied total equity value for the Company, Jefferies subtracted debt and added cash to the implied enterprise value for the Company. After accounting for the vesting of in-the-money stock options, this analysis indicated a range of implied values per share of Common Stock of approximately $6.52 to $9.49, compared to the merger consideration of $17.00.

Las Vegas Land Transactions Analysis. Using publicly available information, Jefferies examined the following five acquisition transactions involving real property located on the Las Vegas Strip. The transactions considered and the year each transaction was announced were as follows:

Year	Property	Acquiror	Value (in millions)	Acres	Implied Value Per Acre (in millions)
2005	Westward Ho	Centex Corporation	$145.5	15.2	$9.6
2004	Jockey Club land	3700 Associates, LLC	90.0	8.6	10.5
2003	Venetian expansion	Margel, LLC	50.0	4.5	11.1
2003	Loading dock of Barbary Coast Hotel and Casino	Coast Hotels & Casinos, Inc.	20.7	2.5	8.2
2002	Tropicana Casino and Resort	Aztar Corporation	119.5	17.0	7.0

This analysis indicated that the mean value per acre was $9.3 million and the median value per acre was $9.6 million.

Using a reference range of $7.0 million per acre to $11.1 million per acre for the Company’s property in Las Vegas, and an implied enterprise value of $138.3 million for the Company’s Black Hawk property (calculated using an 8.0x multiple based on $17.3 million of LTM EBITDA), this analysis indicated a range of implied values per share of Common Stock of approximately $10.02 to $18.40, compared to the merger consideration of $17.00.

No transaction utilized as a comparison in the comparable transaction analysis is identical to the merger. In evaluating the merger, Jefferies made numerous judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond the Company’s and Jefferies’ control. Mathematical analysis, such as determining the average or the median, is not in itself a meaningful method of using comparable transaction data.

Premiums Paid Analysis. Using publicly available information, Jefferies analyzed the premiums offered in 51 public merger and acquisition transactions consummated between January 1, 2004 and March 30, 2006 with transaction values between $300 million and $500 million.

For each of these transactions, Jefferies calculated the premium represented by the offer price over the target company’s closing share price one day, one week and four weeks prior to the transaction’s announcement. This analysis indicated the following median and mean premiums for those time periods prior to announcement:

Time Period Prior to Announcement	Median Premium	Mean Premium
1 day	22.6%	23.8%
1 week	22.0%	24.3%
4 weeks	27.6%	31.2%

Using a reference range of a premium of (26.7)% to 83.3% over the target company’s share price, and the closing price per share of Common Stock on March 22, 2006 of $15.01, this analysis indicated a range of implied prices per share of Common Stock of approximately $11.00 to $27.52, compared to the merger consideration of $17.00.

Jefferies’ opinion was one of many factors taken into consideration by the Board in making its determination to approve the merger and should not be considered determinative of the views of the Board or management with respect to the merger or the merger consideration.

Jefferies was selected by the Board based on Jefferies’ qualifications, expertise and reputation. Jefferies is an internationally recognized investment banking and advisory firm. Jefferies, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services.

In the ordinary course of business, Jefferies and its affiliates may trade or hold such securities of the Company and of certain affiliates of Parent for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions in those securities.

Pursuant to an engagement agreement between the Company and Jefferies dated December 6, 2004 (and amended on February 11, 2005 and January 17, 2006), the Company has agreed to pay Jefferies a fee for its services contingent upon consummation of the merger. The fee will be the lesser of $3 million or 1% of the total proceeds and other consideration paid or received or to be paid or received in connection with the merger

(including consideration in the form of cash or assumption, refinancing or extinguishment of liabilities of the Company (including indebtedness of the Company)), plus $100,000 for every $1.00 per share, or proportionate share for any fraction thereof, by which the merger price per share exceeds the average 30-day trading price of the Common Stock determined as of the close of business on the trading day immediately preceding the first public announcement that the Company is pursuing strategic alternatives with Jefferies (which announcement was made on February 15, 2005). That fee is payable upon consummation of the merger. Based on the merger price, the number of outstanding shares of Common Stock and the Company’s outstanding liabilities as of the date of the Merger Agreement, Jefferies’ fee would be approximately $4,152,000. If the Merger Agreement is terminated and the Company receives the Deposit (as defined in the Merger Agreement), the Company has agreed to pay Jefferies a $400,000 fee in connection with the delivery of its opinion to the Board. In addition, the Company has agreed to reimburse Jefferies for reasonable expenses incurred, including certain fees and disbursements of Jefferies’ legal counsel. The Company also has agreed to indemnify Jefferies and certain related parties against liabilities arising out of or in connection with the services rendered and to be rendered by it under its engagement.

Material Federal Income Tax Consequences

General

The following summary describes the material U.S. federal income tax consequences of the merger to Stockholders. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable existing and proposed U.S. Treasury Regulations promulgated thereunder, and judicial decisions and administrative pronouncements, all as in effect on the date of this proxy statement and all of which are subject to change or different interpretations, and possibly with retroactive effect. This summary is for general information only and addresses only shares of Common Stock that are held as capital assets, as defined under section 1221 of the Code. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular Stockholder, taking into account such Stockholder’s personal investment circumstances or the possible special treatment of certain Stockholders under U.S. federal income tax laws (for example, life insurance companies, tax-exempt organizations, financial institutions, expatriates, dealers in securities or commodities or traders in securities who apply the mark-to-market method of accounting). In addition, this discussion does not address the aspects of U.S. federal income taxation that may be relevant to Stockholders who hold Common Stock as part of a hedging, “straddle,” conversion or other integrated transaction or who acquired Common Stock through the exercise of director or employee stock options or other compensation arrangements. Furthermore, this discussion does not address any aspect of foreign, state or local tax consequences of the merger and does not purport to describe all potential U.S. federal tax consequences of the merger.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER.

Material Consequences of the Merger to U.S. Holders

For purposes of this discussion, a “U.S. holder” means:

•	a citizen or resident of the U.S.;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized or created in the U.S. or under the laws of the U.S. or any political subdivision thereof;

•	an estate, the income of which is subject to federal income tax regardless of its source; or

•	a trust (i) with respect to which a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust or (ii) that has a valid election in place to be treated as a U.S. person.

The treatment of a partner in a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) that holds Common Stock will generally depend on the status of the partner and upon the activities of the partnership.

The receipt of cash in exchange for shares of Common Stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder of Common Stock will recognize gain or loss equal to the difference between such holder’s adjusted tax basis in Common Stock converted into cash pursuant to the merger. Gain or loss will be calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) converted in the merger. Such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if the Stockholder held the shares of Common Stock for more than one year at the time of the consummation of the merger. Certain limitations apply to the deduction of capital losses.

Material Consequences of the Merger to Non-U.S. Holders

The following discussion applies to Stockholders who are “non-U.S. holders.” A “non-U.S. holder” is a person or entity that is not a U.S. holder.

If a non-U.S. holder sells or otherwise disposes of Common Stock in the merger in a transaction that is treated as a sale or exchange for U.S. federal income tax purposes, such Stockholder generally will not be subject to U.S. federal income tax on any gain realized on the disposition of Common Stock in the merger unless:

•	the gain is effectively connected with the conduct of a trade or business in the U.S. of the non-U.S. holder, subject to an applicable treaty providing otherwise; or

•	the Company is or has been a “United States real property holding corporation” and the non-U.S. holder held, directly or indirectly, at any time during the five-year period ending on the date of disposition or such shorter period that such shares were held, more than five percent of Common Stock.

Any non-U.S. holder that falls under either of the exceptions discussed above should consult its tax advisor to discuss the potential U.S. tax implications of the disposition of Common Stock in the merger, including the application of the provisions of the Code enacted as part of the Foreign Investment in Real Property Tax Act and any potential entitlement to benefits under an applicable income tax treaty. An individual who is present in the U.S. for 183 days or more in the taxable year in which the Common Stock is disposed of in the merger should also consult a tax advisor regarding the U.S. federal income tax consequences of the receipt of cash in exchange for shares of the Common Stock pursuant to the merger.

Backup Withholding

Backup withholding rules at the applicable rate (which is currently 28%) may apply to cash payments to a Stockholder or other payee which are received pursuant to the merger if the Stockholder or other payee does not provide its taxpayer identification number or otherwise fails to comply with applicable backup withholding rules and certification requirements. Each Stockholder and, if applicable, each payee should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the payment agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists provided that such exemption is proved in a manner which is satisfactory to the payment agent. The exemptions provide that certain Stockholders (including all corporations and certain foreign individuals) are not subject to such backup withholding requirements. In order for a foreign individual to qualify as being exempt from backup withholding, such Stockholder, in general, must submit a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) and must comply with certain procedures. Any amounts withheld will be allowed as a refund or credit against such Stockholder’s U.S. federal income tax liability for that year. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service; provided that such Stockholder follows all required procedures in a timely manner.

THE PRECEDING DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO BE AND SHOULD NOT BE CONSTRUED AS LEGAL OR TAX ADVICE FOR ANY PARTICULAR STOCKHOLDER. STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF ANY CHANGES IN TAX LAWS.

Governmental and Regulatory Matters

Antitrust Laws

Under the HSR Act, the merger may not be consummated until the parties have filed notifications with the FTC and the DOJ and any applicable waiting period has terminated or expired.

At any time before or after completion of the merger, the FTC, the DOJ or any state attorney general could take action under the antitrust laws as deemed necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger, to rescind the merger or to require the divestiture of particular assets of the Company. Under certain circumstances, private parties could also take action under the antitrust laws. There can be no assurance that a challenge to the merger will not be made or, if such a challenge is made, that the Company and Parent will prevail.

Gaming Regulation

Nevada Gaming Regulation. The ownership and operation of casino gaming facilities in Nevada are subject to the Nevada Gaming Control Act and the regulations thereunder (collectively, the “Nevada Act”), and various local ordinances and regulations. The Nevada gaming operations of the Company are subject to the licensing and regulatory control of the Nevada Gaming Commission (the “Nevada Commission”), the Nevada State Gaming Control Board (the “Nevada Board”) and the Clark County Liquor and Gaming Board (comprised of the Clark County Commissioners) (collectively, the “Nevada Gaming Authorities”).

The Nevada Act provides that control of a registered publicly traded corporation such as the Company through a tender offer, merger, consolidation, acquisition of assets, management or consulting agreements or any form of takeover whatsoever cannot be acquired without the prior approval of the Nevada Commission. The Nevada Board reviews and investigates applications and makes recommendations on those applications to the Nevada Commission for final action. Parent has filed applications with the Nevada Board for approval of the acquisition of control of the Company through the merger. The Company is currently registered by the Nevada Commission as a publicly traded corporation and has been found suitable to own the stock of its subsidiary that operates licensed gaming facilities in Nevada.

Parent has advised the Company that after the merger, the Company will remain a publicly traded corporation, as defined in applicable Nevada laws. Parent anticipates that after the merger, the Company will issue two classes of stock, a voting class and a non-voting class. The non-voting class of stock will be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All of the voting stock will be issued to a business entity (“Voteco”), and all of the non-voting stock will be issued to Parent. In connection with approval of the merger, Voteco will be required to be registered as a holding company and found suitable to own the voting stock of the Company. Registered non-voting stock will be issued to one or more investment vehicles. Any beneficial owner of the Company’s voting securities or other equity securities may be required by the Nevada Commission to file an application, be investigated, and have such holder’s suitability determined as part of the approval of the merger. However, because the Company will remain a publicly traded corporation, Parent anticipates that the Nevada Commission will require only that the beneficial owners of the Company’s voting stock be found suitable. Because the holders of the Company’s non-voting stock will have no voting or other control, such holders will not be subject to mandatory licensure or registration under the Nevada Act. Such holders will, however, remain subject to the discretionary authority of the Nevada Gaming Authorities and may be required to file an application and have their suitability determined.

The beneficial owners of the Company’s voting stock will be the following individuals, who will own the equity of and control Voteco: Paul C. Kanavos, Brett Torino, Neil G. Bluhm, Barry S. Sternlicht and Greg Carlin. Mr. Kanavos is Co-Founder and Managing Member of Flag Luxury Properties, LLC. Mr. Torino is President and CEO of The Torino Companies. Mr. Bluhm is Co-Founder and President of JMB Realty, Co-Founder and Principal of Walton Street Capital and Co-Founder and Chairman of Falls Management Company. Mr. Sternlicht is the Founder and Chairman of Starwood Capital Group and former Chairman and CEO of Starwood Hotels & Resorts Worldwide. Mr. Carlin is a Managing Director of Lamb Partners, an affiliate of Mr. Bluhm’s companies.

To obtain approval of the merger, Parent must satisfy the Nevada Gaming Authorities in respect of a variety of stringent standards. The Nevada Gaming Authorities will consider all relevant material facts in determining whether to grant this approval, and may consider not only the effects of the merger but also any other facts that are deemed relevant. Such facts may include, among others:

•	the business history of Parent and its affiliates including its record of financial stability, integrity and success of its operations, as well as its current business activities and financial structure;

•	the sources and adequacy of the proposed financing; and

•	whether the merger will create a significant risk that the Company or its subsidiaries will not satisfy their financial obligations as they become due or satisfy all financial and regulatory requirements imposed by the Nevada Act.

The Nevada Gaming Authorities may also require certain of the individuals who are appointed as officers, directors, and key employees of the Company and its licensed subsidiary in connection with the merger, if any, to be investigated and licensed or found suitable as part of the approval process relating to the transaction. The Nevada Gaming Authorities may investigate any person who has a material relationship to, or material involvement with the Company or its licensed subsidiary in order to determine whether the individual is suitable or should be licensed as a business associate of a gaming licensee. The Nevada Gaming Authorities may deny an application for licensing for any cause that it deems reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation.

If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with the Company or its Nevada gaming subsidiary, that entity would have to sever all relationships with the person. In addition, the Nevada Gaming Authorities may require the Company or its Nevada gaming subsidiary to terminate the employment of any person who refuses to file appropriate applications.

Colorado Gaming Regulation

The ownership and operation of casino gaming facilities in Colorado are subject to the Colorado Limited Gaming Act and the regulations thereunder (collectively, the “Colorado Regulations”). The Colorado gaming operations of the Company are subject to the licensing and regulatory control of the five-member Colorado Limited Gaming Control Commission (the “Colorado Commission”) and the Division of Gaming (the “Colorado Division”) within the Department of Revenue. The Director of the Colorado Division (the “Colorado Director”), subject to the review of the Colorado Commission, has been granted broad power to ensure compliance with the Colorado Regulations. The Colorado Commission is empowered to issue five types of gaming and gaming-related licenses, and has delegated authority to the Colorado Director to issue certain types of licenses and approve certain changes in ownership.

Generally, a sale, lease, purchase, conveyance or acquisition of any interest in a licensee is prohibited without the Colorado Commission’s prior approval. However, because the Company is a publicly traded corporation, persons may acquire an interest in the Company (even, under current staff interpretations, a controlling interest) without the Colorado Commission’s prior approval, but such persons may be required to file notices with the Colorado Commission and applications for suitability and the Colorado Commission may, after such acquisition, find such persons unsuitable and require them to dispose of their interest. Under some circumstances, the Company may not sell any interest in the Company’s Colorado gaming business without the prior approval of the Colorado Commission.

Under the Colorado Regulations, any person or entity having any direct or indirect interest in a gaming licensee or an applicant for a gaming license, including the Company or its licensed subsidiary, may be required to supply the Colorado Commission with substantial information.

Such information, investigation and licensing (or finding of suitability) as an “associated person” automatically will be required of all persons (other than certain institutional investors) who directly or indirectly beneficially own 10% or more of a direct or indirect beneficial ownership or interest in a licensed subsidiary, through their beneficial ownership of any class of voting securities of the Company or any holding company or intermediary company of its licensed subsidiary. Those persons must report their interest within ten days (including institutional investors) and file appropriate applications within 45 days after acquiring that interest (other than certain institutional investors).

Persons (including institutional investors) who directly or indirectly beneficially own 5% or more (but less than 10%) of a direct or indirect beneficial ownership or interest in the licensed subsidiary, through their beneficial ownership of any class of voting securities of the Company or any holding company or intermediary company of the licensed subsidiary must report their interest to the Colorado Commission within ten days after acquiring that interest and may be required to provide additional information and to be found suitable.

It is the current practice of the gaming regulators to require findings of suitability for persons beneficially owning 5% or more of a direct or indirect beneficial ownership or interest, other than certain institutional investors.

If certain institutional investors provide specified information to the Colorado Commission within 45 days after acquiring their interest (which, under the current practice of the gaming regulators is an interest of 5% or more, directly or indirectly) and are holding for investment purposes only, those investors, in the Colorado Commission’s discretion, may be permitted to own up to 14.99% of the licensed subsidiary through their beneficial ownership in any class of voting of securities of the Company or any holding company or intermediary company of the licensed subsidiary before being required to be found suitable.

The Colorado Regulations define a “voting security” to be a security, the holder of which is entitled to vote generally for the election of a member or members of the board of directors or board of trustees of a corporation or a comparable person or persons of another form of business organization.

An application for licensure or suitability may be denied for any cause deemed reasonable by the Colorado Commission or the Colorado Director, as appropriate. If the Colorado Commission determines that a person or entity is unsuitable to directly or indirectly own interests in the Company, then the Company and the licensed subsidiary may be sanctioned, which may include the loss of the approvals and licenses of the Company and/or the licensed subsidiary.

Parent has advised the Company that after the merger, the Company will remain a publicly traded corporation, as defined in the applicable Colorado Regulations. As described above, Parent anticipates that after the merger, the Company will issue two classes of stock, a voting class and a non-voting class. All of the voting stock will be issued to Voteco, and all of the non-voting stock will be issued to Parent. The Colorado Commission does not need to approve the “Change of Ownership” of the Company prior to the merger (although such approval is required, it can be considered by the Colorado Commission after the merger is completed). Similarly, although the approval of the Colorado Commission is not required prior to the merger with respect to certain persons and entities associated with Parent, such approval will be required after the merger. In this regard,

Voteco will be required to be found suitable as an “associated person.” In addition, each person who owns, directly or indirectly, 5% or more of Voteco and each director and executive officer of Voteco will need to be found suitable as an “associated person.” The staff of the Colorado Division also currently is taking the position that Parent, which will own the non-voting stock, and each of its directors and executive officers will be required to be found suitable as an “associated person.” Further, the staff of the Colorado Division currently is taking the position that, with the exception of certain entities, each person or entity who, directly or indirectly, owns 5% or more of the non-voting stock of the Company through ownership in Parent, is required to file an application for, and be found suitable as, an “associated person.” All of the findings of suitability will be considered by the Colorado Commission when it considers the Change of Ownership, and such findings of suitability may occur after the merger. As noted above, any person or entity with any direct or indirect financial or voting interest whatsoever in the Company may be required by the Colorado Commission to file an application, be investigated and have such person’s or entity’s suitability determined as part of the approval of the Change of Ownership. If any such persons or entities are not found suitable, the Colorado Commission will not approve the Change of Ownership unless and until such persons or entities dispose of their interests and, if the merger has occurred, the Company could be sanctioned (including by a loss of its gaming license) unless and until such persons or entities dispose of their interests.

The Colorado Commission also has the right to request information from any person directly or indirectly interested in, or employed by, a licensee, and to investigate the moral character, honesty, integrity, prior activities, criminal record, reputation, habits and associations of related parties, including (1) all persons licensed pursuant to the Colorado Limited Gaming Act; (2) all officers, directors and stockholders of a licensed privately held corporation; (3) all officers, directors and stockholders holding either a 5% or greater interest or a controlling interest in a licensed publicly traded corporation; (4) all general partners and all limited partners of a licensed partnership; (5) all persons that have a relationship similar to that of an officer, director or stockholder of a corporation (such as members and managers of a limited liability company); (6) all persons supplying financing or loaning money to any licensee connected with the establishment or operation of limited gaming; (7) all persons having a contract, lease or ongoing financial or business arrangement with any licensee, where such contract, lease or arrangement relates to limited gaming operations, equipment devices or premises; and (8) all persons contracting with or supplying any goods and services to the gaming regulators.

The Colorado Commission and the Colorado Division have interpreted the Colorado Regulations to permit the Colorado Commission to investigate and find suitable persons or entities providing financing to, or acquiring securities from, the Company or its licensed subsidiary or any intermediary company or holding company of the licensed subsidiary. Although the Colorado Regulations do not require prior approval for the execution of credit facilities or issuance of debt securities, the Colorado regulators reserve the right to approve, require changes to, or require the termination of, any financing, including if a person or entity is required to be found suitable and is not found suitable.

Under the Colorado Regulations, the Colorado gaming subsidiary may repurchase its voting securities from anyone found unsuitable at the lesser of the cash equivalent to the original investment in the Colorado gaming subsidiary or the current market price as of the date of the finding of unsuitability unless such voting securities are transferred to a suitable person (as determined by the Colorado Commission) within 60 days after the finding of unsuitability. A licensee or affiliated company must pursue all lawful efforts to require an unsuitable person to relinquish all voting securities, including purchasing such voting securities. The staff of the Colorado Division has taken the position that a licensee or affiliated company may not pay any unsuitable person any interest, dividends or other amounts with respect to non-voting securities, other than with respect to pursuing all lawful efforts to require an unsuitable person to relinquish non-voting securities, including by purchasing or redeeming such securities. Further, the regulations require anyone with a material involvement with a licensee, including a director or officer of a holding company, to file for a finding of suitability if required by the Colorado Commission.

Because of their authority to deny an application for a license or suitability, the Colorado Commission and the Colorado Director effectively can disapprove a change in corporate position of a licensee and with respect to any entity which is required to be found suitable, or indirectly can cause the Company to suspend or dismiss managers, officers, directors and other key employees or sever relationships with other persons who refuse to file appropriate applications or whom the authorities find unsuitable to act in such capacities.

Interests of Certain Persons in the Merger

In considering the Board’s recommendation that you vote in favor of the Merger Agreement, you should be aware that members of the Board and the Company’s executive officers have interests in the merger that are in addition to, or may be different from, those of Stockholders generally. The Board was aware of those interests and considered them, among other matters, in deciding to approve the Merger Agreement and to recommend that Stockholders vote in favor of it.

Stock Options

All options under the Company’s stock option plans, including those held by the Company’s directors and executive officers, even if they have not yet become vested and exercisable, will be canceled at the time of the merger in exchange for a cash payment of $17.00, less the applicable option per-share exercise price for each share of Common Stock subject to the option, less any applicable withholding taxes and without interest.

As of June 28, 2006, the Company’s directors and executive officers held the following in-the-money Common Stock options, all of which are vested and presently exercisable:

Name	Total Shares Subject to in-the-Money Options(1)		Weighted Average Exercise Price of in-the-Money Options(1)	Value of in-the-Money Options at $17.00 per Share(1)
Vincent L. DiVito	12,000		$1.87	$181,560
Paul A. Harvey	18,000		2.22	266,040
Tullio J. Marchionne	36,000		2.34	527,760
Jeffrey A. Silver	24,000		2.25	354,000
Robert A. Vannucci	120,000		2.45	1,745,700

Total	210,000	(2)	$2.35	$3,075,060	(2)

(1)	In addition to the amounts reported in the table, each of the Company’s non-employee directors (Messrs. DiVito, Harvey, and Silver) holds options to purchase 6,000 shares of Common Stock at an exercise price of $21.60. Because the exercise price of these options exceeds the merger price, they will not provide an economic benefit to the option holders when the merger is consummated.
(2)	In addition to the amounts reported in the table, Ronald R. Johnson, who was an executive officer when the Board approved the Merger Agreement but resigned on May 16, 2006, held options to purchase 30,000 shares of Common Stock at a weighted average exercise price per share of $2.45. Mr. Johnson exercised those options on May 26, 2006, resulting in his acquisition of shares having a net value of $436,500 based on the merger price (after deducting the aggregate exercise price of the options).

Before the merger is consummated, the Company may grant additional stock options to executive officers and other employees in accordance with the Company’s customary compensation practices. The exercise price of those options will not be less than the market price of the Common Stock on the date of the option grant. Consequently, based on the spread between $17.00 and the expected exercise price of those options, such options are unlikely to provide a material economic benefit to the recipients.

Restricted Stock

Pursuant to grants of Common Stock under the Company’s Restricted Stock Plan and a May 27, 2005 grant of Common Stock to the Company’s non-employee directors, executive officers and directors hold shares of restricted Common Stock. Pursuant to the Merger Agreement, all outstanding shares of restricted Common Stock, like the other outstanding shares of Common Stock, will be canceled at the time of the merger in exchange for the right to receive a cash payment of $17.00 per share of restricted Common Stock, less any applicable withholding taxes and without interest.

As of June 28, 2006, the Company’s directors and executive officers held the following shares of restricted Common Stock having the following values based on the merger price:

Name	Total Shares of Restricted Common Stock		Value of Restricted Common Stock at $17.00 Per Share
Vincent L. DiVito	4,800		$81,600
Paul A. Harvey	4,800		81,600
James N. Land, Jr.	9,600		163,200
Tullio J. Marchionne	15,600		265,200
Jeffrey A. Silver	4,800		81,600
Robert A. Vannucci	64,305		1,093,185

Total	103,905	(1)(2)	$1,766,385	(1)(2)

(1)	The amounts reported as restricted stock do not include a total of 33,900 shares of Common Stock, valued at $576,300 based on the merger price, on which the Company imposed restrictions when the Company granted them, but which have since become unrestricted and fully vested due to a lapse of those restrictions.
(2)	When the Board approved the Merger Agreement, Duane R. Krohn and Ronald R. Johnson were executive officers of the Company and they each held 24,000 shares of restricted Common Stock valued at $408,000, based on the merger price (plus an additional 6,000 shares that became unrestricted and fully vested due to a lapse of the restrictions before the Board approved the Merger Agreement). On May 2, 2006, Mr. Krohn retired and on May 16, 2006, Mr. Johnson resigned, which resulted in the cancellation of all of the 24,000 restricted shares that each of them held.

In addition, Mr. Vannucci’s employment agreement entitles him to receive $25,000 in cash or restricted Common Stock each calendar quarter plus a matching amount of his annual Incentive Compensation Program award in cash or restricted Common Stock. (See “Executive Compensation – Employment Agreements”) Also, the Company’s non-employee directors can elect to receive their director fees in Common Stock instead of cash. In the Merger Agreement, the Company has agreed to make all reasonable efforts to have Mr. Vannucci and the non-employee directors accept these amounts in cash rather than Common Stock.

Incentive Compensation Program

The Company has an Incentive Compensation Program that is intended to provide executives and other significant employees with annual cash awards based on the Company’s attainment of predetermined financial targets. The Incentive Compensation Program is intended to provide an incentive for superior work and to motivate participants to reach or exceed the Company’s targets, to tie their goals and interests to those of the Company and its Stockholders and to enable the Company to attract and retain highly qualified personnel.

Approximately 90 executives and significant employees (including Tullio J. Marchionne, Robert A. Vannucci and Mark B. Lefever, but excluding William L. Westerman), participate in the Incentive Compensation Program. The Merger Agreement provides for continuation of the Incentive Compensation Program for the Company’s 2006 fiscal year. The Merger Agreement also allows for continuation of the Incentive Compensation Program for 2007 if approved by Parent, which approval will not be unreasonably withheld if such continuation is in the ordinary course of the Company’s business and consistent with the Company’s past practice. For further discussion of the Incentive Compensation Program, see “Executive Compensation – Incentive Compensation Program.”

Employee Stock Ownership Plan

The Company has an Employee Stock Ownership Plan (“ESOP”), which is described in “Executive Compensation – The ESOP.” The Merger Agreement requires the Company to terminate the ESOP at or prior to the time of the merger. Upon such termination, the ESOP participants’ accounts will become fully vested. In the merger, ESOP participants (which do not include the Company’s non-employee directors) will receive $17.00 for each share of Common Stock that they beneficially own through the ESOP. As of June 28, 2006, the Company’s executive officers beneficially owned the following shares of Common Stock through the ESOP (“ESOP Shares”), which had the following values based on the merger price:

Name	Number of ESOP Shares		Value of ESOP Shares at $17.00 Per Share
Tullio J. Marchionne	2,975		$50,575
Robert A. Vannucci	5,309		90,253
William L. Westerman	4,572		77,724

Total	12,856	(1)	$218,552	(1)

(1)	In addition to the amounts reported in the table, Duane R. Krohn and Ronald R. Johnson, who were executive officers when the Board approved the Merger Agreement but left the Company in May 2006, beneficially owned ESOP Shares at the time they left the Company. Mr. Krohn and Mr. Johnson each beneficially owned 5,302 ESOP Shares that are valued at $90,134 based on the merger price, and are fully vested.

The Westerman Agreement does not provide for Mr. Westerman to sell his ESOP Shares to Parent’s affiliates at $15.00 per share, so his ESOP Shares are valued at $17.00 per share in the above table.

In March 2006, the Company contributed $132,000 to the ESOP. Depending on when the merger takes place, the Company might make a further contribution to the ESOP in 2007. The ESOP trustee primarily uses the Company’s contributions to purchase Common Stock at such times that the trustee considers such purchases to be appropriate. Consequently, the executive officers may acquire additional ESOP Shares before the merger, but the Company cannot estimate the number of such additional shares, if any, at present.

If the Company terminates the ESOP before consummation of the merger and before the 2007 contribution date, the Company will make the 2007 contribution to the Profit Sharing and 401(k) Plan instead.

Deferred Compensation Plan

The Company has a Deferred Compensation Plan (“DCP”), which is described in “Executive Compensation – The DCP.”

Currently, one executive officer of the Company, Robert A. Vannucci, participates in the DCP. A participant’s DCP account consists of cash compensation from the Company that the participant elected to defer and invest in the DCP. DCP accounts are held in a Rabbi Trust and may be invested in Common Stock. Shares of Common Stock that are held through the DCP (“DCP Shares”) are fully vested. As of June 28, 2006, Mr. Vannucci beneficially owned 3,776 DCP Shares, which are valued at $64,192 based on the merger price.

When the Board approved the Merger Agreement, Duane R. Krohn and Ronald R. Johnson were also executive officers and DCP participants. Mr. Krohn left the Company on May 2, 2006, at which time he beneficially owned 5,559 DCP Shares which are valued at $94,503, and Mr. Johnson left the Company on May 16, 2006, at which time he beneficially owned 82,470 DCP Shares which are valued at $1,401,990, based on the merger price. Mr. Krohn’s and Mr. Johnson’s DCP Shares are fully vested and will be distributed to them in accordance with the DCP’s distribution schedule.

Summary of Estimated Maximum Payments to Executive Officers and Directors in the Merger

The following table shows the amount of cash payments that the Company’s executive officers and directors are expected to receive as a result of the consummation of the merger, based on their direct or indirect ownership of Common Stock or Common Stock options. The amounts reported below, however, are subject to change if the ESOP Shares change due to the ESOP trustee’s purchases or sales of Common Stock prior to the merger, if the number of DCP Shares changes, if the Company’s future stock option grants result in additional in-the-money stock options, or if directors or Mr. Vannucci elects to receive certain future compensation in the form of Common Stock rather than cash (which the Company does not anticipate).

Name	Cash Payment for in-the-Money Stock Options Based on $17.00 per Share		Cash Payment for Restricted Stock		Cash Payment for ESOP Shares		Cash Payment for DCP Shares		Total Payment
Vincent L. DiVito	$181,560		$81,600		$0		$0		$263,160
Paul A. Harvey	266,040		81,600		0		0		347,640
James N. Land, Jr.	0		163,200		0		0		163,200
Tullio J. Marchionne	527,760		265,200		50,575		0		843,535
Jeffrey A. Silver	354,000		81,600		0		0		435,600
Robert A. Vannucci	1,745,700		1,093,185		90,253		64,192		2,993,330
William L. Westerman	0		0		77,724		0		77,724

Total	$3,075,060	(2)	$1,766,385	(3)	$218,552	(1)	$64,192	(1)	$5,124,189	(1)(3)

(1)	Duane R. Krohn, who retired on May 2, 2006, beneficially owned the following shares having the following values, based on the merger price, at the time of his retirement: 24,000 shares of restricted Common Stock valued at $408,000 (excluding 6,000 shares that had previously become vested and unrestricted due to a lapse of the restrictions); 5,302 ESOP Shares valued at $90,134; and 5,559 DCP Shares valued at $94,503. Upon Mr. Krohn’s retirement, his restricted Common Stock was canceled, but he retained his beneficial ownership of the ESOP Shares and the DCP Shares. These amounts are not included in the table.

Ronald R. Johnson, who resigned on May 16, 2006, beneficially owned the following shares having the following values, based on the merger price, at the time of his resignation: 24,000 shares of restricted Common Stock valued at $408,000 (excluding 6,000 shares that had previously become vested and unrestricted due to a lapse of the restrictions); 5,302 ESOP Shares valued at $90,134; and 82,470 DCP Shares valued at $1,401,990. Upon Mr. Johnson’s resignation, his restricted Common Stock was canceled, but he retained beneficial ownership of the ESOP Shares and the DCP Shares. These amounts are not included in the table.

(2)	Ronald R. Johnson held options to purchase 30,000 shares of Common Stock at a weighted average exercise price per share of $2.45 at the time of his resignation. Mr. Johnson exercised those options on May 26, 2006, resulting in his acquisition of shares having a net value of $436,500 based on the merger price (after deducting the aggregate exercise price). This amount is not included in the table.

(3)	This amount does not include 33,900 shares of Common Stock, valued at $576,300 based on the merger price, on which the Company imposed restrictions when the Company granted them, but which have since become unrestricted and fully vested due to a lapse of those restrictions.

In addition to the amounts reported in the table above, at or immediately prior to the merger the Company expects to pay Mr. Westerman the entire balance in his retirement account, which amounts to approximately $3.6 million (including accrued interest) as of June 28, 2006. Regardless of whether the merger is consummated, however, Mr. Westerman’s retirement account balance is being reduced through the Company’s quarterly distributions to Mr. Westerman of $250,000 from the principal balance of his retirement account. Mr. Westerman’s retirement account is more fully described in “Compensation of Directors and Officers – Employment Agreements and Retirement Account.” Since 1998 Mr. Westerman has had the right to require the Company to pay the entire balance of his retirement account into a Rabbi Trust for his benefit at any time upon five business days’ notice by him, but he has not exercised that right. If Mr. Westerman does not exercise that right before the parties are ready to consummate the merger, he will be entitled to a direct payment by the Company of his entire retirement account balance at the time of the merger.

Pursuant to the Westerman Agreement, Mr. Westerman is expected to sell to Parents’ affiliates, at $15.00 per share, substantially all of his shares of Common Stock prior to consummation of the merger. On January 8, 2006, Parent’s affiliates completed the purchase of one million shares of Common Stock held by Mr. Westerman at $15.00 per share pursuant to the Westerman Agreement.

Also, Jeffrey A. Silver is a shareholder in the law firm that serves as legal counsel to the Company in connection with the Merger Agreement, as well as on various other legal matters.

Additionally, the Company’s executive officers and certain other key employees have salary continuation agreements or severance pay provisions in their employment agreements, as described directly below.

Salary Continuation Agreements and Other Severance Pay Provisions

Mr. Marchionne has a salary continuation agreement that would entitle him to 24 months of base salary and full fringe benefits, and eligibility for an Incentive Compensation Program bonus for the year of termination if the Company terminates his employment without cause within 24 months after the merger (or after any other change in control of the Company). That salary continuation agreement is not subject to a duty to mitigate by seeking other employment.

As reported in “Compensation of Directors and Executive Officers – Salary Continuation Agreements,” other officers and significant employees (besides Mr. Marchionne) have salary continuation agreements with the Company that would entitle them to compensation and benefits if the Company terminates their employment without cause within a specified time period after the merger (or after any other change in control of the Company).

The salary continuation agreements expire on December 31, 2006, but the Merger Agreement allows the Company to extend or renew them or enter into new salary continuation agreements in the ordinary course of business and consistently with past practice. On or about the date of the annual meeting, the Company plans to enter into new salary continuation agreements that would be in effect through December 31, 2007.

Mark B. Lefever, who was hired as an executive officer on May 22, 2006, has an employment agreement that would entitle him to six months of salary if he is terminated without cause during the first 12 months of his employment. He would also be entitled to resign and receive six months’ salary if the Company is sold to any party other than Parent or its affiliates during his first 12 months of employment. In lieu of these severance pay entitlements, Mr. Lefever can enter into a salary continuation agreement, which would be on terms that the Company establishes for its executive vice presidents and would be in effect through December 31, 2007, if and when the Company carries out its plan for new salary continuation agreements this year.

Mr. Westerman and Mr. Vannucci have employment agreements that would entitle them to certain payments if the Company terminates their employment without cause, regardless of whether such termination is in connection with a change in control of the Company. Mr. Westerman is also entitled to certain non-competition payments following any termination of his employment with the Company (except termination by the Company for cause). Please see “Compensation of Directors and Executive Officers – Employment Agreements” for further information about these payments.

Indemnification, Insurance and Benefits Provisions in the Merger Agreement

The Merger Agreement provides for indemnification of the Company’s directors and officers, directors’ and officers’ liability insurance for the directors and officers who were covered by such insurance as of the date of the Merger Agreement, and the provision of employee benefits, during specified time periods after the merger. Please see “The Merger Agreement – Indemnification and Insurance” and “The Merger Agreement – Employee Benefits” for descriptions of these provisions.

Financing; Source of Funds

Parent and Merger Subsidiary are entities that were recently formed by the Buyers for the specific purpose of acquiring the Company through the merger. As such, neither Parent nor Merger Subsidiary has any material assets (other than Parent’s right to the escrow deposit that is described below) or sources of funds to consummate the merger, other than third-party financing or capital contributions from Parent’s stockholders or their affiliates.

To consummate the merger, Parent will be required to (i) provide approximately $210 million to pay for the shares of Common Stock converted into the right to receive cash and (ii) pay certain additional transaction costs related to negotiating and closing the merger. Also, in order to redeem the Company’s outstanding 11% Senior Secured Notes (“Senior Notes”) following the consummation of the merger in accordance with the Merger Agreement, Parent will require additional funds in the amount of $227 million ($215 million principal plus $12 million call premium) if consummation occurs before June 15, 2007, or $223 million ($215 million principal plus $8 million call premium) if consummation occurs on or after June 15, 2007.

To pay such amounts, Parent will obtain a loan from a commercial lender in the approximate amount of $350 million. It is currently contemplated that all funds required to consummate the merger in excess of $350 million will be provided in the form of capital contributions to Parent from its stockholders or their affiliates.

Parent has made a $15 million cash escrow deposit as security for its obligations under the Merger Agreement. Funds for the escrow deposit were provided by Parent’s stockholders and their affiliates. Upon the consummation of the merger, the deposit will be returned to Parent or paid to such person as Parent may direct.

Parent has received a commitment letter from Credit Suisse with respect to a $350 million financing facility. The terms of such financing facility are as follows:

•	The total financing facility will not exceed $350 million and may consist of both a mortgage loan and a mezzanine loan.

•	Credit Suisse’s commitment to provide the financing facility has an initial term of six months. Parent may extend the term of the commitment for nine one-month periods upon written notice to Credit Suisse and payment of 12.5 basis points for each month that the commitment is extended.

•	Upon acceptance of the commitment, Parent will pay Credit Suisse a commitment fee equal to .375% of the aggregate principal amount of the loan (i.e. $1,312,500) in consideration, among other things, of the issuance of the commitment. Upon the sooner to occur of (x) a successful Stockholder vote or (y) the date which is 90 days from the date of the commitment letter, Parent will pay to Credit Suisse a fee equal to .375% (i.e. $1,312,500) of the aggregate principal amount of the loan. Such commitment fee, less expenses, will be refunded if (i) Parent has not breached its obligations under the commitment and (ii) Credit Suisse fails to close and fund the loan in accordance with the terms of the commitment.

•	Credit Suisse will be entitled to terminate the commitment upon the occurrence of certain events including, among others, (i) any material adverse change affecting the merger, the Company, the property of the Company or the capital markets, or (ii) the filing of a petition of bankruptcy, insolvency or reorganization by or against Parent, its stockholders or certain of their affiliates.

•	Parent will pay Credit Suisse (i) a non-refundable 1.25% origination fee upon funding of the loan and (ii) reimbursement for all reasonable and customary costs and expenses.

•

The mortgage loan will be secured by, among other things, (i) a perfected first mortgage on the fee simple interest in the Riviera Las Vegas real property, (ii) an assignment of all related leases, rents, casino revenues and cash on hand, deposits, income and profits, and (iii) an assignment or a perfected security interest in all other contracts, agreements, and personal property relating to Riviera Las Vegas. Any mezzanine loan will be secured by a pledge of the equity interests of Parent.

•	Both the commitment and consummation of the loan will be subject to certain conditions precedent, including, among other things, (i) satisfactory completion of due diligence investigations, (ii) execution and delivery of definitive documentation relating to the loan, (iii) first-priority liens and security interests in the property (free and clear of all liens), (iv) accuracy of representations and warranties, (v) payment of fees and expenses, (vi) obtaining of satisfactory insurance, (vii) no material adverse change, (viii) receipt of legal opinions, (ix) satisfaction of all conditions to the merger, (x) governmental and applicable third party consents, and (xi) the non-occurrence of any event of default.

•	The stockholders of Parent or their affiliates will execute a several guaranty and indemnity with respect to the recourse obligations of Parent. The relative obligations of the guarantors will be in accordance with their direct and indirect equity interests in Parent, and the guaranty will be limited to $35 million.

Parent expects that it will be able to obtain all of the financing necessary to consummate the Merger prior to the effective date of the merger. Receipt of sufficient financing to consummate the merger is not a condition to the consummation of the merger; therefore, Parent and Merger Subsidiary may be in breach of the Merger Agreement if they fail to obtain such financing. If such a breach occurs, the Company’s recourse might be limited to the Merger Agreement escrow deposit.

Effect of the Merger on the Common Stock

The Common Stock is listed on Amex under the symbol “RIV.” Following the merger, it is expected that the Common Stock will be delisted from Amex, Common Stock price quotations will no longer be available and all of the Company’s stock will be owned by Parent or an affiliate of Parent.

Appraisal or Dissenters’ Rights

Under Nevada law, holders of Common Stock are not entitled to appraisal or dissenters’ rights in connection with the merger.

THE MERGER AGREEMENT

The following is a summary of the material terms of the Merger Agreement. The summary is qualified in its entirety by reference to the Merger Agreement, a copy of which is included in this proxy statement as Appendix A and is incorporated herein by reference.

Structure of the Merger and Effective Time

Pursuant to the Merger Agreement, Merger Subsidiary, a wholly-owned subsidiary of Parent, will merge with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”) after the merger. The merger will become effective (the “Effective Time”) at the time the articles of merger are filed with the Secretary of State of the State of Nevada. We intend to consummate the merger as promptly as practicable, subject to receipt of the Stockholders’ approval and all requisite regulatory approvals and clearances.

Merger Consideration

At the Effective Time, each share of Common Stock issued and outstanding, and not held in the treasury of the Company or owned by the Company, a subsidiary of the Company, Parent or Merger Subsidiary, will be converted into the right to receive $17.00 in cash. All other shares of Common Stock will be cancelled and each holder of a certificate representing shares of Common Stock will have no further rights with respect to such shares, other than the right to receive the $17.00 per share merger consideration, without interest, applicable to those shares. All shares of Common Stock held in the treasury of the Company or owned by the Company, a subsidiary of the Company, Parent or Merger Subsidiary, will be canceled at the effective time of the merger, and no payment will be made for those shares. Contemporaneously with the execution of the Merger Agreement, Parent agreed to deposit $15 million (the “Deposit”) into escrow.

Payment Procedures

Merger Subsidiary is required to select a bank to act as the payment agent. The payment agent will make payment of the merger consideration upon surrender of the certificates representing shares of Common Stock. As needed after the Effective Time, Parent will cause the Surviving Corporation to provide to the paying agent cash necessary to pay for the shares of Common Stock that were converted into the right to receive cash. As soon as reasonably practicable after the Effective Time, the payment agent will send each Stockholder of record a letter of transmittal and instructions explaining how to send his or her stock certificates to the payment agent. Upon the Stockholders’ surrender of such certificates, they will be entitled to receive $17.00 per share of Common Stock represented by such certificates, minus any withholding taxes required by law. No interest will be paid or accrue on any cash payable upon surrender of any certificate.

Treatment of Stock Options and Restricted Stock

At the Effective Time, each outstanding option to purchase shares of Common Stock previously granted by the Company or its subsidiaries, whether or not vested or exercisable in accordance with its terms, will be cancelled automatically and the Surviving Corporation will provide the holder thereof with a lump sum cash payment equal to the product of (i) the total number of shares of Common Stock subject to such stock option immediately prior to the Effective Time and (ii) the excess of $17.00 over the exercise price per share of Common Stock subject to such stock option, less any applicable withholding taxes and without interest.

Directors and Officers

The directors of Merger Subsidiary immediately before the Effective Time will become the directors of the Surviving Corporation upon consummation of the merger.

The officers of the Company immediately before the Effective Time will become the officers of the Surviving Corporation upon consummation of the merger. If requested by Merger Subsidiary, however, the Company is required to deliver the resignation of each officer of the Company, effective as of the Effective Time.

Representations and Warranties

The Merger Agreement contains certain standard representations and warranties by the Company concerning (i) its organization, standing and power; (ii) capitalization; (iii) authorization, execution, delivery and enforceability of the Merger Agreement; (iv) consents and absence of conflicts of legal authority; (v) SEC filings and undisclosed liabilities; (vi) information to be supplied for inclusion in this proxy statement; (vii) absence of certain changes or events; (viii) taxes; (ix) absence of changes in benefit plans; (x) employee benefit plans; (xi) litigation; (xii) compliance with applicable laws; (xiii) environmental matters; (xiv) material contracts; (xv) properties; (xvi) intellectual property; (xvii) labor matters; (xviii) brokers, fees and expenses; (xix) insurance; (xx) the Worker Adjustment and Retraining Notification Act; (xxi) bank accounts; (xxii) the opinion of the Company’s financial advisor; and (xxiii) compliance with Gaming Laws (as defined below).

The Merger Agreement contains certain standard representations and warranties by Parent and Merger Subsidiary concerning (i) organization, standing and power; (ii) authorization, execution, delivery and enforceability of the Merger Agreement; (iii) consents and absence of conflicts of legal authority; (iv) adequate funds; (v) gaming approvals; (vi) litigation; (vi) brokers; (vii) information to be supplied for inclusion in this proxy statement; (viii) beneficial ownership of Parent’s and Merger Subsidiary’s securities; and (ix) Parent’s and its affiliates’ status as stockholders of the Company under the Company’s organizational documents and Nevada corporate law.

Covenants; Conduct of the Business Prior to the Merger

The Company has agreed to cooperate with Parent and Merger Subsidiary and take all actions necessary to delist the Common Stock from Amex and terminate the registration of the Common Stock under the Exchange Act, if requested by Parent.

The Company has agreed to certain standard covenants concerning the operation of its business prior to the merger. The Company has agreed to hold a meeting of the Stockholders for the purpose of seeking their approval of the merger and solicit the Stockholders for such approval as promptly as practicable after the date of the Merger Agreement.

Parent and Merger Subsidiary have agreed to purchase a directors’ and officers’ liability insurance policy having a six-year term commencing on the date of consummation of the merger. Parent and Merger Subsidiary have agreed to pay the severance pay, salary continuation entitlements and other compensation and entitlements due under any existing contracts with, or plans for the benefit of, officers who are required by Parent or Merger Subsidiary to resign immediately prior to the merger, as if such officers were terminated without cause immediately after the consummation of the merger.

No Solicitation

The Company has agreed not to permit any of its subsidiaries or representatives to (i) solicit, initiate, encourage, or take any other action intended to facilitate a Takeover Proposal (as defined below), (ii) enter into an agreement with respect to a Takeover Proposal or (iii) participate in discussions or furnish information regarding a Takeover Proposal.

However, prior to obtaining Stockholder approval of the Merger Agreement, the Company is permitted to, in response to an unsolicited Takeover Proposal, (i) furnish information to the person making the Superior Proposal (as defined below), subject to a customary confidentiality agreement, and (ii) participate in negotiations with the person making the Superior Proposal if the Board determines in good faith that (x) the Takeover Proposal is reasonably likely to result in a Superior Proposal and (y) such actions are required in order for the Board to fulfill its fiduciary duties. In such event, the Company has agreed (i) within 24 hours of actual receipt of the Superior Proposal and not less than 48 hours prior to furnishing any such information or participating in any such discussions, to inform Parent of the material terms and conditions of the Superior Proposal and (ii) to promptly inform Parent of the substance of any discussions relating to the Superior Proposal and of the status of the Superior Proposal.

The Company has agreed that the Board will not withdraw or modify or propose to withdraw or modify the recommendation of the Board relating to the Merger Agreement or the transactions contemplated by it. However, prior to Stockholder approval of the Merger Agreement, the Board is permitted to withdraw or modify its approval of the transactions contemplated by the Merger Agreement, approve or recommend a Superior Proposal, or enter into an agreement with respect to a pending Superior Proposal if (i) the Company has received a Superior Proposal which is pending at the time the Board determines to take such action, (ii) the Board determines in good faith that such action is required for the Board to fulfill its fiduciary duties, (iii) at least three business days have passed following Parent’s receipt of written notice from the Company advising that the Board has received such Superior Proposal which it intends to accept, specifying the material terms and conditions of such Superior Proposal, and taking into account any new offer that Parent makes within this three business day period, the Board maintains its determination that its actions are required for the Board to fulfill its fiduciary duties and (iv) the Company pays the Topping Fee (as defined below) if and when required.

The Company has agreed to advise Parent orally and in writing of the Company’s receipt of any Takeover Proposal and the terms and conditions of such Takeover Proposal within 48 hours of such receipt by the Company or any of its representatives.

It should be noted, however, that nothing contained in the Merger Agreement’s non-solicitation provisions prohibits the Company from disclosing to Stockholders the Company’s recommendation regarding a Superior Proposal as contemplated by SEC Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act or otherwise making disclosure required to fulfill the Board’s fiduciary duties.

Agreement to Obtain Clearance from Regulatory Authorities

Subject to the terms and conditions of the Merger Agreement, the Company, Parent and Merger Subsidiary have agreed to make all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations (including the HSR Act and applicable gaming laws) to consummate and make effective the transactions contemplated by the Merger Agreement.

Among other things, each party has agreed to make such efforts to (i) cooperate in responding to inquiries from governmental entities and regulatory authorities, (ii) defend against and respond to any action, suit, proceeding or investigation, whether judicial or administrative, challenging or relating to the Merger Agreement and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by the Merger Agreement.

The Company has further agreed (i) to take all reasonable action to ensure that no state takeover statute or regulation becomes applicable to the merger and (ii) if such state takeover statute or regulation becomes applicable to the merger, to take all reasonable action to ensure that the merger is consummated as promptly as practicable and otherwise to minimize the effect of such state statute or regulation on the merger.

Parent, Merger Subsidiary, and their controlling parties (“Parent’s Applicants”) have agreed to (i) as soon as practicable, but not later than 45 days after the date of the Merger Agreement, file applications and cooperate with all necessary Gaming Authorities (as defined below), (ii) prepare a draft response to the anticipated information request from the Gaming Authorities no later than 90 days after the date of the Merger Agreement and (iii) deliver to the Company a certificate from their gaming counsel, on the six-month and nine-month anniversaries of the Merger Agreement stating that such required actions have been taken. If the Outside Date (as defined below) is extended, then Parent, Merger Subsidiary and Parent’s Applicants are also required to provide such a certificate to the Company on the 12-month anniversary of the Merger Agreement. In the event that any Parent’s Applicants’ application appears reasonably likely to be denied or to delay the issuance of gaming approvals, the Merger Agreement provides that such application will be withdrawn, and following such withdrawal, the remaining Parent’s Applicants, along with Parent and Merger Subsidiary, will proceed with their applications for gaming approval.

Parent and Merger Subsidiary have agreed to report to the Company at least monthly on the status of their and Parent’s Applicants’ applications for gaming approval, and to notify the Company within three business days after Parent, Merger Subsidiary or any of Parent’s Applicants has been directly or indirectly advised that a Gaming Authority has a significant concern or issue with respect to any such persons’ application.

Employee Benefit Plans

After the Effective Time, all Company employees who are eligible to participate in Company benefit plans will either continue to participate in such plans (other than the ESOP and equity-based plans) or participate in benefit plans provided to similarly situated employees of Parent or its subsidiaries. Company employees who participate in Parent’s benefit plans will be given credit for service with the Company or any Company subsidiary, for purposes of eligibility and vesting, to the extent such service was recognized under the Company benefit plans in which such Company employees participated. The Company will terminate the ESOP no later than the Effective Time.

Indemnification and Insurance

The Surviving Corporation will honor all rights to indemnification, advancement of costs and expenses and exculpation from liabilities in favor of the officers and directors of the Company and its subsidiaries. For a period of six years after the Effective Time, the Surviving Corporation will not take any action to amend, modify or repeal any provision of the articles of incorporation or by-laws of the Surviving Corporation in any way that would impair, eliminate, restrict or limit such rights to indemnification, advancement of costs and expenses and exculpation from liabilities.

In addition, at or prior to consummation of the merger, Parent or Merger Subsidiary will purchase a directors’ and officers’ liability insurance policy having a six-year term commencing on the Effective Date, covering acts and omissions occurring prior to the Effective Time (the “Tail Policy”) with respect to those persons who are currently covered by the Company’s current directors’ and officers’ liability insurance policy (the “Current D&O Policy”). The Tail Policy will not be less favorable to such directors and officers than the Current D&O Policy. The maximum premium that Parent would be required to pay for the Tail Policy is 250% of the last premium paid for the Current D&O Policy prior to April 5, 2006, multiplied by six. However, the actual cost of the Tail Policy is expected to be far less than that, and is currently estimated at $1.3 million to $1.8 million. If coverage under the Tail Policy terminates during such six-year term, the Surviving Corporation will obtain as much coverage for such directors and officers as can be obtained for the remainder of the six-year term for an annualized cost not in excess of the maximum premium mentioned above.

Board Recommendation

Under the Merger Agreement, the Company has agreed to recommend to Stockholders that they approve the Merger Agreement. However, prior to the Stockholders’ approval of the Merger Agreement, the Board may withdraw or modify its recommendation of the Merger Agreement, approve or recommend a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, in each such case if (i) the Company receives a

Superior Proposal, (ii) the Board determines in good faith (after consultation with outside counsel) that such action is required in order to fulfill the Board’s fiduciary duties, and (iii) the Board has taken into account any new offer Parent makes to the Company within three days of receiving notice of the Superior Proposal. Under any other circumstances, the Merger Agreement does not permit the Company to withdraw or modify its recommendation that Stockholders approve the Merger Agreement.

Satisfaction of Indenture Obligation

Prior to consummation of the Merger Agreement, Parent and Merger Subsidiary have agreed to deposit funds necessary to redeem the Senior Notes with the trustee under the Indenture governing the Senior Notes.

Conditions to the Consummation of the Merger

Consummation of the merger is subject to certain conditions precedent, including (i) approval of the Merger Agreement by the Stockholders; (ii) compliance with the HSR Act; (iii) absence of injunctions or other restraints precluding the merger; (iv) material accuracy of the Company’s representations and warranties; (v) performance by the Company in all material respects of its obligations under the Merger Agreement; (vi) absence of pending or threatened litigation having a reasonable likelihood of success in blocking or otherwise materially interfering with the merger; (vii) absence of a Company Material Adverse Effect (as defined below); (viii) all approvals of governmental authorities that are required to consummate the merger, including approvals of gaming authorities; and (ix) termination of the Company’s revolving credit facility.

Important Definitions

“Company Material Adverse Effect” means any state of facts, change, development, effect, event, condition or occurrence that could reasonably be likely to be materially adverse to (i) the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole; (ii) the ability of the Company to perform its obligations under the Merger Agreement; or (iii) the ability of the Company to consummate the merger or the related transactions to be performed or consummated by the Company, other than any state of facts, event, change, effect, development, condition or occurrence relating to the economy in general. Notwithstanding the preceding sentence, neither the Company’s disbursement of William L. Westerman’s retirement account balance nor any other severance compensation obligations with respect to covered employees will be considered (nor will any of the excluded factors specified in the preceding clause (iii) of this paragraph be considered) in determining whether there has been a Company Material Adverse Effect.

“Gaming Authorities” means any or all of the Nevada gaming authorities, Colorado gaming Authorities and any other licensing or regulatory authority or Governmental entity whose consent, approval, license, waiver, order, decree, determination of suitability or other authorization is necessary or appropriate under the Gaming Laws for the consummation of the merger and the other transactions contemplated by the Merger Agreement.

“Gaming Laws” means, with respect to any person, any federal, state or local statute, law, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree, injunction or other authorization governing or relating to the current or contemplated casino and gaming activities and operations of such person and its subsidiaries, including the rules and regulations of the Nevada gaming authorities or the Colorado gaming authorities.

“Superior Proposal” means any bona fide written offer not solicited by or on behalf of the Company made by a third party to consummate a tender offer, exchange offer, merger, recapitalization, reclassification, business combination, consolidation or similar transaction which would result in such third party (or in the case of a direct merger between such third party and the Company, stockholders of such third party) owning, directly or indirectly, 100% of the value and voting power of the Common Stock then outstanding (or of the surviving entity in a merger) or all or substantially all of the assets of the Company, which the Board determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) is (i) more favorable to the Stockholders than the merger from a financial point of view (taking into account the person making the offer, all the terms and conditions of such offer, the Merger Agreement and any new offer made by Parent), and (ii) reasonably capable of being completed, taking into account the person making the offer and all legal, financial, regulatory and other aspects of the proposal, within a reasonable time.

“Takeover Proposal” means any inquiry, proposal or offer from any person relating to, or that would reasonably be likely to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, of 30% or more of the assets of the Company and its subsidiaries, taken as a whole, or more than 30% or more of the voting power of the outstanding shares of Common Stock or any class or series of equity or voting securities of the Company or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning more than 30% of the voting power of the outstanding shares of Common Stock or any class or series of equity or voting securities of the Company or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, reclassification, share exchange, liquidation, dissolution or similar transaction or series of related transactions involving the Company or any of its subsidiary, other than the contemplated by the Merger Agreement.

Termination of the Merger Agreement

Parent or Merger Subsidiary may terminate the Merger Agreement prior to consummation of the merger if: (i) the Board withdraws or adversely modifies its recommendation for approval of the merger or approves or enters into an agreement with respect to a Takeover Proposal; (ii) a tender or exchange offer relating to securities of the Company is commenced and the Board does not recommend that the Stockholders reject such tender or exchange offer within ten business days after the commencement thereof; (iii) the Board waives the provisions of applicable Nevada corporate law regarding business combinations with interested stockholders and acquisitions of controlling interests, with respect to any person other than Parent, Merger Subsidiary, or their affiliates or any group of which any of them is a member; (iv) the Company breaches its covenant not to solicit an alternative Takeover Proposal; or (v) the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants in the Merger Agreement that would give rise to a breach of a closing condition and cannot be cured within 30 days after receipt of written notice regarding such breach.

Parent, Merger Subsidiary or the Company may terminate the Merger Agreement prior to consummation of the merger if: (i) any governmental entity takes any final, unappealable action precluding the merger; (ii) the approval of the Stockholders is not obtained at a meeting of the Stockholders held for such purpose; or (iii) the consummation of the merger does not take place within the later of (A) 12 months from the date of the Merger Agreement and (B) eight months after the date on which the Stockholders vote on the Merger Agreement (such later date being the “Outside Date”). The Outside Date may be extended by three months if, as of the Outside Date, Parent and Merger Subsidiary are still awaiting, and have a reasonable expectation of obtaining, the gaming approvals required for the consummation of the merger. If Parent and Merger Subsidiary wish to extend the Outside Date, they are required to increase the amount of the Deposit by $3 million and deliver to the Company a financing commitment from a reputable financial institution.

The Company may terminate the Merger Agreement if (i) the Company has approved a Superior Proposal in accordance with the Merger Agreement’s “No Solicitation” provisions summarized above or (ii) Parent or Merger Subsidiary breaches or fails to perform in any material respect any of its representations, warranties or covenants in the Merger Agreement that would give rise to a breach of a closing condition and cannot be cured within 30 days after receipt of written notice regarding such breach.

Termination Fee, Topping Fee and Entitlement to the Deposit if the Merger is not Consummated

If the Merger Agreement is terminated by Parent or Merger Subsidiary due to the Company’s breach or failure to perform in any material respect any of its representations, warranties or covenants in the Merger

Agreement that would give rise to a breach of a closing condition and cannot be cured within 30 days after receipt of written notice regarding such breach, then except as discussed below in this paragraph, the Company will pay a termination fee to Parent equal to Parent’s and Merger Subsidiary’s out-of-pocket expenses incurred on or after February 1, 2005 in connection with the Merger Agreement, subject to a maximum of $2 million. The termination fee would not include any of Parent’s or Merger Subsidiary’s expenses incurred prior to the date of the Merger Agreement to the extent such expenses exceed $1 million. The Company will not be liable for the termination fee if its breach of a representation or warranty that gave rise to Parent’s and Merger Subsidiary’s right to terminate the Merger Agreement resulted from an event, fact or circumstance that occurred after the date of the Merger Agreement and did not constitute a willful breach by the Company.

The Company has also agreed to pay to Parent a fee equal to 3.75% of the aggregate consideration payable to Stockholders in the merger (the “Topping Fee”) (which amounts to approximately $7.9 million) if the Merger Agreement is terminated because: (i) the Company approves a Takeover Proposal; (ii) the Board withdraws or modifies in a manner adverse to Parent or Merger Subsidiary its recommendation of the merger, or enters into an agreement with respect to a Takeover Proposal; (iii) a tender or exchange offer relating to securities of the Company is commenced and the Board does not recommend that the Stockholders reject such tender or exchange offer within ten business days after the commencement thereof; (iv) the Board waives the applicable provisions of Nevada corporate law regarding business combinations with interested stockholders and acquisitions of controlling interests with respect to any person other than Parent, Merger Subsidiary, or their affiliates or any group of which any of them is a member; or (v) the Company breaches its covenant not to solicit a Takeover Proposal.

The Company also has agreed to pay Parent the Topping Fee if: (i) the Merger Agreement is terminated because the Stockholders have not approved the merger; (ii) prior to such termination, a Takeover Proposal had been announced and had not been withdrawn; and (iii) within 12 months after such termination, the Company enters into a definitive agreement with a third party with respect to the consummation of a Takeover Proposal.

The Merger Agreement does not provide for the Company’s payment of both the termination fee and the Topping Fee under any circumstances.

The Company will be entitled to the Deposit if the Merger Agreement is terminated because Parent or Merger Subsidiary (i) breaches or fails to perform in any material respect any of its representations, warranties or covenants in the Merger Agreement that would give rise to a breach of a closing condition and cannot be cured within 30 days after receipt of written notice regarding such breach or (ii) fails to obtain financing or the approval of the Gaming Authorities required for the consummation of the merger. Under any other circumstances, the Deposit will be returned to Parent upon consummation of the merger or termination of the Merger Agreement.

MARKET PRICE OF COMMON STOCK AND DIVIDEND INFORMATION

The Common Stock is listed on Amex under the symbol “RIV.” As of June 28, 2006, based upon information available to the Company from its stock transfer agent and participants with The Depository Trust Company (“DTC”), the Company believes there were approximately 1,500 persons or entities that hold Common Stock of record or beneficially through DTC or DTC’s participants.

Historical Stock Price

The following table reports the high and low Common Stock sale prices by quarter for the years ended December 31, 2004 and 2005 and for the quarter ended March 31, 2006 based on Amex-reported prices:

	First Quarter		Second Quarter		Third Quarter		Fourth Quarter
2004
High Low	$ $	2.72 1.80	$ $	3.32 2.63	$ $	6.60 2.85	$ $	14.90 6.00
2005
High Low	$ $	16.23 11.25	$ $	24.00 11.30	$ $	26.83 20.22	$ $	22.27 12.59
2006
High Low	$ $	17.05 13.80		N/A N/A		N/A N/A		N/A N/A

On June 28, 2006, the reported closing price of the Common Stock on Amex was $19.02.

The following table reports the high and low Common Stock sale prices and average daily trading volume for each trading week following the week in which the Merger Agreement was announced, based on Amex-reported prices and trading volume:

Trading Week	High	Low	Average Daily Trading Volume
April 10 – April 13, 2006	$22.60	$19.03	183,450
April 17 – April 21, 2006	$25.35	$21.25	218,400
April 24 – April 28, 2006	$22.47	$20.12	109,660
May 1 – May 5, 2006	$21.95	$20.90	116,820
May 8 – May 12, 2006	$21.90	$21.06	41,880
May 15 – May 19, 2006	$21.30	$21.00	78,940
May 22 – May 26, 2006	$21.72	$20.25	69,640
May 30 – June 2, 2006	$21.31	$20.55	60,750
June 5 – June 9, 2006	$21.00	$19.94	50,820
June 12 – June 16, 2006	$20.42	$17.75	89,160
June 19 – June 23, 2006	$19.00	$18.30	41,240

The Company does not meet the earnings and net worth listing standards of Amex. The Company has been informed, however, that according to Amex policy, Amex will not normally consider suspending dealings in or delisting the securities of a company that does not meet the earnings and net worth standards if that company’s publicly-held shares have a market value of at least $15 million. However, the Company cannot give any assurance that Amex will continue to follow that policy. Based on the number of publicly-held shares of Common Stock as of June 28, 2006, the Common Stock price would have to be at least $1.36 in order for the Company not to fall below the $15 million level. If the merger is not consummated and the Common Stock is delisted from Amex, the marketability and liquidity of the Common Stock could be materially reduced.

Dividends

The Company has never paid cash or stock dividends on the Common Stock and, prior to entering into the Merger Agreement, had no expectation of paying dividends for the foreseeable future.

The Merger Agreement does not allow the Company to declare or pay dividends (cash or otherwise) or other distributions. In addition, the Indenture governing the Senior Notes and the Company’s revolving credit arrangement with Foothill Capital Corporation materially restrict the Company’s ability to pay dividends or other distributions.

ADJOURNMENT OF ANNUAL MEETING (PROPOSAL NO. 2)

The Company is asking Stockholders to vote on a proposal to adjourn the annual meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies if there are insufficient votes at the time of the meeting to approve the Merger Agreement (Proposal No. 1).

The Board unanimously recommends that you vote “FOR” this proposal at the annual meeting.

ELECTION OF DIRECTORS (PROPOSAL NO. 3)

Directors

The following table presents information as of June 28, 2006 regarding the five nominees for election to the Board as directors:

Name	Age	Position
William L. Westerman	74	The Company’s Chairman of the Board, CEO and President; Chairman of the Board and CEO of ROC

Jeffrey A. Silver	60	The Company’s and ROC’s director

Paul A. Harvey	68	The Company’s and ROC’s director

Vincent L. DiVito	46	The Company’s and ROC’s director

James N. Land, Jr.	76	The Company’s and ROC’s director

The following is a summary description of the business experience of each of the nominees, all of whom are currently directors of the Company:

Mr. Westerman has been the Company’s Chairman of the Board, President and CEO since February 1993. On May 16, 2006, Mr. Westerman was appointed as President of Riviera Black Hawk, Inc. Mr. Westerman was a consultant to Riviera, Inc. (the predecessor of the Company) from July 1, 1991 until he was appointed Chairman of the Board and CEO of Riviera, Inc. on January 1, 1992. From 1973 to June 30, 1991, Mr. Westerman was President and CEO of Cellu-Craft Inc., a manufacturer of flexible packaging primarily for food products, and then had several positions with Alusuisse, a multi-national aluminum and chemical company, following its acquisition of Cellu-Craft in 1989. Mr. Westerman was on the Board of Managers of Peninsula Gaming Partners, LLC from June 1999 to December 2000.

Mr. Silver has been one of the Company’s and ROC’s directors since February 26, 2001. Mr. Silver is currently a shareholder with the law firm of Gordon & Silver, Ltd., in Las Vegas, Nevada. Mr. Silver served as the Chief Deputy District Attorney, Clark County, Nevada from 1972 to 1975 and was a Board Member with the Nevada Gaming Control Board from 1975 to 1978 before engaging in the private practice of law from 1979 to 1981 and 1984 to the present. Mr. Silver was the Chief Operating Officer and General Counsel of the Landmark Hotel & Casino from 1981 to 1983, CEO of Riviera, Inc. from 1983 to 1984 and Senior Vice President at Caesars Palace in 1984. Mr. Silver served on the Board of the Las Vegas Convention and Visitors Authority from 1989 to 1992 as Secretary/Treasurer and also served as trustee. He was a member of the board of directors of the Greater Las Vegas Chamber of Commerce from 1988 to 1995 and in 1988 was its Chairman. Mr. Silver served for four years as a member of the United States Travel and Tourism Advisory Board. He was President of the International Association of Gaming Attorneys from 1992 to 1994 and Chairman of the American Bar Association Section of Gaming Law from 1994 to 1996.

Major General Paul A. Harvey USAF (Ret.) has been one of the Company’s and ROC’s directors since May 18, 2001. General Harvey is currently a consultant to the gaming, hotel and resort industry. General Harvey spent 32 years on active duty in the United States Air Force where he held numerous command positions throughout the United States, Europe, Africa and the Middle East. He flew 160 combat missions in Vietnam and Southeast Asia before retiring in 1991 as a command pilot with over 5,000 flying hours. Following retirement, he was an Executive in Residence and Assistant to the President of William Carey College and taught MBA studies in management and leadership. General Harvey was the Executive Director of the Mississippi Gaming Commission from 1993 through 1998 before becoming President and CEO of Signature Works, Inc., which is the largest employer of blind and visually impaired people in the world. In 2000 Signature Works, Inc. merged with LCI, Inc. His present company, PDH Associates, Inc., provides consulting service to the gaming, hotel and resort industry. Since 1996, General Harvey has served on the board of directors of the National Center for Responsible Gaming. He also serves on the board of directors of Vending Data Corporation which is headquartered in Las Vegas, Nevada and is an Amex-listed company, and on the board of directors of Mikohn Gaming Corporation, d/b/a Progressive International Corporation, also headquartered in Las Vegas, Nevada and a publicly-reporting company under the Exchange Act. General Harvey is also a Commissioner on the Mississippi Band of Choctaw Indians Athletic and Boxing Commission.

Mr. DiVito was appointed as one of the Company’s and ROC’s directors effective June 14, 2002. Mr. DiVito is currently Vice President, Chief Financial Officer (“CFO”) and Treasurer of Lonza, Inc., a global specialties chemical business headquartered in Allendale, New Jersey. Lonza, Inc. is part of Lonza Group, whose stock is traded on the Swiss Stock Exchange. Prior to September 2000, Mr. DiVito was the Vice President and CFO of Algroup Wheaton, a global pharmaceutical and cosmetics packaging company, after having served as the Director of Business Development. From 1984 to 1990, Mr. DiVito was the Vice President of Miracle Adhesives Corp. (a division of Pratt & Lambert, an Amex-listed manufacturer of paints, coatings and adhesives). He also serves on the board of directors of Vending Data Corporation, which is headquartered in Las Vegas, Nevada and is an Amex-listed company. Prior to 1984, Mr. DiVito spent two years on an audit team at Ernst & Whinney (now Ernst & Young). Mr. DiVito is a certified public accountant and certified management accountant.

Mr. Land is a corporate consultant and was appointed as one of the Company’s and ROC’s directors on April 12, 2004. Mr. Land was first elected as a director of the Company and ROC on January 21, 1999 and resigned on May 31, 2002. From 1956 to 1976, Mr. Land was employed by The First Boston Corporation in various capacities, including Director, Senior Vice President, Co-Head of Corporate Finance, and Head of International Operations. From 1971 through 1999, he served as a director of various companies, including Kaiser Industries Corporation, Marathon Oil Company, Castle & Cooke, Inc., Manville Corporation, Northwest Airlines Corporation, and Raytheon Company.

Executive Officers

The following table presents information as of June 28, 2006 regarding our and ROC’s executive officers:

Name	Age	Position
William L. Westerman	74	The Company’s Chairman of the Board, CEO and President; Chairman of the Board and CEO of ROC

Tullio J. Marchionne	51	The Company’s and ROC’s Secretary and General Counsel; Executive Vice President of ROC

Robert A. Vannucci	59	President and Chief Operating Officer of ROC

Mark B. Lefever	41	The Company’s and ROC’s Treasurer and CFO; Executive Vice President – Finance of ROC

For a description of the business experience of Mr. Westerman, see “Directors” above.

Mr. Marchionne became the Company’s and ROC’s General Counsel on January 10, 2000, was appointed as Secretary on February 17, 2000 and was elected Executive Vice President of ROC on February 26, 2001. Mr. Marchionne was initially employed by Riviera, Inc. in June 1986 as a casino games dealer and served in various capacities including Pit Manager, General Counsel and Director of Gaming Administration until September 1996, when he was transferred to the Four Queens Hotel and Casino as Director of Casino Operations pursuant to a management agreement with a Company subsidiary. He served in that position until May 1997. Mr. Marchionne served as the General Manager of the Regency Casino Thessaloniki, located in Thessaloniki, Greece, from June 1997 until December 1997. Mr. Marchionne served as a Casino Supervisor with Bally’s Las Vegas from February 1998 until June 1998, Director of Casino Operations at the Maxim Hotel and Casino in Las Vegas from June 1998 until November 1998 and Director of Table Games at the Resort At Summerlin from November 1998 until December 1999.

Mr. Vannucci was elected Vice President of Marketing and Entertainment of ROC on April 26, 1994, Executive Vice President of Marketing and Entertainment on July 1, 1998 and President of ROC on October 1, 2000. Mr. Vannucci had been Director of Marketing of ROC since July 19, 1993. Mr. Vannucci was Senior Vice President of Marketing and Operations at the Sands Casino Hotel in Las Vegas from April 1991 to February 1993. He was Vice President and General Manager of Fitzgerald’s Las Vegas (a hotel/casino) from 1988 to January 1991.

Mr. Lefever was hired as the Company’s and ROC’s Treasurer and CFO and as ROC’s Executive Vice President – Finance on May 22, 2006. He served as Senior Vice President and CFO at Resorts Atlantic City from May 2004 until he joined the Company. From March 2001 to December 2003, Mr. Lefever was General Manager of the Trump 29 Casino in Coachella, California. From March 1997 to December 2000, Mr. Lefever was CFO of The Desert Inn Resort & Casino and also served as Chief Operating Officer of that property from January 1999 to December 2000. Mr. Lefever was CFO of the Sheraton Casino in Tunica County, Mississippi from February 1996 to June 1997. Prior to that position, he was in the audit and business advisory practice of Arthur Andersen LLP for ten years. Mr. Lefever is a member of the New Jersey Society of Certified Public Accountants.

The Company’s and ROC’s officers serve at the discretion of the Company’s and ROC’s respective boards of directors, and they are also subject to the licensing requirements of the Nevada Gaming Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file with the SEC certain reports regarding Common Stock ownership. Such persons are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on the Company’s review of such reports that were furnished to the Company and written representations made to the Company by reporting persons in connection with certain of these reporting requirements, the Company believes that all the reporting persons met their Section 16(a) reporting obligations on a timely basis during 2005, except that each of Messrs. Silver, Harvey, DiVito and Land made a late filing of a Form 4 to report a May 27, 2005 Common Stock acquisition.

Code of Ethics

The Company has adopted certain ethical policies that apply to all employees at the level of supervisor or higher, including the Company’s principal executive officer, principal financial officer and principal accounting officer. Those policies, together with certain rules adopted by the Company’s Disclosure Committee, comprise the Company’s code of ethics. Those policies and rules are posted on the Company’s Internet website at www.rivierahotel.com.

Board and Committee Meetings

The Company has an Audit Committee composed of Messrs. DiVito, Harvey and Land. The Audit Committee recommends to the Board the selection of an auditor, reviews the plan and scope of the Company’s audits, reviews the auditors’ critique of management and internal controls and management’s response to such critique and reviews the results of the audit. In 2005 the Audit Committee met eight times.

The Company has a Compensation Committee composed of Messrs. Silver, Harvey and DiVito. The Compensation Committee is responsible for recommending executive compensation programs to the Board and for approving all compensation decisions with respect to the CEO and his compensation recommendations for the other executive officers (except for grants of stock options, which are approved by the Stock Option Committee composed of Messrs. DiVito and Harvey). In 2005 the Compensation Committee met five times.

The full Board serves as the Nominating Committee. See “Nominating Committee” below for further information.

In 2005, the Board held 20 meetings. No member of the Board attended in 2005 less than 75% of the aggregate of (i) the number of Board meetings held during the period for which he was a director and (ii) the total number of meetings held by all committees on which he served.

Nominating Committee

The entire Board serves as the Company’s nominating committee. Four of the current five members meet the Amex independence requirements that apply to the Company for the director nomination process. Director nominations are decided upon by the Board after the Board receives the recommendations of a majority of the Board’s independent directors. The Company does not have a charter governing the recommendation or nomination process, nor does the Company have a policy regarding director candidates recommended by Stockholders. That is because historically, the Company has rarely been contacted by outside Stockholders who have expressed an interest in serving on the Board or in recommending candidates to serve in that capacity. Given this lack of activity, the Company has seen no need to adopt any specific policies on this subject, nor has the Company established specific standards for evaluating director candidates recommended by Stockholders, as compared with the Company’s standards for evaluating director candidates recommended by other persons.

In order for a candidate to be nominated for the Board, the candidate must have a strong business background and display a sense of leadership. Each member of the Board should possess certain skills that complement the skills of the other directors, so as to achieve the overall goal of having a well-rounded Board. Qualities and skills necessary for consideration are a financial, legal or business background or demonstrated leadership abilities.

Audit Committee Report; Audit Committee Independence

In accordance with the Audit Committee’s written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices.

During the Company’s fiscal year ended December 31, 2005, the Audit Committee met eight times, and the Audit Committee Chairman, as representative of the Audit Committee, discussed the interim financial information contained in each of the Company’s quarterly earnings announcements with the Company’s CFO and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the Company’s independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with Independence Standards Board

Standard No. 1 (“Independence Discussions with Audit Committees”). The Audit Committee discussed with the auditors any relationships that may impact the auditors’ objectivity and independence, and the Audit Committee satisfied itself as to the auditors’ independence. The Audit Committee specifically addressed and discussed the independent auditors’ provision of non-audit services and concluded that those services were compatible with maintaining the auditors’ independence. The Audit Committee also discussed with the Company’s management, the Company’s internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent auditors and the Company’s internal auditors the audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU Section 380), and with and without the Company’s management present, discussed and reviewed the results of the independent auditors’ examination of the Company’s financial statements. The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed the audited financial statements, as of and for the year ending December 31, 2005, with the Company’s management and the independent auditors. The Company’s management is responsible for the preparation of the financial statements and the independent auditors are responsible for the examination of those statements.

Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ending December 31, 2005, for filing with the SEC. The Audit Committee also recommended that the Company reappoint the independent auditors, and the Board concurred in such recommendation.

The Audit Committee presently consists of three members who all meet the independence requirements of Amex’s listing standards that apply to the Company.

Date: March 1, 2006	Vincent L. DiVito	Chairman
	Paul A. Harvey	Member
	James N. Land, Jr.	Member

Security Holder Communications

Our security holders may send communications to our Board by directing such communications to our Secretary and General Counsel, Tullio J. Marchionne. Communications may be sent to Mr. Marchionne by mail at our corporate offices located at 2901 Las Vegas Boulevard South, Las Vegas, NV 89109; by telephone or fax at (702) 794-9504 or (702) 794-9560, respectively; or by e-mail at tmarchionne@theriviera.com. Mr. Marchionne will direct all relevant communications to the appropriate members of the Board.

Members of the Board are strongly encouraged to attend all of our annual meetings of Stockholders. All of the members of the Board were in attendance at our 2005 annual meeting of Stockholders.

The Board unanimously recommends that you vote “FOR” the election of each of the five director nominees named above at the annual meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents a summary of the compensation we paid in the years ended December 31, 2005, 2004 and 2003 to the Company’s and ROC’s CEO, and to the Company’s four other most highly compensated executive officers who received over $100,000 in compensation during 2005 (collectively, the “Named Executive Officers”).

	Year	Annual Compensation				Restricted Stock Awards ($)(6)		All Other Compensation ($)(2)
Name and Principal Position		Salary($)	Bonus($)	Other Annual Compensation ($)(1) (4)
William L. Westerman	2005	$1,000,000	$—	$295,293	(3)	$—		$1,283
Chairman of the Board,	2004	1,000,000	—	446,178	(3)	—		1,438
President and CEO;	2003	1,000,000	—	547,591	(3)	—		1,438
Chairman of the Board and CEO of ROC

Robert A. Vannucci	2005	300,000	—	103,500	(5)	814,998		1,720
President and Chief	2004	300,000	114,000	104,000	(5)	—		1,720
Operating Officer of ROC	2003	300,000	—	103,000	(5)	—		1,720

Ronald P. Johnson(7)	2005	250,000	54,000	4,500		407,499	(7)	1,438
Executive Vice President	2004	250,000	90,500	4,000		—		1,438
of Gaming Operations of ROC	2003	250,000	—	3,500		—		1,438

Duane R. Krohn(8)	2005	250,000	54,000	4,500		407,499	(8)	1,438
Treasurer and CFO; Treasurer, CFO and Executive Vice President – Finance of ROC	2004 2003	250,000 250,000	57,000 —	4,000 3,500		— —		1,438 1,438

Tullio J. Marchionne	2005	188,215	54,000	4,500		214,874		827
Secretary and General Counsel; Secretary, General Counsel and Executive Vice President of ROC	2004 2003	120,086 142,732	12,000 —	4,000 3,000		— —		533 451

(1)	Includes amounts contributed under the Company’s Profit Sharing and 401(k) Plans. The Company contributed $4,500 for the account of each of the Named Executives Officers in 2005, $4,000 for the account of each of them in 2004 and $3,500 for the account of each of them in 2003.

(2)	Includes premiums that the Company paid for excess life insurance.

(3)	Includes the portion of the interest earned on Mr. Westerman’s retirement account that exceeds the interest, which would have been earned if the interest rate had been 120% of the applicable federal long-term rate, with compounding, prescribed under Section 1274(d) of the Code. Additional interest earned on Mr. Westerman’s retirement account that is not reported in the above table amounted to $238,632 in 2005, $195,977 in 2004 and $210,095 in 2003.

(4)	In addition to the amounts reported in this column, each Named Executive Officer received perquisites and other personal benefits, the aggregate amount of which did not exceed the lesser of $50,000 or 10% of the total of such Named Executive Officer’s annual salary and bonus reported in the table.

(5)	Includes a $100,000 award pursuant to Mr. Vannucci’s employment agreement. Mr. Vannucci has the choice of $25,000 in cash or in restricted Common Stock per quarter.

(6)	Includes shares of Common Stock granted under the Company’s Restricted Stock Plan in substitution for stock options that we were unable to grant. Mr. Vannucci received 60,000 shares; Mr. Krohn and Mr. Johnson each received 30,000 shares; and Mr. Marchionne received 19,500 shares. The dollar amounts reported in the table are based on the closing market price of the Common Stock on the date we granted the restricted Common Stock. Based on the closing market price of the Common stock on December 30, 2005, this restricted Common Stock had an aggregate value of $2,286,405.

(7)	Mr. Johnson resigned on May 16, 2006. Upon his resignation, $325,999 of his restricted stock award reported in the table (24,000 shares of restricted Common Stock) was forfeited.

(8)	Mr. Krohn retired on May 2, 2006. Upon his retirement, $325,999 of his restricted stock award reported in the table (24,000 shares of restricted Common Stock) was forfeited.

Incentive Stock Option Plans and Stock Grants

The Company granted no stock options in 2005. The information below is on an as-adjusted basis, giving effect to the March 11, 2005 three-for-one Common Stock split.

In July 2003, the Company attempted to grant options for 385,500 shares of Common Stock under the 1993 Employee Stock Option Plan (the “1993 Plan”). Subsequently, it was determined that the 1993 Plan had expired prior to those grants, which rendered them null and void. Two executives to whom the Company attempted to grant options for a total of 48,000 shares thereafter left the Company’s employment. On April 6, 2005, 19 remaining executives were granted a total of 337,500 shares of Common Stock under the Restricted Stock Plan (see “Restricted Stock Plan” below) in substitution for the 1993 Plan stock options that we had attempted to grant to them. Those shares are subject to a five-year vesting schedule, vesting 20% each March 10, commencing in 2006. The shares completely vest upon death, disability, retirement at or after age 62, termination of employment by the Company other than for cause, events of hardship as approved by our Compensation Committee or in the event of a change in control of the Company (including the merger).

Although the 1993 Plan has expired, some options granted under the 1993 Plan are still outstanding.

Effective May 17, 2005, the Company implemented the 2005 Incentive Stock Option Plan (“Employee Plan”). One million shares of Common Stock are allocated to the Employee Plan, in which the Company’s officers and key employees are eligible to participate. The Stock Option Committee has discretion as to whom Employee Plan options will be granted and the number of shares allocated to each option grant. The option exercise price will be the closing market price of the Common Stock (110% of the closing market value in the case of an incentive option granted to an owner of more than 10% of the Common Stock) on the date of the option grant. The options will vest over four years, with 20% vesting on the date of grant, and an additional 20% on each anniversary of the grant, subject to accelerated vesting upon the occurrence of certain events including a change in Control of the Company.

Option Exercises and Year-End Option Values

There were no stock options exercised by directors or executive officers during 2005. The following table presents information regarding the value at December 31, 2005 of unexercised, in-the-money options held by the Named Executive Officers.

	Number of Shares Underlying Unexercised Options		Value of Unexercised, In-The-Money Options(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert A. Vannucci	120,000	0	$1,966,800	$0
Duane R. Krohn(2)	7,500	0	$122,925	$0
Ronald P. Johnson(3)	30,000	0	$491,700	$0
Tullio J. Marchionne	36,000	0	$590,040	$0

(1)	The reported value is the difference between the closing market price of the Common Stock on December 30, 2005 and the exercise price of the options. As explained elsewhere in this proxy statement, the stock options would have a greater value based upon the merger price.

(2)	Mr. Krohn retired on May 2, 2006 and exercised all of his stock options before retirement.

(3)	Mr. Johnson resigned on May 16, 2006. He exercised all of his stock options on May 26, 2006.

Employment Agreements

William L. Westerman serves as Chairman of the Board, President and CEO of the Company, and as Chairman of the Board and CEO of ROC.

Under Mr. Westerman’s employment agreement, which was last amended on July 15, 2003, he is employed for an indefinite period, subject to termination by either Mr. Westerman upon at least 180 days written notice or by us upon at least 90 days written notice. Mr. Westerman’s base annual compensation is $1,000,000. Under his amended employment agreement, Mr. Westerman is not entitled to participate in the Incentive Compensation Program or any other executive bonus plan.

Mr. Westerman’s employment agreement required us to fund a retirement account for him. Pursuant to that agreement, we make no further principal contributions to the retirement account subsequent to January 1, 2001 but the account continues to accrue interest. The retirement account had a balance, including accrued interest, of $4,122,703 as of December 31, 2005.

The Company credits Mr. Westerman’s retirement account quarterly with interest on the first day of each succeeding calendar quarter in an amount equal to the product of (i) the Company’s average borrowing cost for the immediately preceding fiscal year, as determined by our CFO, and (ii) the average outstanding balance in the retirement account during the preceding calendar quarter. At the recommendation of the Compensation Committee, in order to reduce the amount that would be payable immediately upon Mr. Westerman’s separation from employment with the Company, Mr. Westerman and the Company agreed that the following cash payment would be made to him commencing April 1, 2003, and continuing on the first day of each quarter thereafter: (1) a distribution of $250,000 from the principal balance of his retirement account; and (2) the quarterly interest credited to his retirement account one quarter in arrears. Total interest accrued to Mr. Westerman’s account in 2005 was $529,425; total interest accrued was $638,155 in 2004 and $754,186 in 2003.

The Company retains beneficial ownership of Mr. Westerman’s retirement account, which is earmarked to pay his retirement benefits. However, upon (i) the vote of a majority of the outstanding shares of Common Stock approving a “Change of Control” (as discussed directly below), (ii) the occurrence of a Change of Control without Mr. Westerman’s consent, (iii) a breach by the Company of a material term of the employment agreement or (iv) the expiration or earlier termination of the employment agreement for any reason other than cause, Mr. Westerman has the right to require the Company to establish a Rabbi Trust for his benefit and to require the Company to fund the Rabbi Trust with cash equal to the amount then credited to his retirement account, including any amount to be credited to his retirement account upon a Change of Control.

On February 5, 1998, the Stockholders approved a merger agreement that constituted a Change of Control under Mr. Westerman’s employment agreement. (That agreement was terminated without consummation of the merger.) On March 5, 1998, Mr. Westerman exercised his right to require us to establish and fund a Rabbi Trust for his benefit. On March 20, 1998, Mr. Westerman waived his right to have us fund the Rabbi Trust in exchange for our agreement to fund it within five business days after notice from him.

If Mr. Westerman ceases to be employed by the Company (except for termination for cause, in which case Mr. Westerman would forfeit all rights to monies in the retirement account), he will be entitled to receive the amount in the retirement account (principal and current interest) in 20 equal quarterly installments commencing as of the date he ceases to be employed. In the event that Mr. Westerman’s Rabbi Trust has not yet been funded, the balance of principal and interest of the retirement account shall be paid directly to Mr. Westerman upon his retirement or termination (except for cause) or upon a Change of Control (including the merger).

Mr. Westerman’s agreement also provides that for 24 months following termination of employment for any reason except cause, Mr. Westerman shall not engage in any activity, which is in competition with the Company within a 75-mile radius from the location of any hotel or casino then operated by the Company. As consideration for not competing, the Company will pay Mr. Westerman a total of $500,000 in two equal annual installments of $250,000. The first installment will be payable within five business days of termination of employment, with the second installment payable on the first anniversary of termination.

Robert A. Vannucci serves as President and Chief Operating Officer of ROC under an employment agreement that was last amended on March 24, 2003. Mr. Vannucci’s base compensation is $300,000 in cash and $100,000 in shares of Common Stock under the Restricted Stock Plan or cash, at his election, plus certain additional compensation described below.

Mr. Vannucci’s agreement provides that he is to receive $25,000 in Common Stock under the Restricted Stock Plan based on the Common Stock’s market value, or cash (at his election) on the first business day of each quarter, plus Common Stock under the Restricted Stock Plan based on market value, or cash (at his election), equal to the amount of the award he receives under our Incentive Compensation Program. Mr. Vannucci chose to receive $100,000 in cash in 2005 pursuant to these provisions. Mr. Vannucci is presently entitled to rights of ownership with respect to shares he receives under the Restricted Stock Plan, including the right to vote and receive dividends. Mr. Vannucci may not, however, sell, assign, pledge, encumber or otherwise transfer any restricted shares so long as the Company employs him, without the Company’s written consent. The restrictions terminate and the shares become fully vested upon a change of control (as defined, and which would include the merger) or upon Mr. Vannucci’s termination of employment, so long as such termination is not for cause. On December 27, 2002, holdings of Common Stock by Donald Trump and related parties exceeded 10% of the outstanding Common Stock, which constituted a change of control for purposes of Mr. Vannucci’s restricted shares. This triggered a release of the restrictions on 164,526 shares held by Mr. Vannucci.

Mr. Vannucci’s employment agreement also entitles him to participate in our Incentive Compensation Program, under which he may receive an annual award as discussed in “Incentive Compensation Program” below. Mr. Vannucci’s agreement further provides for an additional incentive award in his choice of either restricted Common Stock or cash in an amount equal to his Incentive Compensation Program award. Mr. Vannucci did not receive an Incentive Compensation Program award for 2003 or 2005. For 2004, Mr. Vannucci received an Incentive Compensation Program award of $57,000, which entitled him to an additional incentive award of $57,000 under his employment agreement, which he elected to receive in cash. Mr. Vannucci’s agreement automatically renews annually, subject to 120 days’ prior written notice by him or the Company.

Mark B. Lefever serves as the Company’s and ROC’s Treasurer and CFO and as ROC’s Executive Vice President – Finance under an agreement that provides for an annual base salary of $250,000; eligibility for an Incentive Compensation Program award at the $100,000 level for 2006, subject to the Company’s achievement of its financial targets and subject further to proration of the award for the period of Mr. Lefever’s employment in 2006; and certain entitlements to severance pay. During Mr. Lefever’s first 12 months of employment, if he is terminated without cause or if he resigns upon a sale of the Company to any party other than Parent or its affiliates, then he would receive six months’ salary as severance pay. Mr. Lefever can replace the severance pay provisions of that agreement with a salary continuation agreement (at the executive vice president level), that would be in effect through December 31, 2007, if and when the Company carries out its plan to provide new salary continuation agreements for executives and other significant employees this year.

Profit-Sharing and 401(k) Plans

The Company has profit-sharing and 401(k) plans (the “Profit-Sharing and 401(k) Plans”) for employees who are at least 21 years of age and are not covered by a collective bargaining agreement after one year of service.

The Company may contribute to the 401(k) component of the Profit-Sharing and 401(k) Plans an amount not to exceed 25% of the first 8% of each participant’s compensation. The Company made contributions of $290,200, $302,882 and $220,900 for the years ended December 31, 2005, 2004 and 2003, respectively. The Company also pays administrative costs of the Profit-Sharing and 401(k) Plans, which are not material.

Prior to 2003, the Company suspended contributions to the profit-sharing component of the Profit-Sharing and 401(k) Plans, and the Company has substituted contributions to the ESOP (see “The ESOP,” directly below).

The ESOP

The ESOP was established effective January 1, 2000 to replace the profit-sharing contribution component of the Profit-Sharing and 401(k) Plans. The ESOP provides that all employees in the plan year who completed a minimum of 1,000 hours of service in that year, were employed through December 31 of that plan year, were at least 21 years of age and were not covered by a collective bargaining agreement are eligible to participate. Contributions are made to the ESOP’s participants at Riviera’s Las Vegas and Riviera Black Hawk relative to the economic performance of each property. For Riviera Las Vegas, the Company makes a contribution equal to 1% of each eligible employee’s annual compensation if a prescribed annual operating results target is attained and an additional 1% thereof for each $2 million by which that target is exceeded, up to a maximum of 4% for 2005. For Riviera Black Hawk, the Company makes a contribution equal to 1% of each eligible employee’s annual compensation if a prescribed annual operating results target is attained, an additional 1% thereof for the next $1.5 million by which that target is exceeded, and an additional 1% thereof for each additional $2 million by which operating earnings targets are exceeded, up to a maximum of 4% for 2005. The ESOP contributions are made in cash, which the ESOP trustee uses primarily to buy Common Stock. For Riviera corporate participants, the Company makes a contribution equal to 1% of each eligible employee’s annual compensation if a prescribed annual operating earnings target is attained an additional 1% for each $2 million by which operating earnings are exceeded, up to a maximum of 2%. The Company contributed to the ESOP $125,974 in 2005, $899,253 in 2004 and $348,435 in 2003.

Incentive Compensation Program

Approximately 90 executives and other significant employees participate in the Company’s Incentive Compensation Program. Participants are eligible to receive an annual cash award based on attainment of predetermined financial targets at Riviera Las Vegas and Riviera Black Hawk and at an aggregate of both locations for Riviera corporate employees.

The employment position held by a participant determines the award level for which that participant would qualify if the predetermined financial targets are achieved. The Company’s Chairman of the Board and CEO has discretion to change the award level assigned to any position.

The Company recorded accrued awards of $556,892; $1,085,092; and $302,216 under the Incentive Compensation Program for 2005, 2004 and 2003, respectively.

The DCP

The DCP gives eligible employees the opportunity to defer cash compensation. Participation in the DCP is limited to employees who receive annual compensation of at least $100,000. The deferred funds are maintained on the Company’s books as liabilities. All elections to defer the receipt of compensation must be made by December 1st preceding the plan year to which the election relates and are irrevocable for the duration of such year. One of the Company’s executive officers currently participates in the DCP.

Restricted Stock Plan

The Company has a Restricted Stock Plan to attract and retain highly competent persons as officers and key employees. Participants consist of such officers and key employees as the Compensation Committee determines are significantly responsible for the Company’s success and future growth and profitability. Awards of restricted Common Stock are subject to such terms and conditions as the Company determines are appropriate at the time of the awards, including restrictions on the sale or other disposition of such Common Stock, a vesting schedule under which the restrictions lapse, and provisions for the forfeiture of non-vested (i.e. restricted) shares upon termination of the participant’s employment within specified periods or under certain conditions.

Salary Continuation Agreements

Approximately 60 officers and significant employees (excluding Mr. Westerman and Mr. Vannucci) have salary continuation agreements effective through December 31, 2006, under which they would be entitled to receive (i) either six months’ or one year’s salary if their employment with us is terminated, without cause, within 12 or 24 months of a change of control of the Company; and (ii) group health insurance for periods of either one or two years. The base salary payments would be made in biweekly installments, subject to the employee’s duty to mitigate by making best efforts to find other employment. In addition, Mr. Marchionne and one other significant employee have salary continuation agreements effective through December 31, 2006, under which each of them would be entitled to receive two years’ base salary and certain benefits for two years if their employment is terminated without cause within 24 months of a change of control of the Company. Those two salary continuation agreements are not subject to a duty to mitigate. As of June 28, 2006, the total amount that would be payable under all such agreements if all payment obligations were triggered was approximately $5.1 million, including approximately $1.2 million in benefits.

The Merger Agreement allows the Company to extend or renew the salary continuation agreements or enter into new ones in the ordinary course of business and consistently with past practice. On or about the date of the annual meeting, the Company plans to enter into new salary continuation agreements that would be in effect through December 31, 2007.

Compensation of Directors

Messrs. Silver, Harvey and Land are each paid an annual fee of $50,000 for services as a director of the Company. Mr. DiVito is paid an annual fee of $75,000 for services as a director and as Chairman of our Audit Committee. Each director is also reimbursed for expenses incurred in connection with attendance at meetings of the Board.

In 1996, the Company adopted a Nonqualified Stock Option Plan for Non-Employee Directors (the “1996 Plan”), which expired in 2003. Under the 1996 Plan, each individual elected, re-elected or continuing as a non-employee director would automatically receive options for 6,000 shares of Common Stock (as adjusted for the 2005 stock split), with an exercise price equal to the fair market value of the Common Stock on the date of grant. In 2004, before it was determined that the 1996 Plan had expired, the Company attempted to grant options to non-employee directors for a total of 30,000 shares of the Common Stock. Because of the prior expiration of the 1996 Plan, though, those options were null and void. At the 2005 annual meeting, Stockholders approved the issuance of 30,000 shares of Common Stock to the non-employee directors as substitute compensation for those options. Messrs Silver, Harvey and DiVito each received 6,000 shares and Mr. Land received 12,000 shares of Common Stock. Those shares are subject to restrictions on resales, assignments, pledges, encumbrances or other transfers prior to vesting. The shares vest at the rate of 20% per year on each anniversary of the grant date. However, accelerated vesting of all of the shares will occur upon death, disability, a change in control of the Company (including the merger) or under any other termination of directorship status, except resignation prior to reaching age 62 or declining to stand for reelection prior to reaching age 62 (which would result in forfeiture of the non-vested shares).

Also at the 2005 annual meeting, Stockholders approved the 2005 Stock Option Plan for Non-Employee Directors (the “Director Plan”). The Director Plan provides that on each anniversary of the effective date of the Director Plan, each individual elected, re-elected or continuing as a non-employee director will receive a nonqualified stock option for 6,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant. These options will vest at the rate of 20% per year commencing on the first anniversary of the grant.

Upon becoming a director, Mr. Silver was granted options under the 1996 Plan to purchase 6,000 shares of Common Stock at $2.35 per share on February 26, 2001. Mr. Silver was subsequently granted options to purchase 6,000 shares at $2.18 per share on May 10, 2001, options to purchase 6,000 shares at $2.58 per share on May 10, 2002 and options to purchase 6,000 shares at $1.87 per share on May 12, 2003.

Upon becoming a director, Mr. Harvey was granted options under the 1996 Plan to purchase 6,000 shares at $2.20 per share on May 18, 2001. Mr. Harvey was subsequently granted options to purchase 6,000 shares at $2.58 per share on May 10, 2002 and 6,000 shares at $1.87 per share on May 12, 2003.

Upon becoming a director, Mr. DiVito was granted options under the 1996 Plan to purchase 6,000 shares at $1.87 per share on July 12, 2002. Mr. DiVito was subsequently granted options to purchase 6,000 shares at $1.87 per share on May 12, 2003.

Directors who are also officers or employees do not receive additional compensation for services as a director. Mr. Westerman is the only such director.

The Company has a Stock Compensation Plan, under which directors who are members of the Compensation Committee have the right to receive all or part of their annual fees in the form of Common Stock having a fair market value equal to the amount of their fees. Of the 50,000 shares that are allocated to this plan, 46,020 remain available for issuance.

Compensation Committee Interlocks and Insider Participation

Jeffrey A. Silver, a director and Chairman of the Compensation Committee, is a shareholder in the law firm of Gordon & Silver, Ltd., which we have retained for various legal matters during our last fiscal year and in 2006, including legal matters pertaining to the Merger Agreement.

Compensation Committee Report on Executive Compensation

The Compensation Committee endeavors to ensure that the compensation program for the Company’s executive officers is effective in attracting and retaining key executives responsible for our success and is tailored to promote our and our Stockholders’ long-term interests. The 2005 executive officer compensation program was principally comprised of base salary, the Incentive Compensation Program, a 401(k) plan, contributions to the ESOP, the DCP and the Restricted Stock Plan.

The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Company’s CEO and his recommendations regarding the other executive officers. In particular, the Compensation Committee considers several financial performance measures, including revenue growth and net income. However, the Compensation Committee does not apply any specific quantitative formula in making compensation decisions. The Compensation Committee also considers achievements that, while difficult to quantify, are important to the Company’s long-term success. The Compensation Committee seeks to create a mutuality of interest between the Company’s officers and the Stockholders by increasing the executive officers’ ownership of Common Stock through the ESOP, the DCP and the Restricted Stock Plan. On March 10, 2005, due to the expiration of the 1993 Plan, a new Employee Plan was adopted, to which 1,000,000 shares of Common Stock are allocated and which was approved by Stockholders at the 2005 annual meeting.

Salary levels for the Company’s executive officers are significantly influenced by the need to attract and retain management employees with high levels of expertise. In each case, the Company considers personal factors, such as the individual’s experience, responsibilities and work performance, and external factors, such as salaries paid by comparable companies in the gaming industry. With regard to the latter, it is important to recognize that because of the opening of new properties and expansion of existing properties on the Las Vegas Strip coupled with the growth of riverboat and dockside gaming, Native American gaming operations and the proliferation of jurisdictions in which gaming is permitted, the Company competes with numerous other companies for a limited pool of experienced and skilled personnel. Therefore, it is critical that the Company provides base salaries that are competitive in the casino industry. With respect to the personal factors, the Compensation Committee makes salary decisions in an annual review based on the recommendations of the Company’s CEO. This annual review considers the decision-making responsibilities of each position as well as the experience and work performance of each executive. The Company’s CEO views work performance as the single most important measurement factor. As a baseline measure, in 2001 the Compensation Committee engaged the services of an independent certified public accounting firm, other than Deloitte & Touche LLP, which conducted a compensation survey of comparable Las Vegas resorts. The firm concluded that compensation of the Company’s executives was consistent with other members of the industry.

The compensation of Mr. Westerman for our last completed fiscal year was set pursuant to his employment agreement described above in “Employment Agreements.”

Date: April 20, 2006	Jeffrey A. Silver	Chairman
	Paul A. Harvey	Member
	Vincent L. DiVito	Member

Performance Graph

The following graph compares the annual change in the cumulative total return on the Common Stock with the annual change in the cumulative total returns of (i) the New York Stock Exchange (“NYSE”)/Amex/Nasdaq Stock Market (U.S. Companies) (the “NYSE/Amex/Nasdaq Index”) and (ii) the NYSE/Amex stocks of amusement and recreation service companies whose Standard Industrial Classification is within 7900-7999 (U.S. companies) (the “79xx Index”), which we consider to be our peer industry group. The graph assumes an investment of $100 on December 31, 2000 in each of the Common Stock, the stocks comprising the NYSE/Amex/Nasdaq Index and the stocks comprising the 79xx Index, and assumes the reinvestment of any dividends. We do not believe that this necessarily is an indication of the value of the Common Stock.

Comparison of Five–Year Cumulative Total Returns
Performance Graph for
RIVIERA HOLDINGS CORP

Produced on 03/02/2006 including data to 12/30/2005

$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
690.1
154.8
111.3
12/29/2000
12/31/2001
12/31/2002
12/31/2003
12/31/2004
12/30/2005

Legend

Symbol	CRSP Total Returns Index for:	12/2000	12/2001	12/2002	12/2003	12/2004	12/2005
——— ■	RIVIERA HOLDINGS CORP	100.0	59.5	60.6	75.9	582.5	690.1
— — — *	NYSE/AMEX/Nasdaq Stock Market (US Companies)	100.0	89.3	70.9	93.4	104.9	111.3
- - - - ▲	NYSE/AMEX Stocks (SIC 7900–7999 US Companies) Amusement and recreation services	100.0	111.2	91.1	128.4	162.2	154.8

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year–end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/29/2000.

13609	Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.	©Copyright 2006

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of Common Stock, as of June 28, 2006, by (i) each of the Company’s directors and executive officers, (ii) all of the directors and executive officers as a group and (iii) each person who, to the Company’s knowledge, beneficially owns more than 5% of the outstanding Common Stock (based on reports filed with the SEC under the Exchange Act or upon information furnished to us). The percentage of the outstanding Common Stock represented by each named person’s stock ownership assumes the exercise by such person of all stock options that are exercisable within 60 days of the record date (July 7, 2006), but does not assume the exercise of stock options by any other persons. The percentage of outstanding Common Stock represented by the stock ownership of all executive officers and directors as a group assumes the exercise by all members of that group of their respective stock options that are exercisable within 60 days of the record date, but does not assume the exercise of options by any persons outside of that group. Except as indicated in the footnotes to the table, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person’s name.

	Shares Beneficially Owned
Name	Number	Percentage
Directors and Executive Officers:
William L. Westerman(1)(2)(15)	1,096,292	8.8%
Jeffrey A. Silver (1)(3)	45,000	*
Paul A. Harvey(1)(4)	24,000	*
Vincent L. DiVito(1)(5)	19,000	*
James N. Land, Jr.(1)	16,000	*
Robert A. Vannucci(1)(6)	390,614	3.1%
Tullio J. Marchionne(1)(7)	60,275	*
All directors and executive officers as a group(8)	1,651,181	13.0%

Beneficial Owners of More Than 5% of Common Stock (other than Mr. Westerman):
D.E. Shaw & Co., L.P. and related parties(9)	1,219,900	9.8%
Plainfield Special Situations Master Fund Limited and related parties(10)	1,056,800	8.5%
Triple Five Investco LLC and Syd Ghermezian(11)	1,184,050	9.5%
Riviera Holdings Corporation Employee Stock Ownership Plan (the ESOP)(12)	883,313	7.1%
Flag Luxury Properties, LLC, Paul Kanavos and related parties (collectively, the “Flag Parties”)(13)(14)	200,000	1.6%
Brett Torino and related parties (collectively, the “Torino Parties”)(13)(14)	200,000	1.6%
Barry Sternlicht and related parties (collectively, the “Sternlicht/Starwood Parties”)(13)(14)	423,200	3.4%
High Desert Gaming, LLC, Neil Bluhm, Greg Carlin and related parties (collectively, the “High Desert/Bluhm/Carlin Parties”)(13)(14)	375,300	3.0%

Total for the Flag Parties, the Torino Parties, the Sternlicht/Starwood Parties and the High Desert/Bluhm/Carlin Parties	1,198,500	9.6%

*	Less than 1%.

(1)	The address for each director and executive officer is c/o Riviera Holdings Corporation, 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109.

(2)	Includes 4,572 shares held through the ESOP.

(3)	Includes 24,000 shares which may be acquired within 60 days of the record date upon the exercise of outstanding options.

(4)	Includes 18,000 shares which may be acquired within 60 days of the record date upon the exercise of outstanding options.

(5)	Includes 12,000 shares which may be acquired within 60 days of the record date upon the exercise of outstanding options.

(6)	Includes 120,000 shares which may be acquired within 60 days of the record date upon the exercise of outstanding options, 3,776 shares under the DCP and 5,309 shares held through the ESOP.

(7)	Includes 36,000 shares which may be acquired within 60 days of the record date upon the exercise of outstanding options and 2,975 shares held through the ESOP.

(8)	Includes a total of 210,000 shares which may be acquired by directors and executive officers as a group within 60 days of the record date upon the exercise of outstanding options, 3,776 shares under the DCP and 12,856 shares held through the ESOP.

(9)	D.E. Shaw & Co., L.P. (“DESCO LP”) acts as investment adviser to D. E. Shaw Laminar Portfolios, L.L.C. (“Laminar”) and D.E. Shaw Valence Portfolios, L.L.C. (“Valence”). DESCO LP is also the managing member of Valence and D. E. Shaw Investment Management, L.L.C. (“DESIM LLC”). D.E. Shaw & Co., L.L.C. (“DESCO LLC”) acts as managing member to Laminar. D. E. Shaw & Co., Inc. (“DESCO Inc.”) is the general partner of DESCO LP. D. E. Shaw & Co. II, Inc. (“DESCO II, Inc.”) is the managing member of DESCO LLC. David E. Shaw is the president and sole shareholder of DESCO Inc. and DESCO II, Inc. The stock ownership reported in the table is comprised of 1,194,500 shares held in the name of Laminar; 25,200 shares held in the name of Valence; and 200 shares under the management of DESIM LLC. The address of all of the persons named above in this footnote is 120 West 45th Street, Floor 39, Tower 45, New York, New York 10036. This information is based on information reported by Laminar, Valence, DESCO LLC, DESCO LP and Mr. Shaw in a Schedule 13D filed with the SEC on April 11, 2006.

(10)	Plainfield Asset Management LLC (“Asset Management”) is the Manager of Plainfield Special Situations Master Fund Limited (“Master Fund”), which holds 1,056,800 shares. Max Holmes (“Holmes”) is the chief investment officer of Asset Management. Each of Holmes and Asset Management may therefore be deemed a beneficial owner of the shares held by Master Fund. The address of Master Fund, Asset Management and Holmes is 55 Railroad Avenue, Greenwich, CT 06830. This information is based on information reported by Master Fund, Asset Management and Holmes in a Schedule 13G filed with the SEC on March 15, 2006.

(11)	Triple Five Investco LLC is the record owner of 1,138,600 shares of Common Stock and Dominion Financial LLC is the record owner of 45,450 shares of Common Stock. Syd Ghermezian is the sole manager of these entities, in which capacity he has voting and investment power over the shares held by these entities; therefore, he is reported as a beneficial owner of the 1,184,050 shares of Common Stock held of record by the two entities. The address of Triple Five Investco LLC, Dominion Financial LLC and Syd Ghermezian is 9440 West Sahara, Suite 240, Las Vegas, NV 89117. This information is based on information reported by the above parties in a Schedule 13G filed with the SEC on May 1, 2006.

(12)	The trustee of the ESOP (the “Trustee”) and its address are Marshall & Ilsley Trust Company N.A., 1000 North Water Street, Suite 1200, Milwaukee, Wisconsin 53202. All of the shares held by the ESOP are voted on each proposal in proportion to the voting instructions received by the Trustee from all ESOP participants who submit voting instructions. For example, if (1) the ESOP holds 1,000 shares of Common Stock, (2) the Trustee receives voting instructions from participants on whose behalf the ESOP holds only 500 shares, and (3) those participants, in the aggregate, instruct the Trustee to vote 300 shares in favor of a proposal and 200 shares against it, then 600 shares held by the ESOP will be voted for the proposal and 400 shares will be voted against it. Common Stock held by the ESOP on behalf of our executive officers is reported in the ESOP’s Common Stock ownership listing as well as in the respective Common Stock ownership listings for the executive officers and for executive officers and directors as a group.

(13)	The following is based on information reported in a Schedule 13D and amendments thereto filed with the SEC, through May 23, 2006, jointly by the Flag Parties, the Torino Parties, the Sternlicht/Starwood Parties and the High Desert/Bluhm/Carlin Parties (collectively, the “Joint Filing Parties”) who, to the Company’s knowledge, comprise the Buyers and the direct or indirect owners of Parent:

The Flag Parties consist of Flag Riv; Flag Luxury Properties, LLC; MJX Flag Associates, LLC; Flag Leisure Group, LLC; Sillerman Real Estate Ventures, LLC; Robert Sillerman; and Paul Kanavos. Each of the Flag Parties is deemed a beneficial owner of 200,000 shares. The address of the Flag Parties is 650 Madison Ave., New York, NY 10022.

The Torino Parties consist of RH1; ONIROT Living Trust dated 6/20/2000; and Brett Torino. Each of the Torino Parties is deemed a beneficial owner of 300,000 shares. The address of the Torino Parties is 4455 Wagon Trail Ave., Las Vegas NV 89118.

The Sternlicht/Starwood Parties consist of Rivacq; SOF U.S. Hotel Co-Invest Holdings, L.L.C.; SOF-VII U.S. Hotel Holdings, L.L.C.; I-1/I-2 U.S. Holdings, L.L.C.; Starwood Global Opportunity Fund VII-A, L.P.; Starwood Global Opportunity Fund VII-B, L.P.; Starwood U.S. Opportunity Fund VII-D, L.P.; Starwood U.S. Opportunity VII-D-2, L.P.; Starwood Capital Hospitality Fund I-1, L.P.; Starwood Capital Hospitality Fund I-2, L.P.; SCF-VII Management, L.L.C.; SCG Hotel Management, L.L.C.; Starwood Capital Group Global, LLC; and Barry Sternlicht. Each of the Sternlicht/Starwood Parties is deemed a beneficial owner of 300,000 shares, except Barry Sternlicht who beneficially owns 423,200 shares. The address of the Sternlicht/Starwood Parties, except Rivacq, is 591 W. Putnam Ave., Greenwich, CT 06830. The address of Rivacq is One World Financial Center, New York, NY 10281.

The High Desert/Bluhm/Carlin Parties consist of High Desert Gaming, LLC; LAMB Partners; LAMB, LLC; ISLE Investors, LLC (“ISLE”); Greg Carlin; and Neil Bluhm. Each of the High Desert/Bluhm/Carlin Parties, except ISLE and Greg Carlin, is deemed a beneficial owner of 300,000 shares. ISLE beneficially owns 75,300 shares and Greg Carlin beneficially owns 375,300 shares. The address of the High Desert/Bluhm/Carlin Parties, except LAMB, LLC, is 900 North Michigan Ave., Suite 1900, Chicago, IL 60611. The address of LAMB, LLC is 0223 Placer Lane, Aspen, CO 81612, P.O. Box 2147.

(14)	Pursuant to the Westerman Agreement, upon the issuance of the requisite approvals by the Nevada Gaming Authorities, certain members of the Joint Filing Parties will have (i) the right or obligation to purchase substantially all of Mr. Westerman’s shares of Common Stock and (ii) a proxy to vote or direct the voting of Mr. Westerman’s shares of Common Stock in favor of an acquisition of the Company by members of the Joint Filing Parties (an “Acquisition Transaction”), including an acquisition pursuant to the Merger Agreement. Mr. Westerman is obligated to vote his shares of Common Stock in favor of an Acquisition Transaction, including an acquisition pursuant to the Merger Agreement. Those shares are reported as beneficially owned by Mr. Westerman, not by the Joint Filing Parties. This information is based on the Westerman Agreement, as contained in an exhibit in a Schedule 13D filed with the SEC by William L. Westerman on December 27, 2005 and in a Schedule 13D filed with the SEC by the Joint Filing Parties on December 28, 2005.

INDEPENDENT PUBLIC ACCOUNTANTS

We have appointed Deloitte & Touche LLP as the Company’s independent public accountants for the year ending December 31, 2006. Deloitte & Touche LLP served as the Company’s independent public accountants for the year ending December 31, 2005. Representatives of Deloitte & Touche LLP are expected to be present at the meeting. Those representatives will have the opportunity to make a statement if they so desire. They are expected to be available to respond to appropriate questions.

Audit Fees

We were billed by our principal accountants, namely Deloitte & Touche LLP, the member firms of Deloitte Touche, Tohmatsu and their respective affiliates (collectively “Deloitte”), a total of $748,500 and $217,000 for fiscal years 2005 and 2004, respectively, for their audit of our annual consolidated financial statements, their review of our consolidated financial statements in our quarterly reports on Form 10-Q and Sarbanes-Oxley Act compliance. The 2005 amount includes $221,500 for audit of our annual consolidated financial statements and reviews of our quarterly reports on Form 10-Q, and $527,000 for Sarbanes-Oxley Act compliance.

Audit-Related Fees

We were billed by Deloitte $37,500 for benefit plan audits for the 2004 fiscal year. We were not billed by Deloitte in 2005 for benefit plan audits or other audit-related fees.

Tax Fees

We were billed by Deloitte $88,200 for income tax services for the 2004 fiscal year. Those services consisted of preparation of federal and state income tax returns and related tax advice. We were not billed by Deloitte in 2005 for tax compliance, tax advice or tax planning.

All Other Fees

We were billed by Deloitte $0 and $4,800 for other professional services in fiscal years 2005 and 2004, respectively.

Audit Committee’s Pre-Approval of Engagement

Our policy is that before we engage the Company’s independent public accountants annually to render audit or non-audit services, the engagement is reviewed and approved by the Audit Committee. All of the Company’s independent public accountants’ services for which the Company paid audit-related fees or tax fees for 2004 or 2005, as described above, were within the scope of the engagement that the Audit Committee approved before the Company entered into the engagement.

OTHER MATTERS

We know of no other matters which are to be brought before the annual meeting. If any other matters are presented for proper action, it is the intention of the persons named as proxy holders to vote in accordance with their best judgment pursuant to the terms of the proxy.

PROPOSALS OF STOCKHOLDERS

The rules of the SEC permit stockholders of a company, after timely notice to the company, to present proposals for stockholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. If the merger is consummated, there will be no further proxy statements or public meetings of Stockholders. However, if the merger is not consummated, stockholder proposals intended to be presented at our 2007 annual meeting of Stockholders must be received at our executive offices in writing not later than December 22, 2006 to be eligible for inclusion in our proxy statement with respect to that meeting. Stockholders who intend to present a proposal at our 2007 annual meeting but who do not seek to have it included in our proxy statement must notify us of the proposal by not later than March 9, 2007. Otherwise, the proposal will be deemed untimely. These deadlines are based on a projected 2007 annual meeting date of May 22, 2007 (assuming that the merger has not been consummated by then). All proposals should be submitted in writing to Riviera Holdings Corporation, 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Corporate Secretary. If the merger has not been consummated by May 22, 2007 but the deadline for consummation has been extended pursuant to the Merger Agreement, the Company may postpone the 2007 annual meeting until after the extended deadline.

HOUSEHOLDING INFORMATION

The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies. While the Company does not utilize householding, some intermediaries may be “householding” the Company’s proxy materials and annual report. Once you have received notice from your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through an intermediary that sent a single proxy statement and annual report to multiple stockholders in your household, the Company will promptly deliver a separate copy of each of these documents to you if you send a written request to Riviera Holdings Corporation, 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Corporate Secretary or call us at (702) 794-9504. If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of the Company’s annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

FORWARD-LOOKING STATEMENTS

This proxy statement includes and incorporates by reference “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include the words “may,” “would,” “could,” “likely,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “confidence,” “projections” or “anticipate” and similar words and include all discussions about the Company’s current or future plans, prospects, objectives or expectations, including consummation of the merger or termination of the Merger Agreement, as well as assessments of current and future valuations for the Company. As such, these forward-looking statements involve uncertainty and risk. The Company does not guarantee that the merger will be consummated or that any of the other transactions or events described in this proxy statement will happen as described, nor does the Company guarantee that future fluctuations in the value of the Company’s real estate or in the valuation of gaming company stocks generally will not result in a higher value for the Company than what Stockholders would receive in the merger. Although the Company believes that its forward-looking statements are reasonable at the present time, the Company’s plans, prospects, objectives or expectations might change, the merger might not be consummated, or future events or developments could result in a higher valuation for the Company compared to the valuation on which the merger consideration is based.

The forward-looking statements in this proxy statement should be read in conjunction with the “Forward-Looking Statements” sub-section in Item 7 and the “Risk Factors” section in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (as amended by Form 10-K/A filed with the SEC on May 1, 2006 and Form 10-K/A (Amendment No. 2) filed with the SEC on May 3, 2006) and the “Risk Factors” section in Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, which describe many factors that could cause the Company’s actual results to differ materially from the Company’s expectations.

Other factors and assumptions not identified or referenced above could also cause the Company’s actual results to differ materially from those set forth in any forward-looking statement.

The Company does not plan to update forward-looking statements even if the Company’s situation, plans or expectations change in the future, unless applicable law requires the Company to do so.

INFORMATION SUPPLIED BY PARENT AND MERGER SUBSIDIARY

All information in this proxy statement regarding Parent, Merger Subsidiary and their respective principals and affiliates has been supplied by, and is the responsibility of, Parent and Merger Subsidiary.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company incorporates by reference into this proxy statement the following documents that it has filed with the SEC (File No. 0-21430):

•	Annual Report on Form 10-K for the year ended December 31, 2005, as amended by Form 10-K/A filed on May 1, 2006 and Amendment No. 2 on Form 10-K/A filed on May 3, 2006;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2006;

•	Current Report on Form 8-K filed on January 6, 2006;

•	Current Report on Form 8-K filed on March 2, 2006;

•	Current Report on Form 8-K filed on March 7, 2006;

•	Current Report on Form 8-K filed on March 8, 2006, which reports Items 8.01 and 9.01;

•	Current Report on Form 8-K filed on April 7, 2006;

•	Current Report on Form 8-K filed on April 21, 2006;

•	Current Report on Form 8-K, as to Item 8.01 only, filed on May 2, 2006;

•	Current Report on Form 8-K filed on May 11, 2006;

•	Current Report on Form 8-K filed on May 17, 2006;

•	Current Report on Form 8-K filed on May 19, 2006;

•	Current Report on Form 8-K filed on May 23, 2006;

•	Current Report on Form 8-K filed on May 25, 2006; and

•	Current Report on Form 8-K filed on June 28, 2006.

The Company also incorporates by reference into this proxy statement each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Company’s initial filing of this proxy statement with the SEC and before the date of the annual meeting.

Any statement contained in a document incorporated by reference in this proxy statement shall be deemed modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or in any subsequently filed document that also is incorporated by reference into this proxy statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, excepts as so modified or superseded, to constitute a part of this proxy statement.

Any person who was a record or beneficial owner of Common Stock on the record date for the annual meeting may obtain, without charge, upon request, a copy of any documents incorporated into this proxy statement by reference (except for the exhibits to such documents, which will be furnished upon payment of the Company’s reasonable expenses incurred in furnishing such exhibits). Requests should be directed to Riviera Holdings Corporation, 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Corporate Secretary. The Company also makes available, free of charge, through its Internet website (www.rivierahotel.com) its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and, if applicable, amendments to those reports, filed or furnished pursuant to Sections 13 or 15(d) of the Exchange Act as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The Company has authorized no one to give you any information or to make any representation about the merger, the Merger Agreement or the Company that differs from or adds to the information contained in this proxy statement or in the documents the Company has publicly filed with, or furnished to, the SEC. Therefore, if anyone gives you any different or additional information, you should not rely on it.

The information in this proxy statement speaks only as of the date indicated on the cover page of this proxy statement unless the information specifically indicates that another date applies.

WHERE YOU CAN FIND MORE INFORMATION

The Company files with, or furnishes to, the SEC annual, quarterly and current reports, proxy statements and other information, including such items that are incorporated by reference into this proxy statement. You may read and copy this information at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 to obtain further information on the operation of the Public Reference Room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company’s publicly filed or furnished documents, as well as such documents of other companies that file electronically with the SEC, are also available to the public free of charge at the Internet website maintained by the SEC at www.sec.gov.

In accordance with Rule 14a-3(e)(i) under the Exchange Act, one proxy statement will be delivered to two or more Stockholders who share an address, unless the Company has received contrary instructions from one or more of the Stockholders. The Company will deliver promptly upon written or oral request a separate copy of this proxy statement to a Stockholder at a shared address to which a single copy of this proxy statement was delivered. Requests for additional copies of this proxy statement, and requests that in the future separate proxy statements be sent to Stockholders who share an address, should be directed to Riviera Holdings Corporation, 2901 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Corporate Secretary; telephone: (702) 794-9504.

A proxy card is enclosed for your use. Please complete, date, sign, and return the proxy card as promptly as practicable in the enclosed envelope, which requires no postage if mailed in the United States. A prompt return of your proxy card will be greatly appreciated.

Appendix A

AGREEMENT AND PLAN OF MERGER

Dated as of April 5, 2006,

Among

RIV ACQUISITION HOLDINGS INC.

RIV ACQUISITION INC.

and

RIVIERA HOLDINGS CORPORATION

A-1

-i-

-ii-

		Page

ARTICLE VIII

CONDITIONS PRECEDENT

Section 8.01	Conditions to Each Party’s Obligation to Effect the Merger	35
Section 8.02	Conditions to Obligations of Parent and Merger Sub	36
Section 8.03	Conditions to Obligation of the Company	37

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.01	Termination	38
Section 9.02	Effect of Termination	39
Section 9.03	Amendment	41
Section 9.04	Extension; Waiver	41

ARTICLE X

GENERAL PROVISIONS

Section 10.01	No Survival of Representations and Warranties	41
Section 10.02	Notices	41
Section 10.03	Definitions	42
Section 10.04	Interpretation	44
Section 10.05	Severability	44
Section 10.06	Counterparts	44
Section 10.07	Entire Agreement; Third-Party Beneficiaries	44
Section 10.08	Governing Law	45
Section 10.09	Assignment	45
Section 10.10	Enforcement	45
Section 10.11	Consents	45
Section 10.12	WAIVER OF JURY TRIAL	45

EXHIBIT

EXHIBIT A	Deposit Escrow Agreement

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INDEX OF DEFINED TERMS

Defined Term	Section
“affiliate”	Section 10.03(a)
“Agreement”	Preamble
“Articles of Merger”	Section 1.03
“Board Committee”	Section 10.03(b)
“Board of Directors”	Recitals
“business day”	Section 10.03(c)
“Certificate”	Section 2.02
“Closing”	Section 1.02
“Closing Date”	Section 1.02
“Code”	Section 2.03(h)
“Colorado Gaming Authorities”	Section 10.03(d)
“Commonly Controlled Entity”	Section 4.09(a)
“Company”	Preamble
“Company Benefit Agreements”	Section 4.09(b)
“Company Benefit Plans”	Section 4.09(a)
“Company By-laws”	Section 4.01(a)
“Company Charter”	Section 4.01(a)
“Company Common Stock”	Section 2.01(b)
“Company Schedule”	Article IV
“Company Employees”	Section 7.09(a)
“Company Intellectual Property”	Section 4.16(b)
“Company Leased Properties”	Section 4.15(a)
“Company Material Adverse Effect”	Section 10.03(e)
“Company Material Contracts”	Section 4.14(a)
“Company Owned Properties”	Section 4.15(a)
“Company Properties”	Section 4.15(a)
“Company SEC Documents”	Section 4.05(a)
“Company Stockholder Approval”	Section 4.03(c)
“Company Stockholders Meeting”	Section 7.02
“Company Subsidiaries”	Section 4.01(a)
“Confidentiality Agreements”	Section 10.03(f)
“Consent”	Section 4.04(b)
“Contract”	Section 4.04(a)
“Controlling Parties”	Section 10.03(g)
“Covered Employees”	Section 10.03(h)
“Current D&O Policy”	Section 7.08(b)
“Current Premium”	Section 7.08(b)
“Delinquent”	Section 4.15(b)
“Deposit”	Section 3.01
“Deposit Amount”	Section 3.01
“Deposit Escrow Agreement”	Section 3.01
“Development”	Section 7.04(a)
“Development Notice”	Section 7.04(a)
“Directors’ Option Plan”	Section 10.03(i)
“Directors’ Options”	Section 10.03(j)
“Directors’ Option Shares”	Section 4.02(a)
“$”	Section 10.03(k)
“Effective Date”	Section 1.03
“Effective Time”	Section 1.03

-iv-

“Environmental Claim”	Section 4.13(b)(i)
“Environmental Laws”	Section 4.13(b)(ii)
“Environmental Permits”	Section 4.13(a)(ii)
“ERISA”	Section 4.10(b)
“Escrow”	Section 3.01
“Escrow Agent”	Section 3.01
“Escrow Fees”	Section 10.03(l)
“ESOP”	Section 7.09(a)
“Exchange Act”	Section 4.04(b)
“Exchange Fund”	Section 2.03(a)
“Excluded Shares”	Section 2.01(b)
“Extension Notice”	Section 10.03(m)
“Filed Company SEC Document”	Article IV
“Financing Commitment”	Section 10.03(n)
“Foothill Credit Facility”	Section 6.01(a)(xi)
“GAAP”	Section 4.05(c)
“Gaming Approvals”	Section 7.17(b)
“Gaming Authorities”	Section 10.03(o)
“Gaming Laws”	Section 10.03(p)
“Governmental Entity”	Section 4.04(b)
“Hazardous Materials”	Section 4.13(b)(iii)
“HSR Act”	Section 4.04(b)
“Indemnified Parties”	Section 7.08(a)
“Indenture”	Section 10.03(q)
“Indenture Obligation”	Section 7.16(a)
“Indenture Provisions”	Section 7.16(a)
“Intellectual Property”	Section 4.16(a)
“Judgment”	Section 4.04(a)
“Knowledge of the Company”	Section 10.03(r)
“Knowledge of the Controlling Parties”	Section 10.03(s)
“Law”	Section 4.04(a)
“Lease”	Section 4.15(i)
“Liens”	Section 4.02(a)
“Major Lease”	Section 8.02(g)(i)
“Maximum Premium”	Section 7.08(b)
“Merger”	Recitals
“Merger Consideration”	Section 2.01(c)
“Merger Sub”	Preamble
“Mortgage Title Insurance Policy”	Section 4.15(c)
“Nevada Gaming Authorities”	Section 10.03(t)
“Nevada Law”	Section 1.01
“Note Acquisition Deadline”	Section 7.16(c)
“Note Funding”	Section 7.16(d)
“Noteholder Consent”	Section 7.16(b)(i)
“Noteholders”	Section 7.16(b)(i)
“Officers”	Section 8.02(a)
“Opco”	Section 10.03(u)
“Options”	Section 2.04(a)
“Option Plans”	Section 2.04(a)
“Option Price”	Section 2.04(a)
“Option Shares”	Section 6.01(a)(iii)
“Other Stock Plan”	Section 2.04(b)

-v-

“Outside Date”	Section 9.01(b)(i)
“Parent”	Preamble
“Parent Benefit Plans”	Section 7.09(a)
“Parent’s Applicants”	Section 10.03(v)
“Participant”	Section 4.09(a)
“Paying Agent”	Section 2.03(a)
“Permits”	Section 4.12
“Permitted Liens”	Section 4.15(b)
“person”	Section 10.03(w)
“Progress Certificate”	Section 7.17(b)(iii)
“Property Restrictions”	Section 4.15(b)
“Proxy Statement”	Section 4.04(b)
“Regulatory Action”	Section 10.03(x)
“Regulatory Filing”	Section 7.17(b)(i)
“Reimbursement Agreements”	Section 4.15(l)
“Release”	Section 4.13(b)(iv)
“Representatives”	Section 10.03(y)
“Retirement Account Disbursement”	Section 10.03(z)
“Sarbanes-Oxley Act”	Section 4.05(b)
“SEC”	Section 4.04(b)
“Secretary of State”	Section 1.03
“Securities Act”	Section 4.05(b)
“Senior Notes”	Section 7.16(a)
“Severance Compensation”	Section 10.03(aa)
“Solicitation Documents”	Section 7.16(b)(ii)
“Subsidiary”	Section 10.03(bb)
“Superior Proposal”	Section 6.02(e)
“Surviving Corporation”	Section 1.01
“Tail Coverage”	Section 7.08(b)
“Tail Policy”	Section 7.08(b)
“Takeover Proposal”	Section 6.02(e)
“Taxes”	Section 4.08(a)
“Tax Return”	Section 4.08(a)
“Taxing Authority”	Section 4.08(a)
“Termination Fee”	Section 9.02(b)
“Third Party”	Section 4.15(m)
“Third Party Licenses”	Section 4.16(c)
“Topping Fee”	Section 9.02(c)
“Transactions”	Section 1.01
“Transfer Taxes”	Section 7.14(a)
“2005 Option Plans”	Section 10.03(cc)
“Voting Company Debt”	Section 4.02(a)
“WARN Act”	Section 4.20
“Westerman Stock Purchase Agreement”	Section 4.02(b)

-vi-

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of April 5, 2006 (this “Agreement”), is entered into by Riv Acquisition Holdings Inc., a Delaware corporation (“Parent”); Riv Acquisition Inc., a Nevada corporation (“Merger Sub”) and a wholly-owned subsidiary of Parent; and Riviera Holdings Corporation, a Nevada corporation (the “Company”).

R E C I T A L S:

WHEREAS, the board of directors of the Company (the “Board of Directors”) and the respective boards of directors of Parent and Merger Sub have approved and declared advisable this Agreement, providing for the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, the Company, Parent and Merger Sub agree as follows:

ARTICLE I

THE MERGER

Section 1.01 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Revised Statutes (“Nevada Law”), Merger Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with Nevada Law. The Merger, the payment of cash in connection with the Merger and the other transactions contemplated by this Agreement are collectively referred to herein as the “Transactions.”

Section 1.02 Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Gordon & Silver, Ltd., 3960 Howard Hughes Parkway, 9th Floor, Las Vegas, Nevada 89109 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law, waiver by all parties) of the conditions set forth in Section 8.01, or, if on such day any condition set forth in Section 8.02 or 8.03 has not been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VIII have been satisfied (other than those conditions that by their nature or by the terms of this Agreement are to be satisfied at or after the Closing), but subject to the fulfillment or, to the extent permitted by Law, waiver of those by parties entitled to the benefits thereof, or at such other place, time and date as shall be agreed in writing by Parent, Merger Sub and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.03 Effective Time. Prior to the Closing, the parties shall prepare, and by the Closing Date the Company shall file with the Secretary of State of the State of Nevada (the “Secretary of State”), articles of merger or other appropriate documents (in any such case, the “Articles of Merger”) executed in accordance with the relevant provisions of Nevada Law and shall make all other filings or recordings required under Nevada Law to effect the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State, or at such later time as Parent, Merger Sub and the Company agree and specify in the Articles of Merger (the time the Merger becomes effective being the “Effective Time” and the date upon which the Effective Time occurs being the “Effective Date”).

Section 1.04 Effect of the Merger. The Merger shall have the effects set forth in Section 92A.250 of Nevada Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.05 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation determines or is advised that any deeds, bills of sale, assignments, assurances or other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

Section 1.06 Articles of Incorporation; By-Laws. (a) Unless otherwise determined by Merger Sub and reported to the Company before the Closing Date, the articles of incorporation of Merger Sub, as in effect immediately before the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with such articles of incorporation and applicable Law.

(b) The by-laws of Merger Sub, as in effect immediately before the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with applicable Law, the articles of incorporation of the Surviving Corporation and such by-laws.

Section 1.07 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earliest of their resignation, their removal or the election and qualification of their respective successors, as the case may be.

Section 1.08 Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation, their removal or the appointment and qualification of their respective successors, as the case may be.

ARTICLE II

CONVERSION OF SECURITIES

Section 2.01 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or their respective stockholders, the shares of stock of the constituent corporations shall be converted as follows:

(a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

(b) Cancellation of Treasury Stock and Parent-Owned Stock. Each issued and outstanding share of common stock, par value $.001 per share, of the Company (“Company Common Stock”) that is owned by the Company, a Company Subsidiary, Parent or Merger Sub or held in the treasury of the Company (collectively, “Excluded Shares”) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

(c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares) shall be converted into the right to receive Seventeen Dollars ($17.00) in cash following the Effective Time (the “Merger Consideration”).

Section 2.02 Cancellation and Retirement of Company Common Stock. As of the Effective Time, all shares of Company Common Stock (other than any shares owned by Parent or any Subsidiary of Parent other than Merger Sub) issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock (a “Certificate”) shall, to the extent such Certificate represents such shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

Section 2.03 Exchange of Certificates. (a) Paying Agent. Prior to the Company’s mailing of the Proxy Statement, Merger Sub shall select a bank or trust company to act as paying agent (the “Paying Agent”) for payment of the Merger Consideration upon surrender of Certificates. Parent shall cause the Surviving Corporation to provide to the Paying Agent on a timely basis, as and when needed after the Effective Time, cash necessary to pay for the shares of Company Common Stock converted into the right to receive cash pursuant to Section 2.01(c) (such cash being referred to as the “Exchange Fund”), upon surrender of Certificates. Any and all interest earned on such funds made available to the Paying Agent pursuant to this Agreement shall be paid to Parent. The Exchange Fund may not be used for any other purpose.

(b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to all holders of record of Certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock and which were converted into the right to receive the Merger Consideration pursuant to Section 2.01(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for surrendering Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, each of the holders of such Certificates shall be entitled to receive in exchange therefor the amount of cash payable in respect of the shares of Company Common Stock theretofore represented by such Certificates pursuant to the provisions of this Article II, and each of the Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the stock transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate has been properly endorsed or otherwise is in proper form for transfer and the person requesting such payment pays any transfer taxes or other Taxes required by reason of the payment to a person other than the registered holder of such Certificate or establishes to the satisfaction of Parent that such Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.03, each Certificate shall be deemed after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 2.01(c). No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

(c) Lost Certificates. If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof determined in accordance with this Article II; provided, however, that Parent or the Paying Agent may require the delivery of a reasonable indemnity or bond against any claim that may be made against the Surviving Corporation with respect to such Certificate or ownership thereof.

(d) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in exchange for the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions, with a record date prior to the Effective Time, that may have been declared by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. After the Effective Time, any Certificates that are presented to the Surviving Corporation or the Paying Agent for any reason shall be canceled and exchanged as provided in this Article II.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holder of Company Common Stock prior to the Merger who has not theretofore complied with this Article II shall thereafter look only to Parent and the Surviving Corporation for payment of its claim for the Merger Consideration and only as general creditors in respect of such claim.

(f) No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent, or any employee, officer, director, agent or affiliate thereof, shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which Merger Consideration would otherwise escheat to or become the property of any Governmental Entity), any such cash in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

(g) Investment of Exchange Fund. The Paying Agent shall invest any cash in the Exchange Fund, as directed by Parent, on a daily basis. Any interest or other income resulting from such investments shall be paid to Parent.

(h) Withholding Rights. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as Parent, the Surviving Corporation or the Paying Agent may be required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or under any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

Section 2.04 Stock Plans. (a) Options. The Company shall take all actions necessary to provide that at the Effective Time, (i) each then outstanding option to purchase shares of Company Common Stock, whether granted under any of the Company’s stock option plans referred to in Section 4.02(c) (the “Option Plans”) or otherwise (collectively, the “Options”), whether or not then exercisable or vested, shall be cancelled and (ii) in consideration of such cancellation, the Surviving Corporation shall pay to the holder of each such Option an amount (subject to any applicable withholding tax) in cash, without interest, equal to the product of (A) the excess of the Merger Consideration over the per share exercise price of such Option and (B) the number of shares of Company Common Stock subject to such Option (such amount being referred to as the “Option Price”). The Company shall take all actions necessary to ensure that the cancellation of each Option in exchange for the Option Price shall be deemed a release of any and all rights the holder had or may have had in respect of such Option.

(b) Except as provided herein or as otherwise agreed to by the parties, (i) the Company shall cause the Option Plans to terminate by not later than the Effective Time and shall provide for the payment of any benefit due under such Option Plans in cash; (ii) the Company shall cause the provisions of any other plan, program or arrangement that currently provides or previously provided for the issuance or grant by the Company of any interest in respect of the capital stock of the Company, or for payments based on the value of the capital stock of the Company (each such other plan being referred to as an “Other Stock Plan”), to terminate by not later than the Effective Time and shall provide for the payment of any benefit due under such Other Stock Plans in cash; and (iii) the Company shall take all actions necessary to ensure that following the Effective Time no holder of Options nor any participant in the Option Plans or in any Other Stock Plan shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiary thereof.

ARTICLE III

DEPOSIT

Section 3.01 Deposit. Contemporaneously with its execution of this Agreement, Parent shall deposit with Wilmington Trust Corp. (the “Escrow Agent”), by wire transfer of immediately available funds, Fifteen Million Dollars ($15,000,000) (such amount, as may be increased pursuant to Section 9.01(b)(i), being the “Deposit”) to be held in an escrow account established with the Escrow Agent (the “Escrow”) pending the Closing in accordance with the terms of an escrow agreement, a copy of which is appended hereto as Exhibit A (the “Deposit Escrow Agreement”). At the Closing, the Deposit and any income thereon, but less the Escrow Fees under the Deposit Escrow Agreement (the “Deposit Amount”), shall be returned to Parent, or to such person as Parent may direct, by wire transfer of immediately available funds to such account as Parent designates in writing to the Escrow Agent prior to the Closing. In the event of a termination of this Agreement prior to the Closing, Parent’s or the Company’s entitlement to the Deposit Amount shall be determined under Section 9.02.

Section 3.02 Investment of Deposit. The Deposit shall be held by the Escrow Agent in one or more interest-bearing accounts or, if the parties so instruct in writing, used to purchase (i) direct obligations of the United States or any agency thereof, (ii) certificates of deposit issued by Bank of America, N.A. or Citibank, N.A. or (iii) commercial paper given the highest rating by a nationally recognized credit rating agency; provided, however, that the Deposit will not be invested in any manner which would result in any portion of the Deposit and any income thereon not being immediately available for release.

Section 3.03 Opening of and Operation of Escrow. Concurrently with the execution of this Agreement, Parent and the Company shall open the Escrow with the Escrow Agent by delivery of a fully executed copy of this Agreement and the Deposit Escrow Agreement to the Escrow Agent and by Parent’s delivery of the Deposit to an account designated in writing by the Escrow Agent. This Agreement and the Deposit Escrow Agreement shall constitute joint escrow instructions to the Escrow Agent with respect to the Deposit. In addition, Parent and the Company agree to execute and be bound by such other reasonable and customary escrow instructions as may be necessary or reasonably required by the Escrow Agent or the parties hereto in order to consummate the Transactions, or otherwise to distribute and pay the funds held in the Escrow as provided in this Agreement and the Deposit Escrow Agreement; provided that such escrow instructions are consistent with the terms of this Agreement and the Deposit Escrow Agreement. In the event of any inconsistency between (x) any such supplemental escrow instructions and this Agreement and (y) the Deposit Escrow Agreement and this Agreement, then the terms and provisions of this Agreement shall control, absent an express written agreement by the parties hereto to the contrary which acknowledges this Section 3.03. Parent and the Company hereby designate the Escrow Agent as the “reporting person” for the Transactions pursuant to Section 6045(e) of the Code.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in that certain disclosure schedule (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure schedule relates) dated as of the date of this Agreement, from the Company to Parent and Merger Sub and delivered by the Company to Parent prior to the execution of this Agreement (the “Company Schedule”) or in any Company SEC Documents filed and publicly available prior to the date of this Agreement (the “Filed Company SEC Documents”), the Company represents and warrants to Parent and Merger Sub that:

Section 4.01 Organization, Standing and Power. (a) Each of the Company and its Subsidiaries (“Company Subsidiaries”) is duly organized, existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to conduct its business as presently conducted. Each of the Company and the Company Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification or licensing necessary, except for failures to be so qualified or licensed or to be in good standing which, individually or in the aggregate, would not reasonably be likely to have a Company Material Adverse Effect. The Company has delivered to Parent true and complete copies of the articles of incorporation of the Company, as amended to the date of this Agreement (as so amended, the “Company Charter”), and the by-laws of the Company, as amended to the date of this Agreement (as so amended, the “Company By-laws”) and the comparable charter and organizational documents of each Company Subsidiary, in each case as amended to the date of this Agreement.

(b) A true and complete list of the Company Subsidiaries and the percentage of each Company Subsidiary’s outstanding equity interests owned by the Company or another Company Subsidiary is set forth in Section 4.01(b) of the Company Schedule.

Section 4.02 Capitalization. (a) The authorized capital stock of the Company consists of 60,000,000 shares of Company Common Stock. At the close of business on March 30, 2006, (i) 12,451,755 shares of Company Common Stock (including 191,022 shares held under a deferred compensation plan in a rabbi trust for the benefit of five participants but excluding shares referred to in the following clause (ii)) were issued and outstanding, (ii) 4,668,069 shares of Company Common Stock were held in treasury by the Company, (iii) 216,000 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Options under the Option Plans and (iv) 54,000 shares of Company Common Stock were reserved for issuance upon the exercise of the Directors’ Options (the “Directors’ Option Shares”). Except as set forth above, at the close of business on March 30, 2006, no shares of capital stock or other voting securities of the Company, and no securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock or other equity interests of the Company, were issued, reserved for issuance or outstanding, except that: (x) Robert Vannucci, president of Riviera Operating Company, a Nevada corporation and a Company Subsidiary, pursuant to the terms of his employment Agreement, is entitled to receive (A) in his sole discretion, either $25,000 or shares of Company Common Stock with a value equal to $25,000 on the first business day of each calendar quarter, and (B) an amount equal to his annual incentive bonus, in his sole discretion, either in cash or in shares of Company Common Stock with a value equal to such amount), (y) non-employee directors of the Company may elect to receive their director fees in the form of shares of Company Common Stock and (z) a total of 1,150,000 shares of Company Common Stock (including the Directors’ Option Shares) have been reserved for issuance under the 2005 Option Plans. The Company shall make all reasonable efforts to have Robert Vannucci and the Company’s non-employee directors accept cash in the exercise of their respective rights described in the immediately preceding clauses (x) and (y). Between December 31, 2005 and the date of this Agreement, no shares of capital stock or other voting securities of the Company, and no securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock or other equity interests of the Company, were issued by the Company, except for shares of Company Common Stock issued upon the exercise of Options outstanding as of December 31, 2005. There are no outstanding stock appreciation rights linked to the price of Company Common Stock and granted under the Option Plans or otherwise by the Company or any Company Subsidiary. All outstanding shares of Company Common Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid, nonassessable and not subject to or issued in violation of any right of first refusal, preemptive right, subscription right or any similar right under any provision of Nevada Law, the Company Charter, the Company By-laws or any Contract to which the Company is a party. All outstanding shares of Company Common Stock were issued, and all such shares that may be issued prior to the Effective Date will be when issued, free and clear of all liens, security interests pledges, agreements, claims, charges or encumbrances (collectively “Liens”) and will be delivered free and clear of all Liens other than such Liens as may be created by the holders thereof. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote (“Voting Company Debt”). Except as set forth above, as of the date of this Agreement, there are no options, warrants, rights, convertible or exchangeable securities, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind by which the Company or any Company Subsidiary is bound obligating the Company or any Company Subsidiary to issue, deliver or sell additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or any Company Subsidiary or any Voting Company Debt. As of the date of this Agreement, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary.

(b) All of the outstanding capital stock of each of the Company Subsidiaries is .duly authorized, validly issued, fully paid and nonassessable and is owned by the Company or a Company Subsidiary free and clear of any Liens. There are no existing options, calls, warrants or similar rights, agreements, arrangements or commitments relating to the capital stock or other securities of any Company Subsidiary. Except for the Company Subsidiaries, the Company does not directly or indirectly own any equity interest in, or any interest convertible into or exchangeable or exercisable for, any equity interest in any other corporation, partnership or other business association or entity. Neither the Company nor any Company Subsidiary is under any obligation to make a capital contribution or investment in or loan to, or to assume any liability or obligation of, any corporation, partnership or other business association or entity.

(c) Section 4.02(c) of the Company Schedule sets forth a true, complete and correct list of all Directors’ Options and outstanding Options; the number of shares of Company Common Stock subject to each such Option; the grant dates, expiration dates, exercise price and vesting schedule of each such Option; the name of the holder of each Option; and all stock option plans of the Company pursuant to which any outstanding Options were granted or under which any shares of Company Common Stock have been reserved for issuance. No option agreement contains terms that are in any material respect inconsistent with, or in addition to, the terms contained in the Company’s standard forms of Option agreements set forth in Section 4.02(c) of the Company Schedule.

Section 4.03 Authority; Execution and Delivery; Enforceability. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Merger and the other Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval. The Company has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery of this Agreement by Parent and Merger Sub, this Agreement constitutes the Company’s legal, valid and binding obligation, enforceable against the Company in accordance with its terms.

(b) The Board of Directors, at a meeting duly called and held, duly adopted resolutions (i) approving this Agreement and approving and declaring advisable the Merger and the other Transactions, (ii) declaring that it is in the best interests of the Company’s stockholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (iii) approving this Agreement, the Merger and the other Transactions for purposes of Nevada Law, (iv) directing that this Agreement be submitted to a vote at a meeting of the Company’s stockholders, (v) providing the requisite waivers or approvals for Parent and its affiliates under Article III, Section 7 of the Company Charter, Sections 78.411-78.444 and 78.378-78.3793 of Nevada Law, and any other potentially applicable anti-takeover or similar statute or regulation with respect to the Merger, and the other Transactions, the transactions contemplated by the Stock Purchase Agreement, dated as of December 22, 2005, among Flag Luxury Riv. LLC, Rivacq LLC, High Desert Gaming LLC, William L. Westerman and The William L. Westerman 2004 Revocable Family Trust (the “Westerman Stock Purchase Agreement”) and (vi) recommending that the holders of the Company Common Stock approve this Agreement, which resolutions have not been subsequently rescinded, modified or withdrawn in any way except as permitted by Section 6.02(b). Provided that the Company Common Stock is traded on the American Stock Exchange or similar national stock exchange, the holders of Company Common Stock are not entitled to dissenters rights under Section 92A.380 of Nevada Law, as in effect as of the date hereof, or any other appraisal rights or similar rights as a result of the Merger or any of the other Transactions.

(c) The affirmative vote of holders of 60% of the outstanding shares of Company Common Stock (the “Company Stockholder Approval”) is the only vote of the holders of any class or series of Company Common Stock necessary to approve this Agreement, the Merger and the other Transactions. No state takeover statute or similar statute or regulation is applicable to the Merger or any of the other Transactions.

Section 4.04 No Conflicts; Consents. (a) The execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the other Transactions and compliance with the terms hereof will not, (i) conflict with or violate any judgment, order or decree (“Judgment”) or statute, law (including common law), ordinance, rule or regulation (“Law”) applicable to the Company or any Company Subsidiary or their respective properties or assets, (ii) violate or conflict with the articles of incorporation or by-laws or equivalent organizational documents of the Company or any Company Subsidiary, or (iii) result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in any, or give rise to any rights of termination, cancellation or acceleration of any obligations or any loss of any material benefit under, or result in the creation of a Lien on any of the properties or assets (whether owned, leased or managed) of the Company or any of the Company Subsidiaries pursuant to, any agreement, note, bond, contract, permit, lease, mortgage, indenture, license, franchise or other instrument (a “Contract”) to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries or any of their respective properties (whether owned, leased or managed) are bound, except for, in the case of clause (iii) above, (y) conflicts, violations, breaches or defaults which, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect and (z) the Retirement Account Disbursement.

(b) No consent, approval, qualification, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, or permit from, any domestic or foreign government (whether local, municipal, state, provincial, federal or otherwise) or any court, administrative agency or commission or other governmental or regulatory authority or agency or instrumentality, domestic or foreign (a “Governmental Entity”)) is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Merger and the other Transactions, other than (i) the pre-merger notification and report requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) the filing with the United States Securities and Exchange Commission (the “SEC”) of (A) a proxy or information statement relating to the approval of this Agreement by the Company’s stockholders (as amended or supplemented from time to time, the “Proxy Statement”), and (B) such reports under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as may be required in connection with this Agreement, the Merger and the other Transactions, (iii) the filing of the Articles of Merger with the Secretary of State and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) any filings as may be required under applicable Gaming Laws, (v) such filings as may be required in connection with the Taxes described in Section 7.14, and (vi) any filings required under the rules or regulations of the American Stock Exchange.

Section 4.05 SEC Documents; Undisclosed Liabilities. (a) The Company has timely filed with the SEC, all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed with the SEC by the Company since January 1, 2003 (collectively, the “Company SEC Documents”). No Company Subsidiary is required to file any form, report, registration statement or prospectus or other document with the SEC.

(b) As of its respective date, each Company SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), as the case may be, and, to the extent not included in the Exchange Act or the Securities Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company Subsidiaries is required to file or furnish any statements or reports with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act. Except to the extent that information contained in any Filed Company SEC Document has been revised or superseded by a later Filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (“GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Company and the Company Subsidiaries on a consolidated basis as of the dates thereof and the results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments) The principal executive officer of the Company and the principal financial officer of the Company have made the certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to the Company’s filings pursuant to the Exchange Act. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” have the meanings given to such terms in the Sarbanes-Oxley Act.

(d) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that all material information concerning the Company and the Company Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC. The Company has disclosed, based on the most recent evaluation by the chief executive officer and the chief financial officer of the Company, to the Company’s auditors and the audit committee of the Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(e) As of the date hereof, the Company has not identified any material internal control deficiencies which shall not have rectified prior to the Closing. To the Knowledge of the Company, there is no reason to believe that its auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act when first due.

(f) Except as disclosed in any Filed Company SEC Document, and except for liabilities and obligations that would not be reasonably likely to have a Company Material Adverse Effect and were incurred in the ordinary course of business consistent with past practice since the date of the most recent balance sheet included in the Company SEC Documents filed prior to the date of this Agreement, the Company and the Company Subsidiaries have no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).

Section 4.06 Information Supplied. None of the information included or incorporated by reference in the Proxy Statement will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made based on information supplied by, or on behalf of, Parent or Merger Sub in writing for inclusion in the Proxy Statement. All documents that the Company is responsible for filing with the SEC in connection with the Transactions, including the Proxy Statement, will comply as to form, in all material respects, with the Exchange Act, and each such document required to be filed with any Governmental Entity (other than the SEC) will comply in all material respects with the provisions of applicable Law as to the information required to be contained therein.

Section 4.07 Absence of Certain Changes or Events. From the date of the most recent financial statements included in the Filed Company SEC Documents to the date of this Agreement:

(a) the Company and the Company Subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consist with past practice;

(b) there has not been any state of facts, event, change, effect or development that, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect; and

(c) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 6.01(a), other than the covenants set forth in Section 6.01(a)(xxiv) and Section 6.01(a)(xxv).

Section 4.08 Taxes. As used in this Agreement:

(a) “Taxes” means all (i) federal, state and local, domestic and foreign, taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, employment, excise, property, net worth, capital gains, transfer, stamp, documentary, social security, payroll, environmental, minimum or alternative minimum, occupation, recapture and other taxes, and including any interest, penalties and additions imposed with respect to such amounts; (ii) liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group; and (iii) liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (i) or (ii).

“Taxing Authority” means any federal, state or local, domestic or foreign, governmental body (including any subdivision, agency or commission thereof), or any quasi-governmental body, in each case, exercising regulatory authority in respect of Taxes.

“Tax Return” means all returns, declarations of estimated tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to any of the foregoing, filed or to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

(b) Except as disclosed in Section 4.08(b) of the Company Schedule, the Company and each Company Subsidiary have timely filed or have caused to be timely filed on its behalf, taking into account all duly filed extensions of time, and with respect to Tax Returns the due date for filing of which is after the date of this Agreement and before the Closing Date, will file timely or cause to be filed timely, all material Tax Returns and take reasonable efforts to timely file or cause to be timely filed all other non-material Tax Returns required to be filed by or on behalf of the Company and each Company Subsidiary in the manner prescribed by applicable law for each taxable year with respect to which the relevant statute of limitations remains open. All such Tax Returns are, and with respect to Tax Returns the due date for filing of which is after the date of this Agreement and before the Closing Date, will be, true complete and correct in all material respects. The Company and each Company Subsidiary have timely paid, and with respect to Taxes required to be paid after the date of this Agreement and before the Closing Date, will timely pay, all material Taxes and take reasonable efforts to timely pay all other Taxes due from it with respect to the taxable periods covered by such Tax Returns and will timely pay all material Taxes and take reasonable efforts to timely pay all other Taxes for which the Company and each Company Subsidiary are liable, and the most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and each Company Subsidiary for all taxable periods and portions thereof through the date of such balance sheet. Neither the Company nor any Company Subsidiary has any liability for any Taxes of any person other than itself or any other affiliated group of which the Company is the parent (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local or foreign, law), (ii) as a transferee or successor or (iii) by contract or otherwise.

(c) The Company has not received any written notice of any audit or examination of any Company Subsidiary by any Taxing Authority and to the Knowledge of the Company, no such audit or examination is pending or threatened. Except as set forth on Section 4.08(c) of the Company Schedule, no written or unwritten notice of such an audit or examination has been received by the Company or any Company Subsidiary. Any material deficiency resulting from any audit or examination relating to Taxes by any Taxing Authority has been timely paid and there is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes alleged to be due and owing by the Company or any Company Subsidiary. Section 4.08(c) of the Company Schedule sets forth the dates of the most recent audits or examinations, if any, of the Tax Returns of the Company or any Company Subsidiary by any Taxing Authority in respect of all taxable periods for which the statute of limitations has not yet expired.

(d) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes and no power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of the Company or any Company Subsidiary.

(e) No material Liens for Taxes exist with respect to any assets or properties of the Company or any Company Subsidiary, except statutory liens for Taxes not yet due.

(f) Except for agreements solely between or among the Company and any Company Subsidiaries, copies of which have been delivered to Parent, neither the Company nor any Company Subsidiary is a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

(g) The Company and each Company Subsidiary have complied in all material respects with all applicable statutes, ordinances, laws, rules and regulations relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code, and comparable provisions of any state, local and foreign laws) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under applicable Law.

(h) Neither the Company nor any Company Subsidiary has made (i) an election under Section 1362 of the Code to be treated as an S corporation for federal income tax purposes or (ii) a similar election under any comparable provision of any federal, state, local or foreign tax Law.

(i) Neither the Company nor any Company Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (as those terms are used in Section 355(a)(1)(A) of the Code) in any distribution of stock qualifying or intended to qualify for tax-free treatment under Section 355 of the Code within the three-year period ending on the date of this Agreement.

(j) Neither the Company nor any Company Subsidiary is, or has ever been, a personal holding company (as such term is used in Section 542 of the Code) or a foreign personal holding company (as such term is used in Section 552 of the Code).

(k) Neither the Company nor any Company Subsidiary is or has been a party to any “listed transaction” as defined in Treasury Regulation Section 1.6011-4(b)(2).

Section 4.09 Absence of Changes in Benefit Plans. (a) From the date of the most recent financial statements included in the Filed Company SEC Documents to the date of this Agreement, neither the Company nor any Company Subsidiary has terminated, adopted, amended, modified, or agreed or committed to amend or modify, any collective bargaining agreement or any employment bonus, pension, profit-sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, performance, retirement, thrift, savings, stock bonus, paid time off, vacation, severance, disability, death benefit, hospitalization, medical or other welfare benefit or other plan, program, arrangement or understanding, maintained, contributed to or required to be maintained or contributed to by, or with respect to which any liability exists to, the Company or any Company Subsidiary or any other person or entity that, together with the Company or any Company Subsidiary, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a “Commonly Controlled Entity”), in each case providing benefits or compensation to any current or former employee, officer, director or independent contractor of the Company, or any Company Subsidiary or any Commonly Controlled Entity (each, a “Participant”) and whether or not subject to United States law (collectively, “Company Benefit Plans”) or has made any change in any actuarial or other assumption used to calculate funding obligations with respect to any Company Benefit Plan, or any change in the manner in which contributions to any Company Benefit Plan are made or the basis on which such contributions are determined, other than (i) changes required by any collective bargaining agreement to which the Company or any Company Subsidiary is a party and (ii) the Company’s adoption of the 2005 Option Plans. Between December 31, 2004 and the date of this Agreement, the Company has not adopted, amended, modified, or agreed or committed to amend or modify, any Company Benefit Plan so as to accelerate the vesting of any Options, other than as disclosed in the Filed Company SEC Documents.

(b) As of the date of this Agreement, there is no (i) employment, deferred compensation, severance, change in control, termination, employee benefit, loan, indemnification, retention, stock repurchase, stock option, consulting or similar agreement, commitment or obligation between the Company or any Company Subsidiary, on the one hand, and any Participant, on the other hand, (ii) agreement between the Company or any Company Subsidiary, on the one hand, and any Participant, on the other hand, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of transactions involving the Company or any Company Subsidiary that are of the nature of the Transactions or (iii) trust or insurance Contract or other agreement to fund or otherwise secure payment of any compensation or benefit to be provided to any Participant (all such agreements under this paragraph (b) collectively, “Company Benefit Agreements”).

Section 4.10 Employee Benefit Plans. (a) As of the date of this Agreement, Section 4.10(a) of the Company Schedule sets forth a list of all Company Benefit Plans.

(b) None of the Company Benefit Plans are characterized as a “multiemployer plan,” as defined in Section 4001(a)(3) of Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(c) As of the date of this Agreement, Section 4.10(c) of the Company Schedule sets forth a complete list of each Company Benefit Plan that is characterized as a “single employer plan” (as defined in Section 4001(a)(15) of ERISA) that is subject to Title IV of ERISA. None of the Company, any Company Subsidiary or any Commonly Controlled Entity has any outstanding liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation or to a trustee appointed under Section 4042 of ERISA. None of the Company, any Company Subsidiary or any Commonly Controlled Entity has engaged in any transaction described in Section 4069 of ERISA. Neither the Company nor any Company Subsidiary is required to provide medical benefits to employees, former employees or retirees after their termination of employment, other than pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

(d) Each Company Benefit Plan that is intended to qualify under Section 401 of the Code, and each trust maintained pursuant thereto, has received a determination letter from the IRS or can reasonably rely on a determination letter from the IRS to the vendor for such Company Benefit Plan (or to a Representative of such vendor) that such Company Benefit Plan is exempt from federal income taxation under Section 501 of the Code and, to the Knowledge of the Company, nothing has occurred with respect to the operation of any such Company Benefit Plan that would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

(e) In all material respects, all contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Benefit Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof or if not made by such due date, such contributions have been made and the accounts of the affected participants have been credited with any earnings determined by the Company to be due to them as a result of such delay.

(f) To the Knowledge of the Company, there has been no material violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Company Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of required reports, documents or notices to the participants or beneficiaries of the Company Benefit Plans.

(g) To the Knowledge of the Company, none of the Company, the Subsidiaries, the officers of the Company or of any of the Company Subsidiaries or the Company Benefits Plans which are subject to ERISA, any trusts created thereunder or any trustee or administrator thereof, has engaged in a “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any of the Company Subsidiaries or any officer of the Company or of any of the Company Subsidiaries to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code or to any material liability under Section 502(i) or (1) of ERISA.

(h) Neither the Company nor any of the Company Subsidiaries is a party to any contract, agreement or other arrangement which has resulted, or could reasonably be expected to result, in the payment of amounts that are nondeductible by reason of Section 162(m) or Section 280G of the Code.

(i) True, correct and complete copies of the following documents, with respect to each of the Company Benefit Plans, have been delivered or made available to Parent by the Company: (i) all Company Benefit Plans and related trust documents, and amendments thereto; (ii) the most recent Forms 5500 and (iii) summary plan descriptions.

(j) There are no actions, claims or lawsuits which, to the Knowledge of the Company, have been asserted, instituted or threatened, against the Company Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Company Benefit Plans with respect to the operation of such plans (other than routine benefit claims).

(k) In all material respects, (i) all Company Benefit Plans subject to ERISA or the Code have been maintained and administered in accordance with their terms and with all applicable provisions of ERISA and the

Code (including rules and regulations thereunder), respectively, and other applicable Laws, (ii) all employees of the Company or the Company Subsidiaries required to be included as participants by the terms of such plans have been so included, and, to the Knowledge of the Company (iii) there has been no misclassification of Company employees as independent contractors.

Section 4.11 Litigation. Section 4.11 of the Company Schedule sets forth, as of the date of this Agreement, a complete and accurate list of (i) all suits, claims, actions, investigations or proceedings pending (and in respect of which the Company has been served with notice), or, to the Knowledge of the Company, pending (but in respect of which the Company has not been served with notice) or threatened against or affecting the Company or the Company Subsidiaries or any of their respective assets and (ii) Judgments, injunctions and rulings of any Governmental Entity or arbitrator outstanding against, or in effect with respect to, the Company, the Company Subsidiaries or their respective assets. There is no suit, claim, action, investigation or proceeding pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary that, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect, nor is there any Judgment outstanding against the Company or any Company Subsidiary that has had or would reasonably be likely to have a Company Material Adverse Effect.

Section 4.12 Compliance with Applicable Laws. The Company and the Company Subsidiaries are in compliance in all material respects with all applicable Laws and Judgments. To the Knowledge of the Company, there has been no proposed change in any Laws (other than Laws of general applicability) that would materially and adversely affect the Transactions or would be reasonably likely to have a Company Material Adverse Effect. Except as set forth on Section 4.12 of the Company Schedule, neither the Company nor any Company Subsidiary, nor any director, officer, agent or other person acting on behalf of the Company or any Company Subsidiary has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any unlawful payment to any foreign or domestic government official or employee from funds of the Company or any Company Subsidiary; or (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended. The Company and the Company Subsidiaries have in effect all permits, licenses, variances, exemptions, authorizations, operating certificates, franchises, orders and approvals of all Governmental Entities (collectively, “Permits”) necessary for them to own, lease or operate their properties and assets as now owned, leased or operated (as the case may be) and to conduct their businesses as now conducted, except for such Permits the absence of which would not reasonably be likely to have a Company Material Adverse Effect. There has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any such Permit, except for any such violation, default or event which would not reasonably be likely to have a Company Material Adverse Effect. There is no event which, to the Knowledge of the Company, would reasonably be likely to result in the revocation, cancellation, non-renewal or adverse modification of any such Permit, except for any such event that would not reasonably be likely to have a Company Material Adverse Effect. Notwithstanding the foregoing, this Section 4.12 does not apply to Taxes (which are the subject of Section 4.08), ERISA (which is the subject of Section 4.10), labor Laws (which are the subject of Section 4.17) or Environmental Laws (which are the subject of Section 4.13).

Section 4.13 Environmental Matters. (a) (i) Except as set forth on Section 4.13(a) of the Company Schedule, the Company and the Company Subsidiaries are in compliance in all respects with all Environmental Laws and neither the Company nor any Company Subsidiary has received any (A) communication that alleges that the Company or any Company Subsidiary is in violation of, or has any liability under, any Environmental Law or (B) notice regarding any requirement that is proposed for adoption or implementation under any Environmental Law that would be material to the operations of the Company or any Company Subsidiary;

(ii) The Company and the Company Subsidiaries have obtained and are in compliance in all material respects with all permits, licenses and governmental authorizations pursuant to Environmental Laws (collectively “Environmental Permits”) necessary or advisable for their operations as currently conducted, including all real property and assets owned, leased or operated by the Company or any Company

Subsidiary, all such Environmental Permits are valid and in good standing, and neither the Company nor any Company Subsidiary has been advised by any Governmental Entity of any actual or potential change in the status, terms or conditions of any Environmental Permit;

(iii) Except as set forth on Section 4.13(a) of the Company Schedule, there are no Environmental Claims pending or, to the Knowledge of the Company, threatened against the Company, any Company Subsidiary or any of their respective predecessors or related to any real property currently or previously owned, leased or operated by the Company or any Company Subsidiary;

(iv) Except as set forth on Section 4.13(a) of the Company Schedule, there has been no Release or presence of any Hazardous Materials that would reasonably be likely to form the basis of any Environmental Claim against the Company or any Company Subsidiary or against any person whose liabilities for such Environmental Claims the Company or any Company Subsidiary has, or may have, retained or assumed, either contractually or by operation of Law or which are reasonably likely to interfere with the use of the property or assets owned, leased or operated by the Company or any Company Subsidiary;

(v) Except as set forth on Section 4.13(a) of the Company Schedule, no underground or above-ground storage tanks or treatment, storage or disposal facilities containing Hazardous Materials are now or, to the Knowledge of the Company, have ever been located at any property or facility currently or formerly owned, operated or leased by the Company, any Company Subsidiary or any of their respective predecessors;

(vi) The Company has not retained or assumed, either contractually or by operation of Law, any liabilities or obligations that would reasonably be likely to form the basis of any Environmental Claim against the Company or any Company Subsidiary and, to the Knowledge of the Company, no Environmental Claims are pending against any person whose liabilities for such Environmental Claims the Company or any Company Subsidiary has retained or assumed, either contractually or by operation of Law;

(vii) Neither the Company, the Company Subsidiaries nor, to the Knowledge of the Company, any of their respective predecessors has disposed of, transported, or arranged for the disposal or transportation of, any Hazardous Material at or to any location or facility that resulted in any Environmental Claim or, to the Knowledge of the Company, the threat of any Environmental Claim;

(viii) No property or facility currently or formerly owned, operated or leased by the Company, any Company Subsidiary or their respective predecessors is subject to any current or, to the Knowledge of the Company, threatened deed restriction, use restriction, institutional or engineering control or lien pursuant to any Environmental Law;

(ix) The Company does not expect that expenditures not otherwise reflected in the most recent financial statements included in the Filed Company SEC Documents will be necessary for the Company to operate in full compliance, in all material respects, with Environmental Laws currently in effect, proposed or reasonably anticipated; and

(x) The Company has provided Parent with true and complete copies of all (A) Environmental Permits; (B) notices, demands, claims or filings of actions received by the Company or any Company Subsidiary relating to the operations or property owned, leased or operated by the Company or any Company Subsidiary, pursuant to any Environmental Law; and (C) reports, data, or other documentation in the possession of the Company or any Company Subsidiary related to all investigations, audits, or assessments of environmental conditions at such property or compliance by the Company, or Company Subsidiaries, with any Environmental Law.

(b) Definitions. As used in this Agreement:

(i) “Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, liens, investigations, proceedings or written or oral notices of noncompliance or violation by or from any person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental or private party response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (A) the presence, management, migration or Release of, or exposure to, any Hazardous Materials at any location whether or not owned, operated or leased by the Company, any Company Subsidiary or any of their respective predecessors; or (B) the failure to comply with any Environmental Law or Environmental Permit.

(ii) “Environmental Laws” means all applicable federal, state, local and foreign Laws, Judgments, legally binding agreements or Environmental Permits issued, promulgated or entered into by or with any Governmental Entity, relating to pollution, natural resources or protection of endangered or threatened species, human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), Safe Drinking Water Act (42 U.S.C. §3000(f) et seq.), Toxic Substances Control Act (15 U.S.C. §2601 et seq.), Clean Air Act (42 U.S.C. §7401 et seq.) and Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §9601 et seq.).

(iii) “Hazardous Materials” means (A) any fuel, petroleum, or petroleum products, radioactive materials or wastes, asbestos in any form, urea formaldehyde foam insulation, lead based paint, lead in drinking water, radon and polychlorinated biphenyls; and (B) any other chemical, material, force, substance or waste that in relevant form or concentration is prohibited, limited or regulated under any Environmental Law.

(iv) “Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

Section 4.14 Material Contracts. (a) Except (x) as set forth in the Filed Company SEC Documents or in Section 4.14(a) of the Company Schedule, (y) for renewal or extension of any Material Contracts between the date of this Agreement and the Closing Date on substantially the same terms as were in effect immediately prior to such renewal or extension and (z) for this Agreement and the other Contracts to be entered into among the parties hereto pursuant to the terms of this Agreement, neither the Company nor any Company Subsidiary is a party to or bound by any:

(i) Contract, relating to or evidencing indebtedness for borrowed money of the Company or any Company Subsidiary in excess of an aggregate of $250,000;

(ii) non-competition agreement or other Contract or obligation which purports to limit in any respect the manner in which, or the localities in which, the business of the Company or the Company Subsidiaries may be conducted;

(iii) voting or other agreement governing how any shares of Company Common Stock shall be voted;

(iv) written employment Contract;

(v) Contract with any affiliate, current or former officer or director of the Company (other than Contracts covered by clause (iv) of this paragraph (a));

(vi) Contract under which (A) any person, including the Company or a Company Subsidiary, has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or a Company Subsidiary in excess of $250,000, (B) the Company or a Company Subsidiary has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person, including the Company or another Company Subsidiary, in excess of $250,000 (in each case other than endorsements for the purpose of collection in the ordinary course of business) or (C) granted any pledge, mortgage or other security interest in any property or assets of the Company or any Company Subsidiary in excess of $250,000;

(vii) Contract under which the Company or a Company Subsidiary has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person (other than the Company or a Company Subsidiary and other than extensions of trade credit in the ordinary course of business) in excess of $250,000;

(viii) Contract providing for indemnification of any person in excess of $250,000 with respect to material liabilities relating to any current or former business of the Company, any Company Subsidiaries or any of their respective predecessors;

(ix) Contract with any stockholders of the Company (other than Contracts covered by clauses (iv) or (v) of this paragraph (a);

(x) Contract which would prohibit or materially delay the consummation of the Merger or any other Transactions;

(xi) Contract in respect of any joint venture, partnership, business alliance or similar arrangement between the Company or any of the Company Subsidiaries and any third party, but excluding confidentiality agreements;

(xii) Contract granting the other party to such Contract or a third party “most favored nation” status that, following the Merger, would apply to Parent or any of its subsidiaries; or

(xiii) Contract which (A) has aggregate consideration due from or payable to the Company or any of the Company Subsidiaries in excess of $250,000 and is not terminable by the Company or any of the Company Subsidiaries at any time without payment or penalty, or (B) is otherwise material to the business of the Company and the Company Subsidiaries, taken as a whole, as of the date hereof.

The foregoing Contracts to which the Company or any Company Subsidiary is a party or is bound and those Contracts filed (as exhibits or otherwise) in the Filed Company SEC Documents are collectively referred to herein as “Company Material Contracts.”

(b) Each Company Material Contract is valid and binding on the Company (or, to the extent a Company Subsidiary is a party, on such Company Subsidiary) and is in full force and effect (except that this representation and warranty shall not apply as of the Closing Date to any Material Contract which, by its terms, has expired prior to the Closing Date). The Company and each Company Subsidiary have performed all material obligations required to be performed by them to date under each Company Material Contract and are not (with or without notice or lapse of time or both) in breach or default in any material respect thereunder, and to the Knowledge of the Company, no other party is (with or without notice or lapse of time (or both)) in breach or default in any material respect thereunder. The Company has, or has caused to be, delivered to Parent or Merger Sub true and complete copies of the Company Material Contracts requested by either of them (including all amendments and waivers). Each Company Material Contract will not cease to be legal, valid, binding, enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the Transactions, nor will the consummation of the Transactions constitute a breach or default under such Company Material Contract or otherwise give the contracting party a right to terminate such Company Material Contract. The Company has neither been given nor received notice of any violation or default under (nor, to the Knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Company Material Contract.

(c) Except as disclosed in the Filed Company SEC Documents or as expressly provided for in this Agreement, neither the Company nor any Company Subsidiary is a party to any oral or written (i) employment or consulting agreement that cannot be terminated on 60 days’ or less notice, (ii) agreement with any officer or other key employee of the Company or any Company Subsidiary, the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Company Subsidiary of the nature of any of the Transactions, (iii) agreement with respect to any officer or other key employee of the Company or any Company Subsidiary providing any term of employment or compensation guarantee or (iv) stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the Transactions, or the value of any of the benefits of which will be calculated on the basis of any of the Transactions.

Section 4.15 Properties. The real property owned by the Company or any Company Subsidiary as of the date of this Agreement and all buildings, structures and other improvements and fixtures located on or under such real property (collectively, the “Company Owned Properties”) are listed or described in Section 4.15(a) of the Company Schedule. Each of the Company Owned Properties is owned in fee simple by the Company or a Company Subsidiary, as indicated in Section 4.15(a) of the Company Schedule, and the Company or a Company Subsidiary has good and marketable title thereto. The real property leased by the Company or any Company Subsidiary as of the date of this Agreement (collectively, the “Company Leased Properties”; together with the Company Owned Properties, collectively, the “Company Properties”), if any, and each lease to which the Company or any Company Subsidiary is a party, are also described in Section 4.15(a) of the Company Schedule. The Company Properties constitute all of the real property currently used (or necessary for the current operations of) the Company.

(a) As of the date of this Agreement, the Company Properties are free and clear of any Liens, title defects, contractual restrictions, covenants or reservations of interests in title (collectively, “Property Restrictions”) except for Permitted Liens. None of the Permitted Liens has or would reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. For purposes of this Agreement, “Permitted Liens” means (x) Liens for Taxes not yet due and payable and (y) the recorded easements and restrictive declarations listed in Section 4.15(b) of the Company Schedule.

(b) Except as set forth in Section 4.15(c) of the Company Schedule, the Company Properties comply with, and are being used in accordance with, all applicable laws, including zoning and land use regulations and statutes. The Company Properties are adequate to permit their use in the manner they are currently used by the Company and the Company Subsidiaries, except as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) The Company and each of the Company Subsidiaries have good and marketable title to all the material personal and non-real properties and assets reflected in their books and records as being owned by them (including those reflected in the consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 2005, except as since sold or otherwise disposed of in the usual, regular and ordinary course of business), free and clear of all Liens, except Permitted Liens.

(d) The Company has provided Purchaser with copies of the existing title insurance policies that were issued in respect of the Company Owned Property. The Company has delivered to Parent copies of such surveys of the Company Properties as are in the Company’s possession.

(e) To the Knowledge of the Company: (i) there is no certificate, permit or license from any Governmental Entity having jurisdiction over any of the Company Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties (including for the use and operation of each of the Company Properties as currently being used) or which is necessary to permit the lawful use or operation of all driveways, roads and other means of egress and ingress to and from any of the Company Properties that has not been obtained and is not in full force and effect, nor is there any pending written threat of modification or cancellation of any of same, which would reasonably be likely, individually or in the aggregate, to have a Company Material Adverse Effect; and all such licenses, permits, orders or approvals for the conduct of the Company’s and the Company’s Subsidiaries’ business and the ownership, occupancy and operation of the Company Properties have been obtained, are fully paid for and are transferable to Parent and will in no way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement; (ii) there is no written notice of any violation, that is uncured and not waived, of any Law, Judgment or other requirement affecting any of the Company Properties which has or would reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect; (iii) there are no structural defects relating to any Company Properties which have or would reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect; (iv) there are no Company Properties whose building systems are not in working order to an extent that has or would reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect; (v) there is no physical damage to any Company Properties to an extent that has or would reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect; (vi) there is no current material renovation or uninsured restoration underway to any Company Properties; and (vii) there are no restrictions imposed by any Governmental Entity or Third Party that would materially limit or impair the ability of the Company to renovate, demolish, develop or build on any Company Property.

(f) Neither the Company nor any of the Company Subsidiaries has received any written notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Properties, or (ii) any Laws, including any zoning regulation or ordinance, building or similar law, code, ordinance, order or regulation, have been violated by any Company Property. To the Knowledge of the Company, no such proceeding has been threatened or commenced.

(g) Except as set forth in Section 4.15(h) of the Company Schedule, all work required to be performed, payments required to be made and actions required to be taken prior to the date hereof pursuant to any agreement entered into by the Company or any Company Subsidiary with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action relating to any Company Properties (e.g., local improvement district, road improvement district, environmental mitigation) have been performed, paid or taken, as the case may be, other than those where, individually or in the aggregate, the failure does not have and would not reasonably be likely to have a Company Material Adverse Effect.

(h) Section 4.15(i) of the Company Schedule sets forth a correct and complete list of each real property lease pursuant to which the Company or any of the Company Subsidiaries is a lessee or lessor (individually, “Lease” and collectively, “Leases”). Each Lease is in full force and effect and is valid, binding and enforceable in accordance with its terms against (i) the Company or any of the Company Subsidiaries and (ii) to the Knowledge of the Company, the other parties thereto, except as would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect. Except as listed in Section 4.15(i) of the Company Schedule or which would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries have performed all obligations required to be performed by them to date under each of the Leases and neither the Company nor any of the Company Subsidiaries nor, to the Knowledge of the Company, any other party is in default under any Lease (and to the Knowledge of the Company, no event has occurred which, with due notice or lapse of time or both, would constitute such a default). No option has been exercised under any of such Leases, except as described in Section 4.15(i) of the Company Schedule. The Company has made available to Parent a correct and complete copy of each Lease and all amendments thereto. No Lease under which the Company or any Company Subsidiary is the tenant (x) restricts the assignment by the tenant of its interest in the Lease by operation of law or otherwise or (y) would give the landlord thereunder the right to terminate the Lease as a result of this Agreement or any of the transactions contemplated hereby, in each case except as described in Section 4.15(i) of the Company Schedule.

(i) To the Knowledge of the Company, there are no pending real property tax protests or related litigation related to any of the Company Properties except as identified on Section 4.15(j) of the Company Schedule. To the Knowledge of the Company, there are no pending assessments against the Company Properties except as identified on Section 4.15(j) of the Company Schedule. As of the date of this Agreement, the Company Properties have not been subject to a preferential or special assessment, abatement or categorization for tax purposes.

(j) Neither the Company nor any of the Company Subsidiaries has granted any unexpired option agreements or rights of first refusal or offer with respect to the purchase or lease of any of the Company Properties or any portion thereof or any other unexpired rights in favor of any Third Party to purchase or otherwise acquire any of the Company Properties or any portion thereof or entered into any contract for sale, ground lease, option, right of first refusal or offer or letter of intent to sell or ground lease any of the Company Properties or any portion thereof.

(k) Section 4.15(l) of the Company Schedule sets forth a correct and complete list of all of the contracts, documents or other agreements which are currently in effect whereby the Company or any of the Company Subsidiaries is entitled to receive site work or other reimbursements from any Third Party, pursuant to which the Company or any of the Company Subsidiaries is currently entitled to receive at least $250,000 (the “Reimbursement Agreements”).

(l) Neither the Company nor any of the Company Subsidiaries is a party to any agreement relating to the management of any of the Company Properties by a party other than the Company or any wholly owned Company Subsidiaries (a “Third Party”). Section 4.15(m) of the Company Schedule sets forth a list of all management, leasing or other agreements for the provision of services to the Company Properties.

(m) Neither the Company nor any of the Company Subsidiaries is a party to any agreement pursuant to which the Company or any of the Company Subsidiaries manages any real properties for any Third Party.

(n) Neither the Company nor any of the Company Subsidiaries has any plans, proposals, understandings or similar arrangements to develop, purchase, license, lease or otherwise acquire or manage any real property or asset that is not included in the Company Properties as of the date hereof.

Section 4.16 Intellectual Property.

(a) “Intellectual Property” means all of the following: (i) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, packaging designs, Internet domain names and Internet Web sites, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (ii) all inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development, business methods, processes, technology and all improvements thereto, and all patents, patent registrations, patent applications, and patent disclosures, together with all reissues, divisionals, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (iii) all copyrightable works, all copyrights and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) all computer software (including related documentation) and all code associated with any Internet Web sites or Internet Web pages, (vii) all advertising and promotional materials, (viii) all other proprietary or moral rights and (ix) all copies and tangible embodiments of such proprietary rights (in whatever form or medium) and any derivatives or combinations thereof.

(b) The Company and the Company Subsidiaries (i) own, or are validly licensed or otherwise have the right to use, all Intellectual Property used or held for use in the business of the Company or any Company Subsidiary as presently conducted and as contemplated to be conducted (“Company Intellectual Property”) and (ii) are the sole and exclusive owners or licensees of, with all right, tile and interest in and to (free and clear of any Liens), all Company Intellectual Property and have sole and exclusive rights (and, other than as provided in Third Party Licenses, are not contractually obligated to pay any compensation to any Third Party in respect thereof) to the use thereof or the material covered thereby. Neither the Company nor the Company Subsidiaries have entered into any agreements, consents or licenses which materially restrict the use by the Company or the Company Subsidiaries of the Company Intellectual Property.

(c) The Company and the Company Subsidiaries are in compliance in all material respects with all licenses, agreements and covenants relating to use of any Intellectual Property owned by any Third Party (the “Third Party

Licenses”), and the Company has not received any notice of breach or any dispute with respect to Third Party Licenses or the Intellectual Property licensed thereunder.

(d) To the Knowledge of the Company, there is no unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property or trade secret material to the Company or the Company Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, the business of the Company and the Company Subsidiaries as currently conducted or contemplated by them, including the use of the Company Intellectual Property, does not and would not infringe or conflict with any Intellectual Property of any Third Party that, individually or in the aggregate, has had or would reasonably be likely to have a Company Material Adverse Effect. To the Knowledge of the Company, there is no unresolved written claim of invalidity or conflicting ownership rights with respect to the Company Intellectual Property made by a Third Party. Neither the Company nor any Company Subsidiaries have brought or contemplated bringing any action, suit or proceeding for infringement of the Company Intellectual Property or breach of any license or agreement involving the Company Intellectual Property against any Third Party. Neither the Company nor any Company Subsidiaries have been sued in any lawsuit, action or proceeding which involves a claim of infringement of any Intellectual Property or other proprietary right of any Third Party nor, to the Knowledge of the Company, has any such claim or any such lawsuit been threatened.

(e) Section 4.16(e) of the Company Schedule sets forth a complete list of all material (i) Company Intellectual Property owned by the Company, all of which is owned by the Company free and clean of any Liens, (ii) licenses of Company Intellectual Property to Company Subsidiaries or Third Parties and (iii) Third Party Licenses used by the Company or Company Subsidiaries.

(f) The Company has taken all reasonable appropriate steps to protect and preserve the confidentiality of Company Intellectual Property that is confidential, including trade secrets, know-how, inventions and source code.

Section 4.17 Labor Matters. Since January 1, 2003, neither the Company nor any Company Subsidiary has encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts. Neither the Company nor any Company Subsidiary has engaged in any unfair labor practice and, to the Knowledge of the Company, there are no material unfair labor practice complaints against the Company or any Company Subsidiary pending before any Governmental Entity. The Company and each Company Subsidiary are in compliance in all material respects with all applicable Laws relating to employment and employment practices, occupational safety and health standards, and terms and conditions of employment and wages and hours. Neither the Company nor any Company Subsidiary is a party to any outstanding charges or proceedings with the Equal Employment Opportunity Commission nor, to the Knowledge of the Company, are there any pending grievances or claims against the Company or any Company Subsidiary alleging age, gender or disability discrimination.

Section 4.18 Brokers; Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Jefferies & Company, Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or similar fee or commission in connection with this Agreement, the Merger or the other Transactions based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent a true and complete copy of all agreements between the Company and Jefferies & Company, Inc. relating to this Agreement, the Merger and the other Transactions.

Section 4.19 Insurance. Section 4.19 of the Company Schedule contains a list of all material policies of fire, liability, workmen’s compensation and other forms of insurance owned or held by or covering the Company or any Company Subsidiary or all or any portion of their property and assets. The Company and the Company Subsidiaries have obtained and maintain adequate property, casualty and other insurance related to their assets and operations, and the Company and the Company Subsidiaries have and maintain in full force and effect public liability insurance, insurance against claims for personal injury, death or property damage occurring in connection with any of the activities of the Company and each Subsidiary or any properties owned, occupied or controlled by the Company and each Subsidiary, in such amounts as reasonably deemed necessary by the Company and as are customary in the industry. As of the date of this Agreement, each material insurance policy of the Company or any Company Subsidiary is in full force and effect, no notice of termination, cancellation or reservation of rights has been received with respect to any such policy, there is no default with respect to any provision contained in any such policy, and there has not been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by any such policy.

Section 4.20 WARN Act. Within the past 12 months: (i) neither the Company nor any of the Company Subsidiaries has effectuated a “plant closing” or a “mass layoff” (as such terms are defined in the Worker Adjustment and Retraining Notification Act (the “WARN Act”)); (ii) the Company has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign Law; and (iii) none of the Company’s or the Company Subsidiaries’ employees has suffered an “employment loss” (as defined in the WARN Act) during the 90-day period prior to the date of this Agreement.

Section 4.21 Bank Accounts. Section 4.21 of the Company Schedule sets forth a complete list of the names and locations of each bank or other financial institution at which the Company or any Company Subsidiary has an account (giving the account numbers) and the names of all persons authorized to draw thereon or have access thereto.

Section 4.22 Opinion of Financial Advisor. Prior to or concurrently with the parties’ execution of this Agreement, Jefferies & Company, Inc. has issued to the Board of Directors a written opinion, dated as of the date of this Agreement, to the effect that, subject to the assumptions and limitations set forth therein, the Merger Consideration to be received by the holders of Company Common Stock pursuant to the Merger is fair to such holders, other than William L. Westerman, Parent and their respective affiliates, from a financial point of view. A true and correct copy of such opinion will be delivered to Merger Sub, solely for information purposes, within one business day following the parties’ execution of this Agreement. The Company has been authorized by Jefferies & Company, Inc. to permit the inclusion of such opinion in its entirety in the Proxy Statement.

Section 4.23 Compliance with Gaming Laws. Neither the Company, the Company Subsidiaries nor any of their respective directors, officers, key employees or persons performing management functions similar to officers have received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Entity in the past three years under, or relating to any violation or possible violation of any Gaming Laws which did or would be reasonably likely to result in fines or penalties of $50,000 or more. To the Knowledge of the Company, there are no facts, which if known to the Gaming Authorities would be reasonably likely to result in the revocation, limitation or suspension of a material license, finding of suitability, registration, permit or approval under the Gaming Laws.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company that:

Section 5.01 Organization, Standing and Power. Parent is a corporation duly organized, existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its businesses as presently conducted.

Section 5.02 Authority; Execution and Delivery; Enforceability. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by them of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. Each of Parent and Merger Sub has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes Parent’s and Merger Sub’s legal, valid and binding obligation, enforceable against each of them in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other Laws relating to or affecting creditors’ rights generally and by general principles of equity.

Section 5.03 No Conflicts; Consents. (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate any Law or Judgment applicable to Parent or Merger Sub or their respective properties or assets, (ii) violate or conflict with the articles of incorporation, by-laws or other organizational documents of either Parent or Merger Sub or (iii) result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in any, or give rise to any rights of termination, cancellation or acceleration of any obligations or any loss of any material benefit under, or result in the creation of a Lien on any of the property or assets of Parent or Merger Sub pursuant to, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound, except for, in the case of clause (iii) above, conflicts, violations, breaches or defaults which, individually or in the aggregate, would not be reasonably likely to (x) impair, in any material respect, the ability of either Parent or Merger Sub to perform its respective obligations under this Agreement or (y) prevent or materially delay the consummation of any of the Transactions.

(b) Except for (i) applicable requirements, if any, of the Exchange Act, (ii) the pre-merger notification and report requirements of the HSR Act, (iii) the filing of the Articles of Merger with the Secretary of State and (iv) compliance with, and such filings as may be required under, applicable Gaming Laws, neither Parent nor Merger Sub is required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance of this Agreement or the consummation of the Transactions. No waiver, consent, approval or authorization of any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with their execution, delivery or performance of this Agreement.

Section 5.04 Adequate Funds. Parent will have sufficient cash or valid and binding funding commitments to (i) satisfy the Indenture Obligation through an acquisition of Senior Notes as contemplated in Section 7.16(c) or through Note Funding and (ii) pay the Merger Consideration and the sums payable under Section 2.04(a).

Section 5.05 Gaming Approvals. As of the date hereof, to the Knowledge of the Controlling Parties, there are no facts or circumstances with respect to the Controlling Parties that would prevent or materially delay the receipt of any required consents, approvals, licenses, waivers, orders, decrees, determinations of suitability or other authorizations under the Gaming Laws to consummate the Merger and the other Transactions or give rise to a breach of Section 7.17 by Parent or Merger Sub.

Section 5.06 Litigation. To the Knowledge of the Controlling Parties, there are no claims, actions, suits, proceedings or investigations pending or threatened against or involving Parent or Merger Sub or any properties or rights of Parent or Merger Sub nor is there any Judgment outstanding against Parent or Merger Sub which, individually or in the aggregate, is reasonably likely to be materially adverse to the ability of Parent or Merger Sub to consummate any of the Transactions or to perform their respective obligations under this Agreement.

Section 5.07 Brokers. No broker, investment banker, financial advisor or other person, other than Bear, Stearns & Co. Inc., the fees and expenses of which will be paid by Parent, is entitled to any brokerage, finder’s, financial advisor’s or similar fee or commission in connection with this Agreement, the Merger or the other Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 5.08 Information Supplied. None of the information supplied by Parent or Merger Sub or their respective Representatives for inclusion in the Proxy Statement to be filed with the SEC will, on the date the Proxy Statement is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. If at any time prior to the date of the Company Stockholders Meeting, any event with respect to Parent or Merger Sub, or with respect to information supplied by Parent or Merger Sub or their respective Representatives for inclusion in the Proxy Statement, occurs which is required to be described in an amendment of, or supplement to, the Proxy Statement, such event shall promptly be so described by Parent or Merger Sub and provided to the Company. All documents that Parent or Merger Sub is responsible for filing with the SEC in connection with the Transactions will comply as to form, in all material respects, with the provisions of the Exchange Act, and each such document required to be filed with any Governmental Entity (other than the SEC) will comply in all material respects with the provisions of applicable Law as to the information required to be contained therein. Notwithstanding the foregoing, each of Parent and Merger Sub makes no representation or warranty with respect to the information supplied or to be supplied by the Company or any affiliate thereof (other than Parent or Merger Sub to the extent Parent or Merger Sub is deemed an affiliate of the Company) for inclusion or incorporation by reference in the Proxy Statement.

Section 5.09 Ownership of Parent and Merger Sub. The Schedule 13D filed with the SEC on December 28, 2005 by Flag Luxury Riv, LLC and certain other persons, as amended by Amendment No. 1 filed with the SEC on March 3, 2006, Amendment No. 2 filed with the SEC on March 23, 2006 and the draft Amendment No. 3 provided to the Company on the date hereof, sets forth the names of all “beneficial owners” of securities of Parent and Merger Sub, as such term is defined in Rule 13d-3 under the Exchange Act.

Section 5.10 Stock Ownership Status. As of the date hereof, Parent and its affiliates are not, individually or collectively, (i) a “Substantial Stockholder”, as defined in Article III, Section 7 of the Company Charter, (ii) an “interested stockholder” of the Company, as defined in Section 78.423 of Nevada Law, or (iii) holders of a “controlling interest” in the Company, as defined in Section 78.3785 of Nevada Law.

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 6.01 Conduct of Business. (a) Except for matters set forth in Section 6.01(a) of the Company Schedule or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary to, conduct its business in the regular and ordinary course in substantially the same manner as previously conducted, to pay its debts, file its Tax Returns and pay its Taxes, in each case when due, to continue to make maintenance capital expenditures in the ordinary course of business consistent with past practice, to market and promote its business in the ordinary course of business consistent with past practices and make commercially reasonable efforts to preserve its current business organization, assets and technology, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. In addition, and without limiting the generality of the foregoing, except for matters set forth in Section 6.01(a) of the Company Schedule or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent:

(i) amend its articles of incorporation or by-laws or similar organizational documents or change the number of directors constituting its entire board of directors (except for any such change caused by resignation or retirement of a director);

(ii) (A) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock or other equity interests, except that a wholly-owned Company Subsidiary may declare and pay a dividend or make advances to its parent or the Company, or (B) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities;

(iii) issue, sell, pledge, dispose of or encumber any (A) additional shares of its capital stock or other equity interests other than the issuance of shares of Company Common Stock upon the exercise, in accordance with the applicable Option Plans, of Options outstanding on the date hereof or Directors’ Options (collectively, the “Option Shares”), (B) securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock or other equity interests, other than the issuance of Option Shares and the granting of the Directors’ Options, or (C) of its other securities;

(iv) split, combine or reclassify any of its outstanding capital stock or other equity interests;

(v) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets, including real estate, except (x) purchases of inventory, equipment and supplies in the ordinary course of business consistent with past practice and (y) other purchases in the ordinary course of business consistent with past practice in an amount not involving more than $500,000 in the aggregate;

(vi) authorize or make capital expenditures in 2006 which exceed the total amount of capital expenditures authorized in the 2006 Company annual budget, a copy of which the Company has furnished to Parent;

(vii) except in the ordinary course of business, amend, terminate or renew any Company Material Contract or waive, release or assign any material rights or claims thereunder;

(viii) transfer, lease (without Parent’s consent, which shall not be withheld unreasonably), license, sell, mortgage, pledge, dispose of, or encumber or subject to any Lien, other than any Permitted Liens, any property or assets other than in the ordinary course of business and consistent with past practice;

(ix) except as set forth in Section 6.01(a)(ix) of the Company Schedule or as approved by Parent, which approval shall not be unreasonably withheld if in the ordinary course of the Company’s business and consistent with the Company’s past practice: (A) enter into any employment or severance agreement with any officer, director or key employee of the Company or any Company Subsidiary; (B) except in accordance with the existing policies of the Company, grant any severance or termination pay to any officer, director or key employee of the Company or any Company Subsidiary; or (C) hire or agree to hire any new or additional key employees or officers;

(x) except (A) as set forth in Section 6.01(a)(x) of the Company Schedule, (B) as approved by Parent, which approval shall not be unreasonably withheld if in the ordinary course of the Company’s business and consistent with the Company’s past practice, (C) as required to comply with applicable Law, (D) with respect to the termination of the ESOP or the Company’s contributions to its profit-sharing plan in lieu of contributions to the ESOP beginning in 2006, (E) for the granting of the Directors’ Options, (F) for the Retirement Account Disbursement, or (G) as otherwise provided for in this Agreement: (i) adopt, enter into, terminate, amend or increase the amount or accelerate the payment or vesting of any benefit or award or amount payable under any Company Benefit Plan, Company Benefit Agreement or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, (ii) increase the compensation or fringe benefits of, or pay any bonus to, any director, officer or, other than in the ordinary course of business consistent with past practice, employee, (iii) pay any benefit not provided for under any Company Benefit Plan, (iv) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan or Company Benefit Agreement (including the grant of stock options, stock appreciation rights, stock-based or stock-related awards, performance units or restricted stock, or the removal of existing restrictions in any Company Benefit Plans or agreements or awards made thereunder) or (v) pledge assets or take any other action to secure the payment of compensation or benefits under any employee plan, employment Contract or arrangement, Company Benefit Plan or Company Benefit Agreement;

(xi) (A) incur or assume any long-term debt; (B) except in the ordinary course of business in amounts consistent with past practice or pursuant to the Company’s revolving credit arrangement with Foothill Capital Corporation (the “Foothill Credit Facility”) as the lender, incur or assume any short-term indebtedness; (C) incur or modify any material indebtedness or other liability; (D) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other Person, except in the ordinary course of business and consistent with past practice; or (E) make any loans, advances or capital contributions to, or investments in, any other Person (other than to wholly-owned Company Subsidiaries or customary loans or advances to employees in accordance with past practice);

(xii) change any accounting method, including any accounting method with respect to Taxes, used by it unless required by GAAP;

(xiii) make or revoke any Tax election, settle or compromise any Tax liability in excess of $100,000, amend any Tax Return or enter into or modify any closing agreement or other agreement relating to Taxes;

(xiv) (A) settle or compromise any claim, litigation or other legal proceeding, other than in the ordinary course of business consistent with past practice in an amount involving more than $500,000 in the aggregate or (B) pay, discharge or satisfy any other claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such other claims, liabilities or obligations (i) in the ordinary course of business and consistent with past practice or (ii) reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company;

(xv) except in the ordinary course of business consistent with past practice, waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party;

(xvi) permit any insurance policy naming the Company or any Company Subsidiary as a beneficiary or a loss payable payee to be canceled or terminated without notice to Parent, except in the ordinary course of business and consistent with past practice or in connection with replacing such policy with a policy providing comparable coverage;

(xvii) enter into or modify any commitment with any person with respect to potential gaming activities in any jurisdiction;

(xviii) revalue any assets of the Company, except as required by GAAP;

(xix) enter into any new material line of business or enter into any contract that restrains, limits or impedes the Company’s or any of the Company Subsidiaries’ ability to compete with or conduct any business or line of business;

(xx) enter into any contract to allocate, share or otherwise indemnify for Taxes;

(xxi) acquire, make (or commit to make) an investment in, or make a capital contribution to, any person other than an existing, wholly-owned Company Subsidiary;

(xxii) close or shut down its business except for such closures or shutdowns which are (A) required by action, writ, injunction, judgment or decree or other requirements of applicable Law or (B) due to acts of God or other force majeure events;

(xxiii) delete, damage, erase, sell, transfer or otherwise disclose to any third party any of its customer databases, customer lists, historical records of customers and any other customer information collected and used by the Company or any Company Subsidiaries;

(xxiv) make any bookings with respect to (A) conference business (involving room, food and beverage bookings) or (B) group business (involving room, food and beverage bookings) that more than 20% below the corresponding rates set forth in Section 6.01(a)(xxiv) of the Company Schedule without first notifying Parent in writing of the proposed rates and other material terms of such bookings and obtaining Parent’s approval thereof, which approval shall not be withheld unreasonably and shall be deemed granted unless Parent notifies the Company to the contrary within 24 hours after Parent’s receipt of the Company’s notification of such rates and other material terms;

(xxv) enter into any new Contract, or renew or materially amend any existing Contract, with any wholesaler or substantially similar source of hotel room bookings that provides for room rates more than 20% below the corresponding rates set forth in Section 6.01(a)(xxv) of the Company Schedule without first notifying Parent in writing of the proposed material terms of such Contract or renewal or amendment of such Contract (as the case may be) and obtaining Parent’s approval thereof, which approval shall not be withheld unreasonably and shall be deemed granted unless Parent notifies the Company to the contrary within 24 hours after Parent’s receipt of the Company’s written notification of such material terms; or

(xxvi) enter into a Contract, commitment or arrangement to do any of the foregoing.

(b) Advice of Changes; Filings. The Company shall confer with Parent on a regular and frequent basis to report on operational matters and other matters requested by Parent and promptly advise Parent orally and in writing of any change or event that is reasonably likely to have a Company Material Adverse Effect. The Company shall promptly provide Parent and Merger Sub with copies of all filings made by the Company, and Parent and Merger Sub shall promptly provide the Company with copies of all filings made by either of them, with any Governmental Entity in connection with this Agreement and the Transactions, other than the portions of such filings that include confidential information not directly related to the Transactions.

(c) Other Actions. The Company, Parent and Merger Sub shall not, and shall not permit any of their respective Subsidiaries to, take or omit to take any action that would, or that would reasonably be expected to, result in (i) any representations and warranties of such party set forth in this Agreement that are qualified as to materially becoming untrue, (ii) any such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any condition to the Merger set forth in Article VIII not being satisfied.

Section 6.02 No Solicitation. (a) The Company shall not, nor shall it authorize or permit any Company Subsidiary or any Representative of the Company or of any Company Subsidiary to, directly or indirectly, (i) solicit, initiate or encourage, or take any other action intended to facilitate (including by way of furnishing information), the submission to the Company of any Takeover Proposal, (ii) enter into any agreement with respect to any Takeover Proposal (other than a confidentiality agreement as referenced below in this paragraph (a)), or (iii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action intended to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be likely to lead to, any Takeover Proposal to which the Company or any Company Subsidiary is a party. Notwithstanding the foregoing, prior to obtaining the Company Stockholder Approval, the Board of Directors may take any or all of the following actions in response to a Superior Proposal that was unsolicited and that did not result from a breach of this Section 6.02(a), provided that the Company complies with Section 6.02(b), (c) and (d) and the Board of Directors determines in good faith (after consultation with outside counsel) that such Takeover Proposal is or would be reasonably likely to result in, a Superior Proposal and that such actions are required in order for the Board of Directors to fulfill its fiduciary duties: (A) furnish information with respect to the Company to the person making such Superior Proposal and such person’s Representatives pursuant to a customary confidentiality agreement; provided that if such confidentiality agreement contains provisions that are less restrictive than the comparable provisions in, or omits restrictive provisions contained in, the Confidentiality Agreements, then the Confidentiality Agreements shall be deemed amended to contain only such less restrictive provisions or to omit such restrictive provisions, as the case may be, and that the Company shall also provide to Parent any information not previously provided to Parent that is provided to such other person, and (B) participate in discussions or negotiations with the person making such Superior Proposal and its Representatives regarding such Superior Proposal. In such event, the Company shall, (x) within 24 hours of actual receipt of such Superior Proposal by the Company or any Company Subsidiary or any Representative of the Company or of any Company Subsidiary, and not less than 48 hours prior to furnishing any such information or participating in any such discussions, inform Parent of the material terms and conditions of such Superior Proposal, (y) promptly inform Parent of the substance of any discussions with such person or such person’s Representatives relating to such Superior Proposal and (z) promptly keep Parent fully informed of the status, including any change to the details, of any such Superior Proposal.

(b) Except as set forth in this Section 6.02(b), neither the Board of Directors nor any Board Committee shall withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by the Board of Directors or any Board Committee of this Agreement or the Transactions; provided, however, that prior to the Company Stockholder Approval, the Board of Directors or a Board Committee may withdraw or modify its approval of the Transactions, approve or recommend a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, in each case if (i) the Company has received a Superior Proposal which is pending at the time the Company determines to take such action, (ii) the Board of Directors has determined in good faith (after consultation with outside counsel) that such action is required in order for the Board to fulfill its fiduciary duties, (iii) at least three business days have passed following Parent’s receipt of written notice from the Company advising Parent that the Board of Directors has received such Superior Proposal which it intends to accept, specifying the material terms and conditions of such Superior Proposal, and taking into account any new offer that Parent makes to the Company within this three business day period, the Board of Directors maintains its determination described in clause (ii) of this paragraph (b), and (iv) the Company pays the Topping Fee if and when required under Section 9.02.

(c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.02, the Company shall promptly (and in no event later than 48 hours after actual receipt by the Company or any Company Subsidiary or any Representative of the Company or of any Company Subsidiary) advise Parent orally and in writing of the Company’s receipt of any Takeover Proposal and the terms and conditions of such Takeover Proposal (including any subsequent amendment or other modification to such terms and conditions).

(d) Nothing in this Section 6.02 shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act or (ii) making any disclosure to the Company’s security holders if in the good faith judgment of the Board of Directors, after consultation with outside counsel, disclosure would be required under applicable Law or would be required in order for the Board of Directors to fulfill its fiduciary duties.

(e) For purposes of this Agreement:

“Superior Proposal” means any bona fide written offer not solicited by or on behalf of the Company made by a third party to consummate a tender offer, exchange offer, merger, recapitalization, reclassification, business combination, consolidation or similar transaction which would result in such third party (or in the case of a direct merger between such third party and the Company, stockholders of such third party) owning, directly or indirectly, 100% of the value and voting power of the Company Common Stock then outstanding (or of the surviving entity in a merger) or all or substantially all of the assets of the Company, which the Board of Directors determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) is (i) more favorable to the Company’s stockholders than the Merger from a financial point of view (taking into account the person making the offer, all the terms and conditions of such offer, this Agreement and any new offer made by Parent), and (ii) reasonably capable of being completed, taking into account the person making the offer and all legal, financial, regulatory and other aspects of the proposal, within a reasonable time.

“Takeover Proposal” means any inquiry, proposal or offer from any person relating to, or that would reasonably be likely to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, of 30% or more of the assets of the Company and the Company Subsidiaries, taken as a whole, or more than 30% or more of the voting power of the outstanding shares of Company Common Stock or any class or series of equity or voting securities of the Company or any Company Subsidiary, any tender offer or exchange offer that if consummated would result in any person beneficially owning more than 30% of the voting power of the outstanding shares of Company Common Stock or any class or series of equity or voting securities of the Company or any Company Subsidiary, or any merger, consolidation, business combination, recapitalization, reclassification, share exchange, liquidation, dissolution or similar transaction or series of related transactions involving the Company or any Company Subsidiary, other than the Transactions.

ARTICLE VII

ADDITIONAL AGREEMENTS

Section 7.01 Proxy Statement. As promptly as practicable after the date of this Agreement, the Company shall prepare the preliminary Proxy Statement and, after consultation with and review by Merger Sub, file the preliminary Proxy Statement with the SEC. The Company shall make all reasonable efforts to (i) obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with and review by Merger Sub, to respond promptly to any comments made by the SEC with respect to the Proxy Statement; and (ii) promptly upon the earlier of (A) receiving notification that the SEC is not reviewing the preliminary Proxy Statement or (B) the conclusion of any SEC review of the preliminary Proxy Statement, cause a definitive Proxy Statement to be mailed to the Company’s stockholders and, if necessary, after the definitive Proxy Statement has been so mailed, promptly circulate amended or supplemental proxy materials and, if required in connection therewith, resolicit proxies; provided, however, that no such amended or supplemental proxy materials will be mailed by the Company without consultation and review by Parent or Merger Sub. The Company will promptly notify Parent and Merger Sub of the receipt of comments of the SEC and of any request from the SEC for amendments or supplements to the preliminary Proxy Statement or definitive Proxy Statement or for additional information, and will promptly supply Parent and Merger Sub with copies of all written correspondence between the Company or Company Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the preliminary Proxy Statement, the definitive Proxy Statement, the Merger or any of the other Transactions. Parent and Merger Sub will cooperate with the Company in connection with the preparation of the Proxy Statement, including furnishing to the Company any and all information regarding Parent and Merger Sub and their respective affiliates as may be required to be disclosed therein. The Proxy Statement shall contain the recommendation of the Board of Directors that the Company’s stockholders approve this Agreement and the Transactions, provided that the Board of Directors or Board Committee may withdraw, modify or change its recommendation of this Agreement and the Transactions if it does so in accordance with Section 6.02(b).

Section 7.02 Meeting of Stockholders of the Company. As promptly as practicable after the date of this Agreement, the Company shall take all action necessary in accordance with Nevada Law and the Company Charter and Company By-Laws to convene and hold a meeting of its stockholders (the “Company Stockholders Meeting”) for the purpose of seeking the Company Stockholder Approval (unless the Board of Directors or Board Committee has withdrawn or modified its approval or recommendation of this Agreement or the Transactions in accordance with Section 6.02(b)). The stockholder vote required for approval of the Merger will not be greater than that set forth in the Company Charter. The Board of Directors shall not withdraw, rescind or modify its waiver of the provisions of Section 7 of the Company Charter as they would apply to Parent, Parent’s affiliates and the Transactions (unless the Board of Directors or Board Committee has withdrawn or modified its approval or recommendation of this Agreement or the Transactions in accordance with Section 6.02(b)). Subject to the provisions of Section 6.02(b), the Company shall make all reasonable efforts to solicit from stockholders of the Company proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of Merger Sub, advisable to secure any vote of stockholders required by Nevada Law to effect the Merger.

Section 7.03 Compliance with Law. Each of the Company, Parent and Merger Sub will comply in all material respects with all applicable Laws in connection with its execution, delivery and performance of this Agreement and the Transactions.

Section 7.04 Notification of Certain Matters. (a) The Company shall deliver prompt notice (a “Development Notice”) to Parent of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be reasonably likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect (a “Development”) and (ii) any failure of the Company, or any of its Representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

(b) If the Company delivers to Parent a Development Notice with respect to a Development that renders untrue in any material respect any representation or warranty of the Company in Sections 4.04, 4.05, 4.07 through 4.17, or 4.19 through 4.21, then only if Parent or Merger Sub has the right to terminate this Agreement and abandon the transactions contemplated hereby pursuant to Section 9.01(d)(v) by reason thereof and Parent does not exercise that right by giving written notice to the Company within 30 days after Parent’s receipt of such Development Notification, such Development Notification will be deemed to have amended the Company Schedule, to have qualified the representations and warranties contained in Sections 4.04, 4.05, 4.07 through 4.17, or 4.19 through 4.21 (as applicable), and to have cured any misrepresentation or breach of representation or warranty that otherwise might have existed hereunder by reason of such Development. Except as specifically provided in this Section 7.04(b), the Company’s delivery of a Development Notice shall not limit or otherwise affect the remedies available to Parent or Merger Sub under this Agreement, including Parent’s right to receive the Termination Fee, if so provided under Section 9.02(b), or Parent’s right to receive the Topping Fee, if so provided under Section 9.02(c).

(c) Parent shall deliver prompt notice to the Company of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be reasonably likely to cause any representation or warranty of Parent or Merger Sub contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any failure of Parent or Merger Sub, or any of their respective Representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that Parent’s delivery of any notice pursuant to this Section 7.04(c) shall not limit or otherwise affect the remedies available to the Company under this Agreement.

Section 7.05 Access to Information. (a) From the date hereof to the Effective Time, the Company shall, and shall cause the Company Subsidiaries to, and their respective officers, directors, employees, auditors and agents to, afford the officers, employees and agents of Parent and Merger Sub reasonable access at all reasonable times to its officers, employees, agents, properties, offices and other facilities and to all books and records, and shall promptly furnish Parent and Merger Sub with (i) all financial, operating and other data and information as Parent or Merger Sub, through its officers, employees or agents, may reasonably request and (ii) a copy of each report, schedule and other document filed or received by the Company or any Company Subsidiaries during such period pursuant to applicable securities laws or stock exchange rules. All information exchanged pursuant to this Section 7.05 shall be subject to the Confidentiality Agreements.

(b) Parent, Merger Sub and their respective authorized representatives (including its designated engineers or consultants) may at any time during the Company’s normal business hours, upon reasonable advance notice, enter into and upon all or any portion of the Company Properties in order to investigate and assess, as Parent or Merger Sub deems necessary and appropriate in its reasonable discretion, the environmental condition of such properties or the business conducted thereat. The Company shall, and shall cause the Company Subsidiaries to, cooperate with Parent, Merger Sub and their respective authorized representatives in conducting such investigation, shall allow Parent, Merger Sub and their respective authorized representatives full access during normal business hours, upon reasonable advance notice, to the Company Properties, together with full permission to conduct such investigation, and shall provide Parent, Merger Sub and their respective authorized representatives all plans, soil or surface or ground water tests or reports, any environmental investigation results, reports or assessments previously or contemporaneously conducted or prepared by or on behalf of, or in the possession of or reasonably available to the Company or any Company Subsidiary or any of their engineers, consultants or agents and all other information relating to environmental matters in respect of their properties and business.

Section 7.06 Public Announcements. So long as this Agreement is in effect, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Transactions and shall not issue, or permit their affiliates to issue, any such press release or make any such public statement before such consultation, except as may be required by Law or any applicable stock exchange rules.

Section 7.07 Cooperation. On the terms and subject to the conditions hereof, each of the parties hereto shall make all reasonable efforts to obtain in a timely manner all necessary waivers, consents (including any consents relating to Company Material Contracts) and approvals and to effect all necessary registrations and filings, and to use all reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions, including (i) cooperating in responding to inquiries from, and making presentations to, Governmental Entities and regulatory authorities, (ii) defending against, and responding to, any action, suit, proceeding or investigation, whether judicial or administrative, challenging or relating to this Agreement or the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iii) executing and delivering any additional instruments necessary to consummate the Transactions to be performed or consummated by such party in accordance with the terms of this Agreement and to fully carry out the purposes of this Agreement. Without limiting the foregoing, each of Parent and the Company shall file as soon as practicable a Notification and Report Form under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice and Merger Sub shall make such filings and apply for such approvals and consents as are required under the Gaming Laws. In connection with and without limiting the foregoing, the Company and the Board of Directors shall (x) take all reasonable action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Transactions or this Agreement and (y) if any state takeover statute or similar statute or regulation becomes applicable to the Transactions or this Agreement, take all reasonable action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Transactions; provided that neither Parent nor Merger Sub will be required by this Section 7.07 to (i) take any action, including entering into any consent decree, hold separate orders or other arrangements, that (A) requires the divestiture of any assets of any of Parent, Merger Sub, the Company or any of their respective subsidiaries, or (B) limit Parent’s freedom of action with respect to, or its ability to retain, the Company and the Company Subsidiaries or any portion thereof or any of Parent’s or its affiliates’ other assets or businesses, or (ii) commence litigation or other proceeding against, or appeal any decision of, any Governmental Entity.

Section 7.08 Agreement to Defend and Indemnify. (a) From and after the Effective Time, the Surviving Corporation shall honor all rights to indemnification, advancement of costs and expenses and exculpation from liabilities in favor of the officers and directors of the Company and each of the Company Subsidiaries (collectively, the “Indemnified Parties”), whether pursuant to their respective articles of incorporation or by laws (or comparable organizational documents), the indemnification agreements set forth in Section 7.08(a) of the Company Schedule or otherwise. For a period of six years after the Effective Time, the Surviving Corporation (or any successor entity owned or controlled by Parent) shall not take any action to amend, modify or repeal any provision of the articles of incorporation or by-laws (or comparable organizational documents) of the Surviving Corporation, the Company or any of the Company Subsidiaries in any way that would impair, eliminate, restrict or limit the Indemnified Parties’ rights to indemnification, advancement of costs and expenses and exculpation from liabilities.

(b) At or prior to the Closing Date, Parent or Merger Sub shall purchase and fully pay for a directors’ and officers’ liability insurance policy having a six-year term commencing on the Effective Date (the “Tail Policy”), covering acts and omissions occurring prior to the Effective Time (the “Tail Coverage”) with respect to those persons who are currently covered by the Company’s current directors’ and officers’ liability insurance policy (the “Current D&O Policy”). With respect to the scope and amount of coverage, the Tail Policy shall be not less favorable to such directors and officers than the Current D&O Policy; provided, however, that the aggregate cost of the Tail Policy shall not exceed 250% of the last annual premium paid for the Current D&O Policy prior to the date of this Agreement (the “Current Premium”) multiplied by six (the “Maximum Premium”). If coverage under the Tail Policy terminates during such six-year term, the Surviving Corporation shall obtain as much Tail Coverage for such directors and officers as can be obtained for the remainder of the six-year term for an annualized cost not in excess of the Excess Premium. The Company represents and warrants that the Current Premium is $464,214.

(c) (i) If Merger Sub requests the Company to obtain the resignations of any officers of the Company or of any Company Subsidiary as of the Effective Time (as provided in Section 7.12), then as a condition precedent thereto, by not later than the Effective Time, Parent or Merger Sub shall pay such officers’ severance pay, salary continuation entitlements and other compensation and entitlements due under any existing Contracts or plan for the benefit of such officers, as if such officers had been terminated without cause immediately after the Effective Time.

(ii) In the event that any officers of the Company or of any Company Subsidiary resign subsequent to the Closing as a result of the consummation of the Transactions, such officers’ severance pay, salary continuation rights or any compensation or payments due under any existing agreement or plan for the benefit of the officers as of the date of this Agreement shall be due and paid by the Surviving Corporation.

(d) If the Surviving Corporation or any of its successors or assigns (i) consolidates or merges with any other person and is not the continuing or surviving entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 7.08.

(e) This Section 7.08 is intended to be for the benefit of, and to grant third party rights to, the Indemnified Parties and officers and directors of the Company or any Company Subsidiary, and each of the Indemnified Parties and officers and directors of the Company or any Company Subsidiary shall be entitled to enforce the covenants contained herein.

Section 7.09 Employee Benefits. (a) Following the Effective Time, all persons who were employed by the Company or any Company Subsidiaries (“Company Employees”) who are eligible to participate in the Company Benefit Plans shall (i) continue to participate in such plans (other than the Company’s Employee Stock Ownership Plan (the “ESOP”) (and equity-based plans) or (ii) participate in such benefit plans maintained by Parent or its Subsidiaries (“Parent Benefit Plans”) as are made available to similarly situated employees and are substantially consistent with the Company Benefit Plans for the calendar year in which the Closing takes place. Company Employees who participate in Parent Benefit Plans shall be given credit for service with the Company or any Company Subsidiary, for purposes of eligibility and vesting, to the extent such service was recognized for such purposes under the Company Benefit Plans in which such Company Employees participated.

(b) The Company shall take all actions necessary to ensure that the ESOP is terminated not later than the Effective Time. The Company shall provide Parent with such information as it reasonably requests to demonstrate that such actions have been taken.

(c) For at least 91 days after the Effective Time, the Surviving Corporation shall not, directly or indirectly, take any actions prohibited by, or fail to take actions required by, the WARN Act that would be reasonably likely to subject any persons who were Representatives of the Company or any Company Subsidiary prior to the Closing to any liability, penalties, awards or other adverse consequences pursuant to the WARN Act. This paragraph (c) is intended to be for the benefit of, and to grant third-party rights to, Representatives of the Company or any Company Subsidiary. Each of such Representatives shall be entitled to enforce the covenants contained in this paragraph (c).

Section 7.10 SEC Reports. From the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, the Company shall file on a timely basis all Company SEC Documents required to be filed by it with the SEC under the Exchange Act or the Securities Act, which Company SEC Documents shall comply in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable.

Section 7.11 Delisting. Each party hereto agrees to cooperate with the other parties in taking, or causing to be taken, all actions necessary to (i) delist the Company Common Stock from the American Stock Exchange and (ii) terminate the registration of the Company Common Stock under the Exchange Act (if so requested by Parent); provided, that such delisting or termination shall not be effective until after the Effective Time.

Section 7.12 Resignations. Effective as of the Effective Time, the Company shall obtain the resignations of each director of the Company and, if so requested by Merger Sub, but subject to Parent’s or Merger Sub’s payment obligations under Section 7.08(c)(i), of any officer of the Company and any director or officer of any Company Subsidiary.

Section 7.13 Communications to Employees. Merger Sub and the Company will cooperate with each other with respect to, and endeavor in good faith to agree in advance upon the method and content of, all written or oral communications or disclosures to employees of the Company or any of the Company Subsidiaries with respect to the Merger or the other Transactions.

Section 7.14 Transfer Taxes; HSR Fees. (a) All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) incurred in connection with the Transactions (“Transfer Taxes”) shall be paid by either Merger Sub or the Surviving Corporation, and the Company shall cooperate with Merger Sub and Parent in preparing, executing and filing any Tax Returns with respect to Transfer Taxes.

(b) The filing fees for the pre-merger notifications under the HSR Act shall be borne one-half by Parent and one-half by the Company.

Section 7.15 Cooperation with Financing. In order to assist with obtaining any financing contemplated by Parent in connection with the consummation of the Transactions, the Company shall, and shall cause the Company Subsidiaries to, provide such assistance and cooperation as Parent and its affiliates may reasonably request, including making all reasonable efforts to provide access to the independent accountants of the Company and the Company Subsidiaries to prepare financial statements for the financing; provided, however, that (i) Parent shall be solely responsible for all costs and expenses incurred by the Company or the Company Subsidiaries in regard to such assistance, cooperation and efforts of the Company and the Company Subsidiaries and (ii) no director, officer or employee of the Company or of any Company Subsidiaries shall be required to execute any Contracts, applications, regulatory filings or other documents.

Section 7.16 Satisfaction of the Indenture Obligation. (a) The parties hereto acknowledge that the provisions of the Indenture described in Section 7.16 of the Company Schedule (the “Indenture Provisions”) would likely preclude consummation of the Merger on any date reasonably contemplated by the parties under this Agreement unless, among other things, (i) prior to such consummation, the Indenture Provisions are appropriately amended or waived or (ii) the Company’s 11% Senior Secured Notes (the “Senior Notes”) are redeemed in accordance with Article 3 of the Indenture (such actions, the “Indenture Obligation”). Not later than May 16, 2006, Parent and Merger Sub shall notify the Company in writing of the means by which Parent or Merger Sub have elected to satisfy the Indenture Obligation in accordance with this Section 7.16.

(b) If Parent and Merger Sub elect to satisfy the Indenture Obligation pursuant to this paragraph (b), then by not later than the Note Acquisition Deadline (but after Parent and Merger make their initial filings with the Gaming Authorities pursuant to Section 7.17(a)) Parent or Merger Sub shall (i) acquire not less than a majority in principal amount of the outstanding Senior Notes and (ii) grant the irrevocable consent of the holders of the Senior Notes (the “Noteholders”) that is required to amend or waive the Indenture Provisions to allow for consummation of the Merger and the other Transactions on the terms set forth in this Agreement (the “Noteholder Consent”) in their capacity as the Noteholders without conducting a solicitation of the noteholders (and with no obligation on the part of the Company or any Company Subsidiary to agree to amend or waive any provisions of the Indenture other than the Indenture Provisions). The Noteholder Consent shall be conditioned solely upon the consummation of the Merger and shall terminate immediately upon the termination of this Agreement. Parent’s and Merger Sub’s actions pursuant to this paragraph (b) shall be in accordance with applicable Law, the Indenture and all other provisions of this Agreement. Notwithstanding anything to the contrary in this Agreement, Parent and Merger Sub shall be solely responsible for all costs and expenses incurred in connection with satisfying the Indenture Obligation pursuant to this paragraph (b). For purposes of this Agreement, the “Note Acquisition Deadline” is the eleven-month anniversary of the date of this Agreement unless the Outside Date has been extended pursuant to Section 9.01(b)(i), in which case the “Note Acquisition Deadline” will be the earlier of (x) the 30th day prior to the Outside Date, as so extended, or (y) the 30th day prior to the Closing Date. If Parent and Merger Sub elect to satisfy the Indenture Obligation in accordance with this paragraph (b), then the Company shall proceed expeditiously with all other actions necessary or appropriate to effect an amendment or waiver of the Indenture to allow the Merger to be consummated on the terms set forth in this Agreement (which amendment or waiver shall be conditioned upon consummation of the Merger).

(c) If Parent and Merger Sub notify the Company of their election to satisfy the Indenture Obligation pursuant to this paragraph (c), then Parent or Merger Sub shall, on the Closing Date, deposit the funds necessary to redeem the Senior Notes (the “Note Funding”) with the Trustee pursuant to Section 3.05 of the Indenture in order to redeem the Senior Notes in accordance with Section 3.07(c) of the Indenture. If Parent and Merger Sub elect to satisfy the Indenture Obligation in accordance with this paragraph (c), then the Company shall proceed with all actions necessary or appropriate to redeem all of the Senior Notes pursuant to Article 3 of the Indenture as soon as practicable after the Closing, including taking all actions necessary or appropriate in order to obtain the release of any and all collateral securing the Company’s obligations under the Senior Notes.

Section 7.17 Regulatory and Other Approvals and Notifications. (a) Without limiting the generality of Section 7.07 and in furtherance of the purposes thereof, (i) as soon as practicable after the date of this Agreement, Parent and Merger Sub shall file or cause to be filed all applications, notices or similar documents with all Gaming Authorities that are necessary or appropriate to consummate the Transactions and (ii) Parent and Merger Sub shall promptly and appropriately respond, or shall cause a prompt and appropriate response to be made, to any and all inquiries or informational requests from Gaming Authorities in connection with their review or consideration of the Regulatory Filings of Parent, Merger Sub or any of Parent’s Applicants.

(b) Without limiting the generality of paragraph (a) of this Section 7.17, Parent and Merger Sub shall cause each of the Controlling Parties as well as Opco (and any other Parent’s Applicants) to (i) not later than 45 days following the date hereof, file with the applicable Gaming Authorities applications for such approvals under the Gaming Laws as are necessary to consummate the Merger and the other Transactions (the “Gaming Approvals”), (ii) not later than 90 days following the date hereof, prepare in draft form and provide to Nevada counsel for Parent and Merger Sub a response to the anticipated information request from the Gaming Authorities, (iii) on or around each of the six-month anniversary of the date hereof, the nine-month anniversary of the date hereof and, in the event the Outside Date is extended pursuant to Section 9.01(b)(i), the one-year anniversary of the date hereof, deliver to the Company a certificate (each, a “Progress Certificate”) executed by the Nevada law firm of Schreck Brignone, or other Nevada gaming counsel reasonably acceptable to the Company (taking into account, among other things, the extent of such other counsel’s involvement in, or knowledge of, the Gaming Approval process), stating that to the knowledge of such firm, Parent, Merger Sub, the Controlling Parties, Opco and all other Parents’ Applicants have taken the actions required to be taken to date under Sections 7.07 and 7.17 and that such firm has no knowledge of the existence of any fact or circumstance that would be reasonably likely to prevent the issuance of the Gaming Approvals by the Outside Date (as may be extended under Section 9.01(b)(i)) and (iv) withdraw the application to the Gaming Authorities of any of the Controlling Parties if it appears reasonably likely that the application of such Controlling Party will not be approved or will delay the issuance of the Gaming Approvals, and following such withdrawal, proceed with the applications of the remaining Controlling Parties, Opco and other Parent’s Applicants.

(c) Until the Closing Date, to the extent permitted by applicable Law, Parent and Merger Sub shall provide reasonably descriptive written notifications to the Company within five days after they become aware of any of the following events (with the names of Parent’s Applicants stated in such notifications to the extent the notifications pertain to them):

(i) Parent, Merger Sub or any of Parent’s Applicants makes any filing or submits any application, notice or similar document or request (or any amendment or supplement to any of the foregoing) necessary or appropriate for any Regulatory Action to be obtained, taken, made or given (any of the foregoing, a “Regulatory Filing”);

(ii) Parent, Merger Sub or any of Parent’s Applicants withdraws any Regulatory Filing;

(iii) Any Regulatory Action is obtained, taken, made or given;

(iv) Any Governmental Entity notifies Parent, Merger Sub or any of Parent’s Applicants that its Regulatory Filing has been placed on an agenda or scheduled for hearing or consideration (which notification from Parent or Merger Sub to the Company shall also specify the date of such hearing or consideration), delayed or removed from such agenda or schedule; or

(v) Any Governmental Entity issues a decision not to take, make or give any Regulatory Action or withdraws, revokes, cancels, nullifies or materially modifies any Regulatory Action that was previously taken, made or given.

(d) Parent and Merger Sub shall periodically, but in no event less frequently than monthly, report to the Company regarding the status of their and Parent’s Applicants’ Regulatory Filings and gaming licensing and report to the Company within three business days after Parent, Merger Sub or any of Parent’s Applicants’ has been directly or indirectly advised that any of the Gaming Authorities has a concern or issue with respect to any of such persons’ Regulatory Filings or licensing proceedings, which concern or issue has a reasonable likelihood of becoming an area of concern at the gaming licensing hearings or in the gaming licensing deliberations.

ARTICLE VIII

CONDITIONS PRECEDENT

Section 8.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) HSR Act. All filings to be made under the HSR Act with respect to the Merger and the other Transactions shall have been made and all applicable waiting periods (and extensions thereof) shall have expired or otherwise been terminated.

(c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that before a party asserts a failure of this condition, such party shall have made all reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that has been entered.

Section 8.02 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date (unless a later date is provided for in paragraph (b) of this Section):

(a) Representations and Warranties. (i) The representations and warranties of the Company in this Agreement that are qualified as to materiality or Company Material Adverse Effect shall be true and correct without regard to such materiality or Company Material Adverse Effect qualification, except where such failure to be true and correct, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect, and those representations and warranties not so qualified shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, except that (A) the truth and correctness of representations and warranties that by their terms speak as of another specified date or dates will be determined as of such dates(s) and (B) the representations and warranties set forth in Sections 4.01, 4.02 and 4.03 shall be true and correct as written in all respects as of the date of the Agreement and as of the Closing Date (excluding representations and warranties in Section 4.02(a) that are made as of a date or dates earlier than the date of this Agreement, which shall be true and correct in all respects as of such earlier date(s)).

(ii) Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer (collectively, the “Officers”) of the Company attesting to the matters set forth in clause (i) of this Section 8.02(a).

(b) Performance of Obligations of the Company. (i) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date (excluding cancellation of the Options, termination of the ESOP and satisfaction of the Company’s obligations under Section 7.16(c) in the event of Note Funding), and Parent shall have received a certificate signed on behalf of the Company by the Officers of the Company to such effect.

(ii) As of the Effective Time, all Options shall have been canceled and the ESOP shall have been terminated. As of the Effective Time, Parent shall have received a certificate signed on behalf of the Company by the Officers of the Company attesting to the matters set forth above in this clause (ii).

(c) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or by any other person having a reasonable likelihood of success (i) challenging the acquisition by Surviving Corporation of any Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any other Transaction or seeking to obtain from the Company or Surviving Corporation any damages that are material in relation to the Company, (ii) seeking to prohibit or limit the ownership or operation by the Company or Parent and its Subsidiaries of any material portion of the business or assets of the Company, or Parent and its Subsidiaries, taken as a whole, or to compel the Company or Parent and its Subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, or Parent and its Subsidiaries, taken as a whole, as a result of the Merger or any other Transaction, (iii) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of the Company or (iv) imposing material limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Surviving Corporation, including the right to vote such shares on all matters properly presented to the stockholders of the Surviving Corporation.

(d) Material Adverse Effect. Since the date of this Agreement, there shall not have been any state of facts, change, development, effect, event, condition or occurrence that, individually or in the aggregate, constitutes or has had a Company Material Adverse Effect.

(e) Consents, Approvals and Authorizations. All consents, approvals, orders or authorizations from, and all declarations, filings and registrations with, any Governmental Entity, including the Gaming Approvals, required to consummate the Merger and the other Transactions shall have been obtained or made without the imposition of any material conditions, including any requirement with respect to the licensing of any person other than the Parent’s Applicants.

(g) Properties. In respect of the Company Properties, the Company shall obtain and provide to Parent the following matters:

(i) An estoppel certificate from each lessee under a Major Lease (as hereinafter defined) and, in addition, from tenants under leases representing (determined by reference to the amount of space leased by such tenants at the Company Owned Properties) seventy percent (70%) of the space leased to tenants at the Company Owned Properties, certifying (i) that the Lease in question constitutes the entire agreement between the parties thereto and is in full force and effect in accordance with its terms and has not been modified (except for the modifications set forth therein), (ii) the date(s) to which payments and other charges thereunder have been paid, (iii) whether any work required to be performed at the demised premises has been performed, (iv) whether any party to the Lease owes any monies to any other party under the Lease, (v) whether the tenant (in the case of any Lease where the Company is the lessor) has any purchase option or right of first refusal in respect of the property or the demised premises, and (vi) there is no default thereunder on the part of any party thereto. The form of such estoppel certificate has been submitted, and agreed to, by the Company. For purposes hereof, the term “Major Lease” shall mean the tenants leasing space operating under the following names: the MSNV / ABC Store, the SpringField Food Court and YBM Unlimited.

(ii) Satisfactions of any mortgage lien on or affecting (and terminations of any assignment of leases and rents relating to) any of the Company Owned Properties, and related UCC-3 statements.

(iii) Such owner’s policies of title insurance as shall be required by Parent, in an amount not less than the value of each of the Company Properties, insuring that the title to the Company Owned Properties is good and marketable, free and clear of all encumbrances subject only to the Permitted Liens and to other standard exceptions to an owner’s policy of title insurance. Each such title policy shall contain a non-imputation endorsement and such other endorsements as shall be requested by Parent (including zoning, contiguity, access, encroachment and comprehensive endorsements). At or prior to the Closing, the Company shall provide for the delivery of such executed and acknowledged affidavits and/or indemnification agreements, as the title company shall reasonably require. The Company shall be responsible for paying the full amount of the title policies (and any endorsements) delivered as required herein.

(iv) There shall be delivered to Parent (at the Company’s cost) a survey by a registered land surveyor of each parcel of the Company Properties, certified to Parent and Merger Sub, the title insurance company issuing the title insurance policies and to any other person or entity which Parent shall reasonably request, in a manner acceptable to Parent, which survey shall be dated, updated or recertified not more than 45 days prior to the Closing, and shall be in compliance with the minimum detail requirements and other standards reasonably specified by Parent.

(h) Foothill Credit Facility. The Foothill Credit Facility shall have been terminated and there shall be no further amount payable thereunder.

Section 8.03 Conditions to Obligation of the Company. The obligations of the Company to effect the Merger are further subject to the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Merger Sub in this Agreement not qualified by materiality shall be true and correct in all material respects, as of the date of this Agreement, except that (A) the accuracy of representations and warranties that by their terms speak as of another specified date or dates will be determined as of such date(s) and (B) the representations and warranties set forth in Sections 5.02 and 5.04 shall be true and correct as written in all respects.

(ii) The representations and warranties of Parent and Merger Sub in this Agreement taken as a whole, other than those that by their terms speak as of a date or dates earlier than the Closing Date, shall be true and correct in all material respects as of the Closing Date with the same effect as though made on and as of the Closing Date, except (A) where the failure to be true and correct as of the Closing Date would not impair, in any material respect, the ability of Parent or Merger Sub to perform its respective obligations under this Agreement or prevent or materially delay the consummation of any of the Transactions and (B) that the representations and warranties set forth in Sections 5.02, 5.04 and 5.05 shall be true and correct in all respects as of the Closing Date with the same effect as though made on and as of the Closing Date.

(iii) The Company shall have received a certificate signed on behalf of Parent by the Officers of Parent attesting to the matters set forth in clauses (i) and (ii) of this Section 8.03(a).

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date (including satisfaction of the Indenture Obligation), and the Company shall have received a certificate signed on behalf of Parent by the Officers of Parent to such effect.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

Section 9.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

(a) by mutual written consent of Parent, Merger Sub and the Company;

(b) by either Parent, Merger Sub or the Company if:

(i) the Closing does not take place on or before the later of (A) the date falling twelve (12) months following the date of this Agreement and (B) the date falling eight (8) months following the date of the Company Stockholder Vote (such later date being the “Outside Date”); provided that if as of the Outside Date, any hearing with respect to any necessary approval under applicable Gaming Laws has been scheduled for a date after the Outside Date, or any such hearing is then pending, the Company has received the Progress Certificates in accordance with Section 7.17(b)(iii), all conditions precedent to the Closing set forth in Article VIII have been satisfied or waived by the party or parties entitled to the benefits thereof, except for the condition regarding the Gaming Approvals specified in Section 8.02(f) and the conditions specified in Section 8.02(b)(ii), and Parent and Merger Sub are still awaiting and have a reasonable expectation of obtaining such Gaming Approvals, then Parent and Merger Sub by delivering an Extension Notice and a Financing Commitment to the Company and by promptly depositing, by wire transfer of immediately available funds, with the Escrow Agent the additional amount of Three Million Dollars ($3,000,000) to be included in the Deposit and the Escrow in accordance with the Deposit Escrow Agreement, or the Company by delivering an Extension Notice to Parent and Merger Sub, may extend the “Outside Date” by an additional three (3) months; provided, further, that the right to terminate this Agreement pursuant to this Section 9.01(b)(i) shall not be available to any party whose breach of this Agreement has been a principal reason the Closing has not taken place by the Outside Date;

(ii) any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

(iii) the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any reconvening thereof;

(c) by the Company if the Company has approved a Superior Proposal in accordance with Section 6.02(b), provided, the Company has complied with all provisions thereof; or

(d) by the Company if Parent or Merger Sub breaches or fails to perform in any material respect of any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.03 and (B) cannot be or has not been cured within 30 days after the giving of written notice to Parent of such breach;

(e) by Parent or Merger Sub if:

(i) the Board of Directors has withdrawn, or modified or changed in a manner adverse to Parent or Merger Sub, its approval or recommendation of this Agreement or the Merger, or has approved a Takeover Proposal, or if the Company has entered into an agreement to effect a Takeover Proposal;

(ii) a tender or exchange offer relating to securities of the Company has been commenced and the Board of Directors does not recommend that the Company’s stockholders reject such tender or exchange offer within ten business days after the commencement thereof;

(iii) the Board of Directors has waived Sections 78.411-78.444 or 78.378-78.3793 of Nevada Law with respect to any Person other than Parent, Merger Sub or their affiliates or any group of which any them is a member;

(iv) the Company breaches Section 6.02(a); or

(v) the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.02(a) or 8.02(b) and (B) cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach.

Section 9.02 Effect of Termination. (a) In the event of termination of this Agreement by either the Company, Merger Sub or Parent pursuant to Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company other than under the provisions of this Article IX, which provisions shall survive such termination; provided that no such termination results from a willful breach by a party of any of its representations, warranties or covenants in this Agreement.

(b) If Parent or Merger Sub terminates this Agreement pursuant to Section 9.01(e)(v), then in such case (and only in such case) the Company shall pay, or cause to be paid to Parent, at the time of termination a fee (the “Termination Fee”) equal to the amounts incurred on or after February 1, 2005 by Parent or Merger Sub as actual out-of-pocket expenses in connection with the negotiation, preparation, execution, delivery and attempted performance of this Agreement and the Transactions contemplated hereby, but subject to the maximum entitlement specified below in this paragraph (b); provided, however, that the Termination Fee shall not be payable to Parent if the breach of a representation or warranty of the Company hereunder that gave rise to Parent’s and Merger Sub’s right to terminate this Agreement pursuant to Section 9.01(e)(v) resulted from an event, fact or circumstance that occurred after the date of this Agreement and did not constitute a willful breach of this Agreement by the Company. The Termination Fee shall include all reasonable, documented out-of-pocket costs, fees and expenses incurred by Parent or Merger Sub on or after February 1, 2005 in connection with their due diligence review, negotiation and documentation of this Agreement and the Transactions, including reimbursement of all filing fees paid in connection with filings under the HSR Act or under Gaming Laws and all fees and expenses paid to Parent’s or Merger Sub’s lawyers, accountants and other professional or financial advisers; provided, however, that the Termination Fee shall not include expenses (i) relating to (A) the negotiation, preparation, execution, delivery and attempted performance of the Westerman Stock Purchase Agreement or (B) any investigation or inquiry by any Governmental Entity (other than Gaming Authorities) or (ii) incurred prior to the date of this Agreement in an aggregate amount exceeding One Million Dollars ($1,000,000). If Parent has become entitled to the Termination Fee pursuant to this paragraph (b), it shall be paid by wire transfer to an account designated in writing by Parent to the Company not later than three business days after the delivery by Parent to the Company of a written request for payment of the Termination Fee and reasonably detailed and accurate supporting documentation for such request, except to the extent, if any, that the Company disputes the requested amount. If the Company disputes the requested amount of the Termination Fee, it shall so advise Parent in writing and in reasonable detail within three business days after the Company’s receipt of the request and related supporting documentation. Any undisputed amount shall be timely paid by the Company to Parent and the balance of the amount requested by Parent shall be paid by the Company to the Escrow Agent to be held in escrow pending resolution of the dispute, and the parties shall make all good faith reasonable efforts to resolve such dispute as expeditiously as practicable. Under no circumstances shall the Termination Fee exceed Two Million Dollars ($2,000,000).

(c) (i) If this Agreement is terminated by the Company pursuant to Section 9.01(c) or by Parent or Merger Sub pursuant to clause (i), (ii), (iii) or (iv) of Section 9.01(e), then upon such termination the Company shall pay or cause to be paid to Parent a fee (the “Topping Fee”) equal to 3.75% of the Merger Consideration multiplied by the number of outstanding shares of Company Common Stock and the Deposit shall be returned to Parent as provided in Section 9.02(e)(i).

(ii) If (A) Parent or the Company terminates this Agreement (1) pursuant to Section 9.01(b)(i) and at the time of such termination the Company Stockholder Approval has not been obtained or (2) pursuant to Section 9.01(b)(iii) and (B) prior to the time of such termination, (1) there shall have been a public announcement of an offer or proposal for, or a public announcement of such intention with respect to, a transaction that would constitute a Takeover Proposal involving the Company (and such offer, proposal or announcement has not been withdrawn prior to such termination) and (2) within twelve months of termination of this Agreement, the Company or any Company Subsidiary enters into a definitive agreement with any third party making an offer or proposal with respect to the consummation of a Takeover Proposal or any Takeover Proposal with respect to the Company or any Company Subsidiary is consummated, then the Company shall pay or cause to be paid to Parent, not later than one Business Day after the earlier of the date such agreement is entered into or such Takeover Proposal is consummated, the Topping Fee.

(d) The Termination Fee shall not be payable more than once, nor shall it be payable under any circumstances other than those specified in Section 9.02(b). The Topping Fee shall not be payable more than once, nor shall it be payable under any circumstances other than those specified in Section 9.02(c). In the event of termination of this Agreement pursuant to Section 9.01(e)(iv), the Termination Fee shall not be payable. The aggregate of all payments by the Company under Section 9.02 shall not exceed 3.75% of the Merger Consideration multiplied by the number of outstanding shares of Company Common Stock.

(e) Deposit; Liquidated Damages.

(i) In the event that this Agreement is terminated (x) pursuant to Section 9.01(d) or (y) pursuant to Section 9.01(b)(i) as a result of the failure of Parent or Merger Sub to have obtained the proceeds of any financing required to consummate the Merger and the other Transactions or to have obtained the Gaming Approvals and at the time of such termination, (A) the other conditions set forth in Sections 8.01 and 8.02, including the Company Stockholder Approval but excluding the conditions in paragraph (b)(ii) of Section 8.02, have been satisfied or waived by the party or parties entitled to the benefits thereof and (B) Parent and Merger Sub do not have the right to terminate this Agreement pursuant to Section 9.01(e)(iv) or (v), then the Deposit Amount shall be paid to the Company by the Escrow Agent. In the event that this Agreement is terminated for any reason and the Deposit Amount, or any part thereof, is not payable to the Company pursuant to the immediately preceding sentence, then the Deposit Amount shall be returned to Parent.

(ii) The parties hereto agree that the provisions of paragraphs (c) and (d) of this Section 9.02 are an integral part of the Transactions, the damages resulting from a termination of this Agreement are uncertain and incapable of accurate calculation and the amounts payable pursuant to paragraphs (c) and (d) of this Section 9.02 are reasonable forecasts of the actual damages which may be incurred by the parties under such circumstances. The amounts payable pursuant to paragraphs (c) and (d) of this Section 9.02 constitute liquidated damages and not a penalty and shall be the sole and exclusive remedy in the event of termination of this Agreement on any basis specified in paragraphs (c) and (d) of this Section 9.02 (it being agreed and understood that nothing in this Section 9.02 is intended to limit (A) the Company’s remedies in the event of a willful breach by Parent or Merger Sub or (B) Parent’s or Merger Sub’s remedies in the event of a willful breach by the Company).

Section 9.03 Amendment. This Agreement may be amended by the parties at any time, whether before or after the Company Stockholder Approval has been obtained; provided, that after the Company Stockholder Approval, no amendment that by Law requires further approval by stockholders of the Company shall be made without such further approval by such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Section 9.04 Extension; Waiver. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure or delay by any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

ARTICLE X

GENERAL PROVISIONS

Section 10.01 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 10.02 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (i) upon personal delivery, (ii) one business day after being sent via a nationally recognized overnight courier service if overnight courier service is utilized or (iii) upon receipt of electronic or other confirmation of transmission if sent via facsimile, in each case at the addresses or fax numbers (or at such other address or fax number for a party as shall be specified by like notice) set forth below:

(a) if to Parent, Merger Sub or the Surviving Corporation, to

Riv Acquisition Holdings Inc.

c/o Metroflag Management LLC

3753 Howard Hughes Parkway, Suite 101

Las Vegas, Nevada 89109

Attention: Scott Butera

Fax Number: (702) 938-9870

with a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Attention: Andrew J. Perel, Esq.

Fax Number: (212) 504-6666

(b) if to the Company, to

Riviera Holdings Corporation

2901 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Attention: William L. Westerman

Fax Number: (702) 794-9277

with a copy to:

Gordon & Silver, Ltd.

3960 Howard Hughes Parkway

Ninth Floor

Las Vegas, Nevada 89109

Attention: Richard L. Galin, Esq.

Fax Number: (702) 369-2666

Section 10.03 Definitions. For purposes of this Agreement, the term:

(a) “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

(b) “Board Committee” means a committee of the Board of Directors.

(c) “business day” shall mean any day except a Saturday, Sunday or any other day on which commercial banks are required or authorized to close in New York, New York or Las Vegas, Nevada.

(d) “Colorado Gaming Authorities” means any or all of the Colorado Commission, the Colorado Division of Gaming, the Colorado Liquor Enforcement Division, the County of Gilpin and the Municipality of Black Hawk.

(e) “Company Material Adverse Effect” means any state of facts, change, development, effect, event, condition or occurrence that could reasonably be likely to be materially adverse to (i) the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise), or results of operations of the Company and the Company Subsidiaries, taken as a whole, (ii) the ability of the Company to perform its obligations under this Agreement or (iii) the ability of the Company to consummate the Merger or the other Transactions to be performed or consummated by the Company, other than any state of facts, event, change, effect, development, condition or occurrence relating to the economy in general. Notwithstanding the preceding sentence, neither the Retirement Account Disbursement nor any other Severance Compensation obligations with respect to Covered Employees shall be considered (nor shall any of the excluded factors specified in the preceding clause (iii) of this paragraph (e) be considered) in determining whether there has been a Company Material Adverse Effect.

(f) “Confidentiality Agreements” means, collectively, the Confidentiality Agreements, dated as of June 3, 2005 between the Company and each of Starwood Capital Group Global, L.L.C., Flag Luxury Properties, LLC and Walton Street Capital.

(g) “Controlling Parties” means Neil Bluhm, Paul Kanavos, Barry Sternlicht, and Brett Torino.

(h) “Covered Employees” means employees who are covered by employment Contracts or salary continuation Contracts with the Company or any Company Subsidiary, the terms of which extend beyond the Effective Time.

(i) “Directors’ Option Plan” means the Company’s 2005 Non-Qualified Stock Option Plan for Non-Employee Directors.

(j) “Directors’ Options” means the Options to be granted in 2006 and 2007 under the terms of the Directors’ Option Plan, pursuant to which the Directors’ Option Shares would be issuable upon the exercise of such Options.

(k) “$” means U.S. dollars or other legal currency of the United States of America.

(l) “Escrow Fees” means the fees and any other amounts payable to the Escrow Agent under the Deposit Escrow Agreement.

(m) “Extension Notice” means a written notice requesting an extension of the Outside Date pursuant to Section 9.01(b)(i).

(n) “Financing Commitment” means written commitments from reputable financial institutions to provide all funds necessary to consummate all of the Transactions.

(o) “Gaming Authorities” means any or all of the Nevada Gaming Authorities, Colorado Gaming Authorities and any other licensing or regulatory authority or Governmental Entity whose consent, approval, license, waiver, order, decree, determination of suitability or other authorization is necessary or appropriate under the Gaming Laws for the consummation of the Merger and the other Transactions contemplated hereby.

(p) “Gaming Laws” means, with respect to any person, any federal, state or local statute, law, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree, injunction or other authorization governing or relating to the current or contemplated casino and gaming activities and operations of such person and its subsidiaries, including the rules and regulations of the Nevada Gaming Authorities or the Colorado Gaming Authorities.

(q) “Indenture” means that certain Indenture, dated as of June 26, 2002, among the Company, the guarantors named therein and The Bank of New York, as trustee.

(r) “Knowledge of the Company” means the actual, current knowledge of William L. Westerman, Duane R. Krohn, Tullio J. Marchionne, Robert A. Vannucci, Ronald P. Johnson, John Franzoi (but only for the purpose of the representations and warranties set forth in Sections 4.13 and 4.15) and Robin Neale (but only for the purpose of the representations and warranties of the Company set forth in Section 4.16) as of the Company’s original execution of this Agreement (without regard to subsequent amendments).

(s) “Knowledge of the Controlling Parties” means the actual, current knowledge of the Controlling Parties.

(t) “Nevada Gaming Authorities” means any or all of the Nevada State Gaming Control Board, the Nevada Gaming Commission, the Clark County Liquor and Gaming Licensing Board and the City of Las Vegas.

(u) “Opco” means a corporation or other legal entity to be formed by Parent or the Company following the Closing for the purpose of leasing the assets of the Company and operating the business of the Company.

(v) “Parent’s Applicants” means the persons who are required to make any filing or submit any application, notice, request, or similar document (or any amendment or supplement to any of the foregoing) that is necessary or appropriate for any Regulatory Action to be obtained, taken, made or given.

(w) “person” means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

(x) “Regulatory Action” means any consent, approval or action of, or the making of any filing with, or the submission of any notice or request to, any Gaming Authorities, Governmental Entity or any other person required for Parent and Merger Sub to consummate the Merger and the other Transactions.

(y) “Representatives” of a person means such person’s officers, directors, managers (if such person is a limited liability company) investment bankers, attorneys, auditors or other advisors or representatives.

(z) “Retirement Account Disbursement” means the disbursement by the Company to its chief executive officer of the funds in the retirement account that the Company maintains for him.

(aa) “Severance Compensation” means any severance pay or similar compensation to which any Covered Employees become entitled under their respective employment or salary continuation Contracts due to termination of their employment at or after the Effective Time (other than termination by Surviving Corporation or by a Subsidiary of Surviving Corporation for cause, as prescribed by the terms of the applicable Contract)

(bb) “Subsidiary” of a person or entity means any corporation or other legal entity of which such person or entity (either alone or through or together with any other Subsidiary) (i) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, or (ii) in the case of a partnership, serves as a general partner, or (iii) in the case of a limited liability company, serves as managing member or owns a majority of the equity interests, or (iv) otherwise has the ability to elect a majority of the directors, trustees, managing members or other members of the governing body thereof.

(cc) “2005 Option Plans” means collectively the Directors’ Option Plan and the Company’s 2005 Incentive Stock Option Plan.

Section 10.04 Interpretation. Whenever a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented (other than the Filed Company SEC Documents). References to a person are also to references to such person’s permitted successors and assigns.

Section 10.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 10.06 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 10.07 Entire Agreement; Third-Party Beneficiaries. The Transaction Agreements, taken together with the Company Schedule, (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the Transactions and (ii) except for the provisions of Section 7.08 are not intended to confer on any person other than the parties hereto any rights or remedies.

Section 10.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to conflicts of law principles. All suits, claims, actions or proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Delaware Court of Chancery sitting in the State of Delaware. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of the Delaware Court of Chancery for the purpose of any suit, claim, action or proceeding arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such suit, claim, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that such suit, claim, action or proceeding is brought in an inconvenient forum, that the venue of such suit, claim, action or proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

Section 10.09 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any Subsidiary of Parent, but no such assignment shall relieve Merger Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences of this Section, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

Section 10.10 Enforcement. The parties hereto agree that irreparable damage would occur in the event that any provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in any Delaware state court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (i) consents to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event of any action, suit or proceeding to enforce or resolve disputes under this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than any federal court located in the State of Delaware or any Delaware state court.

Section 10.11 Consents. If the consent of a party is required under this Agreement, such consent shall be deemed given if such party has not responded in writing to the contrary within ten business days of such party’s receipt of a written request for such consent.

Section 10.12 WAIVER OF JURY TRIAL. WITH RESPECT TO ANY CLAIM, ACTION, SUIT OR PROCEEDING THAT MAY BE BROUGHT AGAINST ANY OF THE PARTIES HERETO, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND RELEASES TO THE OTHERS ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH CLAIM, ACTION, SUIT OR PROCEEDING.

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have duly executed this Agreement as of the date first written above.

RIV ACQUISITION HOLDINGS INC., A DELAWARE CORPORATION		RIVIERA HOLDINGS CORPORATION, A NEVADA CORPORATION

By:	/s/ Scott Butera	By:	/s/ William L. Westerman
Name	Scott Butera	Name	William L. Westerman
Title:	President	Title:	Chairman, President & CEO

RIV ACQUISITION INC., A NEVADA CORPORATION

By:	/s/ Scott Butera
Name:	Scott Butera
Title:	President

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”), dated as of April 5, 2006, is entered into by Riv Acquisition Holdings Inc., a Delaware corporation (“Parent”); Riviera Holdings Corporation, a Nevada corporation (the “Company”); and Wilmington Trust Company, a Delaware banking corporation, as escrow agent, with its office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 (the “Escrow Agent”).

RECITALS

A. Parent; Riv Acquisition Inc., a Nevada corporation (“Merger Sub”) and a wholly-owned subsidiary of Parent; and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), a copy of which has been provided to the Escrow Agent, pursuant to which Merger Sub will merge with and into the Company.

B. Under the Merger Agreement, Parent and the Company have agreed to establish an escrow account for their protection, pursuant to which, upon the Closing (as defined in Section 1.02 of the Merger Agreement) or in the event of an earlier termination of the Merger Agreement and pursuant to the terms and conditions thereof, the Escrow Agent will make certain distributions under the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, Parent, the Company and the Escrow Agent agree as follows:

1. Defined Terms and Section References. Capitalized terms used herein without definition shall have the meanings given to them in the Merger Agreement. References herein to Sections shall mean Sections of this Agreement, unless stated otherwise.

2. Appointment of Escrow Agent. Parent and the Company appoint the Escrow Agent to act as escrow agent hereunder, and the Escrow Agent agrees to act as such, pursuant to the terms set forth herein.

3. Appointment of Representatives. The Chief Executive Officer and Chief Financial Officer of the Company are each irrevocably appointed as agent and attorney-in-fact (each, a “Company Agent”) of the Company for all actions or decisions hereunder with respect to the Company and any action taken by a Company Agent shall be binding and conclusive on the Company, and may be relied upon by the other parties hereto. A Company Agent shall not be liable for any action taken or omitted by him, or any action permitted by him to be taken or omitted, in good faith, and in the exercise of his own business judgment. The President of Parent is hereby irrevocably appointed as agent and attorney-in-fact (the “Parent Agent”) of Parent for all actions or decisions hereunder, and any action taken by a Parent Agent shall be binding and conclusive on Parent and may be relied upon by the other parties hereto. A Parent Agent shall not be liable for any action taken or omitted by him, or any action permitted by him to be taken or omitted, in good faith, and in the exercise of his own business judgment.

4. Commencement of Duties. Parent, on the date hereof, in accordance with Section 3.01 of the Merger Agreement and simultaneously with the execution and delivery of this Agreement, shall deposit by wire transfer with the Escrow Agent the sum of Fifteen Million Dollars ($15,000,000) (such amount, as may be increased pursuant to Section 9.01(b)(i) of the Merger Agreement, being the “Deposit”). Upon the Escrow Agent’s initial receipt of funds pursuant to this Section, the duties and obligations of each of the parties to this Agreement will commence.

5. Deposit. Upon receipt of the Deposit (including any additions to the Deposit pursuant to Section 9.01(b)(i) of the Merger Agreement) the Escrow Agent shall send a notice to each Company Agent and

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each Parent Agent acknowledging receipt of the Deposit and shall hold the Deposit in escrow pursuant to the terms of this Agreement. Until the Deposit is distributed by the Escrow Agent as provided herein, the Deposit shall be held in a non-interest-bearing trust account or invested and reinvested by the Escrow Agent in accordance with written instructions signed by a Company Agent and a Parent Agent, subject to the following limitations:

(a) the funds received by the Escrow Agent in connection with the Deposit shall be invested and reinvested solely:

(i) at the risk of Parent and the Company;

(ii) in the name of the Escrow Agent or its nominee and in such amounts as a Parent Agent shall designate;

(iii) in a manner which would not result in any portion of the Deposit not being available for immediate release to the Company or Parent at the Closing or earlier pursuant to Section 9.02(e) of the Merger Agreement; and

(iv) in one or more of the following:

(A) direct obligations of the United States or any agency thereof;

(B) certificates of deposit issued by Bank of America, N.A. or Citibank, N.A.;

(C) commercial paper given the highest rating by a nationally recognized credit rating agency; or

(D) the Wilmington U.S. Government Money Market Fund from the family of Wilmington Money Market Funds.

(b) If no written instructions directing the investment or reinvestment of any portion of the Deposit are provided to the Escrow Agent, the Escrow Agent shall invest such funds as specified in Section 5(a)(iv)(D) until the Escrow Agent receives other instructions pursuant to this Section 5.

(c) For investments made in accordance with Section 5(a)(iv), the Escrow Agent may purchase or sell to itself or any affiliate, as principal or agent, investments authorized by this Section 5. Such investment, if registerable, shall be registered in the name of the Escrow Agent for the benefit of Parent and the Company and held by the Escrow Agent. The Escrow Agent may act as purchaser or agent in the making or disposing of any investments. The Escrow Agent shall not be liable for any diminution in value of any authorized investments hereunder. In addition, the Escrow Agent shall not be responsible for assuring that the Deposit is sufficient for the disbursements contemplated hereunder this Agreement.

(d) Such investments shall be made as soon as possible following the availability of such funds to the Escrow Agent for investment, taking into consideration the regulations and requirements (including cut-off times) of the applicable Federal Reserve Bank wire system, the investment provider and the Escrow Agent and compliance with standard operating procedures of such parties.

(e) Investment decisions may be changed through written instructions signed by a Parent Agent and a Company Agent and delivered to the Escrow Agent. Such change in the designation will become effective upon receipt by the Escrow Agent.

(f) The Escrow Agent is entitled to sell or redeem any such investment as necessary to make any distributions required under this Agreement and shall not be liable or responsible for any loss, costs or penalties resulting from any such sale or redemption.

(g) Income, if any, resulting from the investment of the Deposit shall be retained by the Escrow Agent and shall be considered, for all purposes of this Agreement, to be part of the Deposit.

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6. Distribution of the Deposit. The Deposit shall be distributed by the Escrow Agent in accordance with the following:

(a) Subject to Section 6(d), the Escrow Agent shall distribute the Deposit to the Company following the Escrow Agent’s receipt of a written notice from a Company Agent (the “Company Claim Notice”), which Company Claim Notice shall also be given to Parent not later than the day it was given to the Escrow Agent, stating that (each of the following being referred to as a (“Company Claim”)):

(i) the Merger Agreement has been terminated pursuant to Section 9.01(d) thereof; or

(ii) the Merger Agreement has been terminated pursuant to Section 9.01(b)(i) thereof as a result of the failure of Parent or Merger Sub to have obtained the proceeds of any financing required to consummate the Merger and the other Transactions or to have obtained the Gaming Approvals and at the time of such termination (A) the other conditions set forth in Sections 8.01 and 8.02 of the Merger Agreement, including the Company Stockholder Approval but excluding the conditions in paragraph (b)(ii) of Section 8.02 of the Merger Agreement, have been satisfied or waived by the party or parties entitled to the benefits thereof and (B) Parent and Merger Sub do not have the right terminate the Merger Agreement pursuant to Section 9.01(e)(iv) or (v) thereof.

(b) Subject to Section 6(d), the Deposit shall be distributed to Parent upon the Escrow Agent’s receipt of a written notice from a Parent Agent (a “Parent Claim Notice”), which Parent Claim Notice shall also be given to the Company not later than the day it was given to the Escrow Agent, stating that (each of the following being referred to as a “Parent Claim”):

(i) the Merger Agreement has been terminated for any reason other than those listed in Section 6(a); or

(ii) the Closing has occurred.

(c) The Escrow Agent shall, unless it receives within five business days following the date of its receipt of a Company Claim Notice (the “Company Claim Notice Period”) a written notice from Parent objecting to the Company Claim and signed by a Parent Agent (a “Parent Objection Notice”), distribute the Deposit to the Company pursuant to Section 6(a). The Escrow Agent shall, unless it receives within five business days following the date of its receipt of a Parent Claim Notice (the “Parent Claim Notice Period”) a written notice from the Company objecting to the Parent Claim and signed by a Company Agent (a “Company Objection Notice”), distribute the Deposit to Parent pursuant to Section 6(b). In the event of a Parent Objection Notice or a Company Objection Notice (either, an “Objection Notice”), Parent and the Company shall use commercially reasonable efforts to resolve promptly any disputed claims.

(d) If the Escrow Agent receives an Objection Notice within the applicable Company Claim Notice Period or Parent Claim Notice Period (as the case may be), the Escrow Agent shall hold the Deposit and not distribute it until (i) a Parent Agent and a Company Agent have agreed in writing on the terms of the Company Claim Notice or the Parent Claim Notice, as the case may be, and have forwarded joint written instructions to the Escrow Agent authorizing the release and distribution of the Deposit or (ii) the Escrow Agent’s receipt of a final, non-appealable order of a court of competent jurisdiction deciding the underlying dispute and directing the disposition of the disputed Deposit together with a certification from the prevailing party, certifying that the order is a final and non-appealable order of a court of competent jurisdiction. In the event a Parent Agent and a Company Agent are unable to resolve any such dispute, Parent and the Company shall have such remedies as may be available to them at law or in equity.

(e) Upon the Escrow Agent’s distribution of the Deposit in accordance with this Agreement, this Agreement shall terminate.

(f) Notwithstanding the foregoing provisions of this Section 6, the Escrow Agent shall deliver or distribute all or any portion of the Deposit in accordance with (i) any written notice jointly executed and delivered by a Parent Agent and a Company Agent or (ii) the final, non-appealable order of any court of

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competent jurisdiction; provided, however, the Escrow Agent receives a copy of such order along with a certification from the prevailing party, certifying that the order is a final and non-appealable order of a court of competent jurisdiction .

7. Tax Matters. Parent and the Company shall each provide a completed Internal Revenue Service Form W-9 to the Escrow Agent upon the signing of this Agreement. The Escrow Agent may delay accepting the Deposit until such forms have been provided. All income earned on the Deposit shall be reported as taxable income of the party to whom the Deposit may ultimately be paid in accordance with this Agreement and the Merger Agreement and the Escrow Agent shall not be responsible for any tax reporting that may be required in connection with any investment income earned by the Parent pursuant to this Escrow Agreement. Parent and the Company, severally and not jointly, covenant and agree to indemnify and hold the Escrow Agent harmless against any and all liability for tax withholding or reporting for any payments made by the Escrow Agent to any such party pursuant to this Agreement.

8. Duties of the Escrow Agent. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall have no duty to enforce any obligation of any person, other than as provided herein. The Escrow Agent shall be under no liability to anyone by reason of any failure on the part of any party hereto or any maker, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. The Escrow Agent is not a party to, and is not bound by, any agreement, including, but not limited to the Merger Agreement, or other document out of which this Agreement may arise. This Agreement shall not be deemed to create a fiduciary relationship between the parties hereto under state or federal law.

9. Liability of the Escrow Agent; Withdrawal.

(a) The Escrow Agent shall not be liable for any action taken or omitted by it, or any action permitted by it to be taken or omitted, in good faith, and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting on any order, notice, demand, certificate, opinion or advice of counsel, statement, instrument, report or other document which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person(s). The Escrow Agent shall not be liable for any error in judgment made in good faith by an officer of the Escrow Agent unless it is proved that the Escrow Agent was grossly negligent, engaged in willful misconduct, acted in bad faith or acted illegally. The Escrow Agent shall not be bound by any notice of demand or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent and signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its written consent thereto.

(b) The Escrow Agent may conclusively rely on, and shall be protected, indemnified and held harmless by Parent and the Company jointly and severally for, the sufficiency or accuracy of the form of and information contained in, and the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, and of the signatures or endorsements thereon, and for any description therein. The Escrow Agent shall not be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering, or purporting to execute or deliver, any document, property or this Agreement.

(c) If the Escrow Agent becomes involved in any arbitration or litigation relating to the Deposit, the Escrow Agent is authorized to comply with any decision reached through such arbitration or litigation.

(d) The Escrow Agent shall have the right to resign upon 30 days written notice to the Company and the Parent. In the event of such resignation, Company and Parent shall appoint a successor escrow agent hereunder by delivering to the Escrow Agent a written notice of such appointment. Upon receipt of such notice, the Escrow Agent shall deliver to the designated successor escrow agent all money and other property held hereunder and shall thereupon be released and discharged from any and all further

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responsibilities whatsoever under this Agreement; provided, however, the Escrow Agent shall refund a prorated portion of its annual administration fee for the period subsequent to its resignation. If at the time that is 30 days after the date of the Escrow Agent’s resignation notice, the Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent’s sole responsibility after that time shall be to retain and safeguard the Deposit until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto. In the alternative, the Escrow Agent may petition a court of competent jurisdiction to appoint a successor escrow agent or deliver the Deposit to a court of competent jurisdiction and thereupon have no further responsibilities or duties in connection therewith.

(e) The parties hereto agree that should any dispute arise with respect to the payment, ownership or right of possession of the Deposit, or if the Escrow Agent shall be unsure as to its rights or duties hereunder, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, except for its bad faith, willful misconduct or gross negligence, all or any part of the Deposit until such dispute or uncertainty shall have been settled either by (i) mutual agreement by the parties concerned, and a notice executed by the parties to the dispute or their authorized representatives shall have been delivered to the Escrow Agent setting forth the resolution of the dispute, or (ii) the Escrow Agent’s receipt of a final, non-appealable order of a court of competent jurisdiction deciding the underlying dispute or resolving the uncertainty together with a certification from one of the parties hereto, certifying that the order is a final and non-appealable order of a court of competent jurisdiction. The Escrow Agent shall be under no duty whatsoever to institute, defend or partake in such proceedings. In the alternative, the Escrow Agent may deliver the Deposit to a court of competent jurisdiction and thereupon have no further responsibilities or duties in connection therewith.

(f) The Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice or opinion of such counsel.

(g) Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

10. Fees of the Escrow Agent. The Escrow Agent shall be paid its fees, costs and expenses (including the reasonable costs and expenses of Escrow Agent’s counsel), as set forth on Schedule 1 hereto, out of the income resulting from the investment of the Deposit. If and to the extent that such income is insufficient for that purpose, the Company and Parent, jointly and severally, agree to compensate the Escrow Agent for such fees, costs and expenses (“Excess Payments”); provided, however, that as between the Company and Parent, the Excess Payments are to be split equally with a right of contribution for the party that pays more than 50% of the Excess Payments against the party that pays less than 50% of the Excess Payments. The Escrow Agent shall have a lien upon the Deposit for any fees, costs and expenses that may arise hereunder and are not timely paid and may deduct that portion of the Deposit equal to such unpaid amounts. The terms and obligations of this Section 10 shall survive the termination of this Agreement, the payment of all amounts hereunder and the resignation or removal of the Escrow Agent.

11. Indemnification. Parent on one hand, and the Company on the other hand, shall jointly and severally (except as otherwise provided in Section 7), indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or reasonable expense incurred without gross negligence, willful misconduct, bad faith or illegal acts on the part of the Escrow Agent, including legal or other fees arising out of or in connection with its entry into this Agreement and the carrying out of its duties hereunder and the costs and expenses of defending itself against any claim of liability in any legal action including any action for interpleader. The Escrow Agent is under no obligation to institute or defend any action, suit or legal proceeding in connection herewith, unless first indemnified and held harmless to its satisfaction in accordance with the foregoing, except that the Escrow Agent shall not be indemnified against any loss, liability or expense arising out of its gross negligence, willful

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misconduct, bad faith or illegal acts. The Escrow Agent shall be reimbursed jointly and severally (except as otherwise provided in Section 7) by the Parent and the Company for any reasonable expenses or disbursements incurred in connection with the performance of the Escrow Agent’s obligations hereunder including the reasonable cost of legal services if the Escrow Agent deems it necessary to retain an attorney. The Escrow Agent shall have a lien upon the Deposit for any amounts owed to it that may arise hereunder this Section 11 and are not timely paid and may deduct that portion of the Deposit equal to such unpaid amounts. The terms and obligations of this Section 11 shall survive the termination of this Agreement, the payment of all amounts hereunder and the resignation or removal of the Escrow Agent.

12. Inspection. All funds or other property held as part of the escrow shall at all times be clearly identified as being held by the Escrow Agent pursuant to this Agreement. Any party hereto may at any time during the Escrow Agent’s business hours (with reasonable prior written notice) inspect any records or reports relating to the Deposit.

13. Controlling Document. To the extent that any provisions of the Merger Agreement are inconsistent with the provisions of this Agreement, the Merger Agreement shall supersede this Agreement and be the controlling document; provided, however, that this Agreement shall control for the purposes of the Escrow Agent’s rights, duties, obligations and liabilities.

14. Notices. All notices, requests, claims, demands, objections and other communications under this Agreement must be in writing and shall be deemed given (i) upon personal delivery, (ii) one business day after being sent for overnight delivery via a nationally recognized overnight courier service or (iii) upon receipt of electronic or other confirmation of transmission if sent via facsimile, in each case at the addresses or fax numbers (or at such other address or fax number for a party as shall be specified by such party by like notice) set forth below:

(a)	If to the Company or a Company Agent:

Riviera Holdings Corporation

2901 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Attention: William L. Westerman and Duane R. Krohn

Fax Number: (702) 794-9277

with a copy to:

Gordon & Silver, Ltd.

3960 Howard Hughes Parkway

Ninth Floor

Las Vegas, Nevada 89109

Attention: Richard L. Galin, Esq.

Fax Number: (702) 369-2666

(b)	If to Parent or a Parent Agent:

Riv Acquisition Holdings Inc.

c/o Metroflag Management LLC

3753 Howard Hughes Parkway, Suite 101

Las Vegas, Nevada 89109

Attention: Scott Butera

Fax Number: (702) 938-9870

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with a copy to:

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, NY 10281

Attention: Andrew J. Perel, Esq.

Fax Number: (212) 504-6666

(c) If to the Escrow Agent:

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Attention: Corporate Trust/Custody

Fax Number: (302) 636-6449

15. Governing Law and Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to conflicts of law principles. All suits, claims, actions or proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the Delaware Court of Chancery in the State of Delaware (the “Delaware Court”). Consistent with the preceding sentence, the parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Court for the purpose of any suit, claim, action or proceeding arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such suit, claim, action or proceeding, any claim that it is not subject personally to the jurisdiction of the Delaware Court, that its property is exempt or immune from attachment or execution, that such suit, claim, action or proceeding is brought in an inconvenient forum, that the venue of such suit, claim, action or proceeding is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by the Delaware Court.

16. Binding Effect. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and their respective successors, assigns and representatives. Each party hereto represents and warrants that (i) this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (ii) the execution, delivery and performance of this Agreement by such party does not and will not violate any applicable law or regulation.

17. Modification. This Agreement shall not be amended except by a written instrument making specific reference to this Agreement signed by a Parent Agent, a Company Agent and the Escrow Agent.

18. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

19. Headings. The subject headings or captions of Sections or paragraphs in this Agreement are for convenience of reference only and shall not affect the meaning, construction or interpretation of any provisions contained herein. All capitalized terms defined herein are equally applicable to both singular and plural forms of such terms.

20. No Third-Party Beneficiaries. There are no third-party beneficiaries of this Agreement.

21. Severability and Further Assurances. If any provision of this Agreement is invalid, illegal or unenforceable, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue. With respect to the subject matter hereof, this

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Agreement constitutes the entire agreement among the parties hereto and supersedes all prior and contemporaneous agreements and undertakings of the parties in connection herewith, except, with respect to the Company and the Parent, the Merger Agreement. No failure or delay of the Escrow Agent in exercising any right, power or remedy shall be deemed a waiver thereof; nor shall any single or partial exercise of any right, power or remedy preclude any other exercise of any right, power or remedy. Each party hereto shall, at the request of any other party hereto, deliver to the requesting party all further documents or other assurances as may reasonably be necessary or desirable in connection with this Agreement.

22. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of law (including by merger or consolidation) or otherwise. Any assignment in violation of the preceding sentence shall be null and void.

[The remainder of this page is intentionally left blank; signature page follows.]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first written above.

PARENT:

RIV ACQUISITION HOLDINGS INC., a Delaware corporation

By:	/s/ Scott Butera
Name:	Scott Butera
Title:	President

COMPANY:

RIVIERA HOLDINGS CORPORATION, a Nevada corporation

By:	/s/ William L. Westerman
Name:	William L. Westerman
Title:	Chairman, President & CEO

ESCROW AGENT:

WILMINGTON TRUST COMPANY,
As Escrow Agent

By:	/s/ Christopher Monigle
Name:	Christopher Monigle
Title:	Assistant Vice President

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Schedule 1

ESCROW AGENT FEES

The compensation due and owing to Wilmington Trust Company for services rendered as the Agent shall be as follows:

i.	Annual Administration Fee:	$7,500.00

ii.	Transaction Fees: (ONLY IF INCURRED)
	Purchase, sale, withdrawal, maturities, calls and puts of domestic securities:	$15.00
	Physical delivery of domestic securities:	$50.00
	Purchase of Eurodollar certificate of deposit:	$65.00
	Principal amortizing securities (per pool/per month):	$10.00
	Wire charge (per transfer):

	Outgoing*	$25.00

	Incoming*	$10.00

The Agent requires the first year’s Annual Administration Fee to be paid on the date hereof by wire transfer per the following wire transfer instructions:

Wilmington Trust Company

Wilmington, Delaware

ABA No. 031100092

For credit to the account of

Corporate Trust Administration

Account No. 076342-000

Attn: Margaret Pulgini

Reference: Riv Acquisition Holdings Inc. and Riviera Holdings Corporation

Outside counsel’s fees and expenses for representing the Agent in connection with the negotiation and execution of the Escrow Agreement, which shall not exceed $1,500, are not included in the above and are due and payable within thirty (30) days of receipt of an invoice from outside counsel. All such fees of outside counsel are nonrefundable and will not be pro rated in the event of an early termination of the above arrangements.

*	Transfers made by associate banks may result in additional wire charges.

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Appendix B

April 5, 2006

The Board of Directors

Riviera Holdings Corporation

2901 Las Vegas Boulevard South

Las Vegas, NV 89109

Members of the Board:

We understand that Riviera Holdings Corporation (the “Company”), Riv Acquisition Holdings Inc. (“Parent”), and Riv Acquisition Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated as of April 4, 2006 (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”) in a transaction in which each outstanding share of common stock, par value $0.001 per share, of the Company (the “Common Stock”), other than shares of Common Stock held in the treasury of the Company or owned by the Company, a subsidiary of the Company, Parent or Merger Sub, all of which shares will be canceled, will be converted into the right to receive $17.00 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

Jefferies & Company, Inc. (“Jefferies”), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. We have been engaged by the Company to act as financial advisor to the Company in connection with the Merger and will receive a fee for our services contingent upon consummation of the Merger. We will also receive a fee for delivery of our opinion payable in the event that the Merger Agreement is terminated and the Company receives the Deposit (as defined in the Merger Agreement). In addition, we will be reimbursed for expenses incurred. The Company has agreed to indemnify Jefferies and certain related parties against liabilities arising out of or in connection with the services rendered and to be rendered by Jefferies under such engagement. We have, in the past, provided financial advisory and financing services to the Company and certain affiliates of Parent and may continue to do so and have received, and may receive, fees for the rendering of such services. We and our affiliates may trade or hold securities of the Company and of certain affiliates of Parent for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities.

You have asked for our opinion as investment bankers as to whether the Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders (other than William L. Westerman, Parent and their respective affiliates).

In conducting our analysis and arriving at the opinion expressed herein, we have, among other things, (i) reviewed the Merger Agreement; (ii) reviewed the Company’s operations and prospects; (iii) reviewed certain financial and other information about the Company that was publicly available; (iv) reviewed information furnished to us by the Company’s management, including certain internal financial forecasts and analyses, budgets, reports and other information; (v) held discussions with various members of senior management of the Company concerning historical and current operations, financial conditions and prospects, including recent financial performance; (vi) reviewed the share trading price history of the Company for a period we deemed appropriate; (vii) reviewed the valuation of the Company implied by the Consideration; (viii) reviewed the valuations of publicly traded companies that we deemed comparable in certain respects to the Company; (ix) reviewed the financial terms of selected acquisition transactions involving companies in lines of business that we deemed comparable in certain respects to the business of the Company or that owned land in Las Vegas, Nevada; (x) reviewed the premiums paid in selected acquisition transactions; (xi) prepared a leverage valuation analysis of the Company, and (xii) prepared a discounted cash flow analysis of the Company. In addition, we have conducted such other quantitative reviews, analyses and inquiries relating to the Company as we considered appropriate in rendering this opinion.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy, completeness and fair presentation of all financial and other information that was provided to us by the Company or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us. This opinion is expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects material to our analysis.

With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. The Company has informed us, however, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future performance of the Company. We express no opinion as to the Company’s financial forecasts or the assumptions on which they are made. In addition, in rendering this opinion we have assumed that the Company will perform in accordance with such financial forecasts in all material respects for all periods specified therein. Although such financial forecasts did not form the principal basis for our opinion, but rather constituted one of many items that we employed, material changes to such financial forecasts could affect the opinion rendered herein.

Accordingly, Jefferies’ analyses must be considered as a whole. Considering any portion of such analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

In our review, we did not obtain any independent evaluation or appraisal of the assets or liabilities of, nor did we conduct a comprehensive physical inspection of any of the assets of, the Company, nor have we been furnished with any such evaluations or appraisals or reports of such physical inspections, nor do we assume any responsibility to obtain any such evaluations, appraisals or inspections. Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We have made no independent investigation of any legal or accounting matters affecting the Company, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to the Company and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Merger Agreement to the Company and its stockholders. In addition, in preparing this opinion, we have not taken into account any tax consequences of the transaction to any holder of Common Stock.

In rendering this opinion we have also assumed with your consent that: (i) the transactions contemplated by the Merger Agreement will be consummated on the terms described in the Merger Agreement without any waiver of any material terms or conditions which would affect the amount or timing of receipt of the Consideration; (ii) there is not now, and there will not as a result of the consummation of the transactions contemplated by the Merger Agreement be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which the Company or any of its subsidiaries or affiliates is a party; and (iii) all material assets and liabilities (contingent or otherwise, known or unknown) of the Company were as set forth in the consolidated financial statements provided to us by the Company, as of the dates of such financial statements.

It is understood that our opinion is for the use and benefit of the Board of Directors of the Company in its consideration of the Merger, and our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to any alternative transactions that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of shares of Common Stock should vote on the Merger or any matter relating thereto. We express no opinion as to the price at which shares of Common Stock will trade at any future time. Our opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner, without our prior written consent, except that a copy of this opinion may be reproduced in full in any proxy, information or other solicitation statement that the Company distributes to its stockholders for the purpose of obtaining their consent to, or approval of, the Merger Agreement and the transactions contemplated thereby.

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair, from a financial point of view, to such holders (other than William L. Westerman, Parent and their respective affiliates).

Very truly yours,

JEFFERIES & COMPANY, INC.

RIVIERA HOLDINGS CORPORATION

2901 Las Vegas Boulevard South

Las Vegas, Nevada 89109

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON

TUESDAY, AUGUST 8, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitute(s) and appoint(s) William L. Westerman and Tullio J. Marchionne, and each of them, as proxies, with full power of substitution, to vote all shares of common stock of Riviera Holdings Corporation, a Nevada corporation (the “Company”), which the undersigned is (are) entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Riviera Hotel & Casino, 2901 Las Vegas Boulevard South, Las Vegas, NV 89109, on Tuesday, August 8, 2006, at 11:00 a.m., Las Vegas time, and at any adjournment(s), postponement(s) or re-convening(s) thereof (the “Annual Meeting”), on all matters that may come before such Annual Meeting. Said proxies are instructed to vote on the following matters in the manner herein specified.

To change the address on your account, please check the box below and indicate your new address in the address space on the reverse side. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF COMMON STOCK COVERED HEREBY WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED “FOR” APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, “FOR” APPROVAL OF ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES, “FOR” THE ELECTION OF THE FIVE NOMINEES AS DIRECTORS, AND AS THE PROXY HOLDERS DEEM APPROPRIATE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE

(Continued and to be signed on reverse side)

The Company’s Board of Directors recommends a vote FOR Proposals 1 and 2 and FOR all of the nominees for directors in Proposal 3.	Please mark your vote as indicated in this example	☒

1.	To approve the Agreement and Plan of Merger, dated as of April 5, 2006, among Riviera, Riv Acquisition Holdings Inc. and Riv Acquisition Inc., providing for the merger of Riv Acquisition Inc. with and into Riviera.			3.	Election of the following five nominees as directors of the Company.
	FOR ☐	AGAINST ☐	ABSTAIN ☐		☐	FOR ALL NOMINEES	NOMINEES: O Vincent L. DiVito O Paul A. Harvey O James N. Land Jr. O Jeffrey A. Silver O William L. Westerman
2.

To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to approve Proposal 1 described above.

					☐	WITHHOLD AUTHORITY AS TO ALL NOMINEES
	FOR ☐	AGAINST ☐	ABSTAIN ☐		☐	FOR ALL EXCEPT (See instructions below)
Instruction: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

					☒	FOR ALL EXCEPT	[Name of director as to whom you withhold authority to vote]

				4.	In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the Annual Meeting.

The undersigned hereby revoke(s) all previous proxies and acknowledge(s) receipt of the Notice of Annual Meeting dated June 29, 2006, the Proxy Statement attached thereto and the Annual Report of the Company for the fiscal year ended December 31, 2005.

Date:

Signature(s):

Title:

NOTE: Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the person signing is a corporation or other entity, please sign the full corporate or other entity name by a duly authorized officer, giving the full title as such.